Exhibit 99.1

Australia and New Zealand Banking Group Limited

ABN 11 005 357 522

Half Year

31 March 2015

Consolidated Financial Report

Dividend Announcement

and Appendix 4D

The Consolidated Financial Report and Dividend Announcement contains information required by Appendix 4D of the Australian Securities Exchange (ASX) Listing Rules. It should be read in conjunction with ANZ’s 2014 Annual Report, and is lodged with the ASX under listing rule 4.2A.

RESULTS FOR ANNOUNCEMENT TO THE MARKET	APPENDIX 4D

Name of Company:	Australia and New Zealand Banking Group Limited ABN 11 005 357 522

Report for the half year ended 31 March 2015

Operating Results[1]				A$ million

Operating income	ñ	7%	to	10,230

Net statutory profit attributable to shareholders	ñ	3%	to	3,506

Cash profit[2]	ñ	5%	to	3,676

Dividends[3]	Cents per share	Franked amount[4] per share

Proposed interim dividend	86	100%

Record date for determining entitlements to the proposed 2015 interim dividend		12 May 2015

Payment date for the proposed 2015 interim dividend		1 July 2015

Dividend Reinvestment Plan and Bonus Option Plan

Australia and New Zealand Banking Group Limited (ANZ) has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the 2015 interim dividend. For the 2015 interim dividend, ANZ intends to provide shares under the DRP and BOP through the issue of new shares. The ‘Acquisition Price’ to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX during the ten trading days commencing on 15 May 2015 (less a 1.5% discount), and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2015 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 13 May 2015. Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling or New Zealand dollars respectively at an exchange rate calculated on 15 May 2015.

[1]	Unless otherwise noted, all comparisons are to the prior comparable period (half year ended 31 March 2014).

[2]	Statutory profit has been adjusted to exclude non-core items to arrive at cash profit, which is provided to assist readers to understand the results for the ongoing activities of the Group. The net after tax adjustment was an addition to statutory profit of $170 million made up of several items. Refer pages 85 to 92 for further details.

[3]	There is no foreign conduit income attributed to the dividends.

[4]	It is proposed that the interim dividend will be fully franked for Australian tax purposes (30% tax rate) and carry New Zealand imputation credits of NZD 10 cents per ordinary share.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

CONSOLIDATED FINANCIAL REPORT, DIVIDEND ANNOUNCEMENT AND APPENDIX 4D

Half year ended 31 March 2015

This Consolidated Financial Report, Dividend Announcement and Appendix 4D has been prepared for Australia and New Zealand Banking Group Limited (the “Company” or “Parent Entity”) together with its subsidiaries which are variously described as “ANZ”, “Group”, “ANZ Group”, “the Bank”, “us”, “we” or “our”.

All amounts are in Australian dollars unless otherwise stated. The information on which the Condensed Consolidated Financial Statements are based has been reviewed by the Group’s auditors, KPMG. The Company has a formally constituted Audit Committee of the Board of Directors. The signing of the Condensed Consolidated Financial Statements was approved by resolution of a Committee of the Board of Directors on 4 May 2015.

When used in this Results Announcement the words “estimate”, “project”, “intend”, “anticipate”, “believe”, “expect”, “should” and similar expressions, as they relate to ANZ and its management, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ANZ does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

For Release: 5 May 2015

Media Release

ANZ 2015 Half Year Result

- good financial performance, investment priorities address more constrained environment -

Performance Highlights[1]

•   Statutory profit after tax of $3.5 billion up 3%. Cash profit[2] of $3.7 billion up 5%.

•   Interim Dividend 86 cents per share fully franked, earnings per share 133.6 cents both up 4%.

•   Profit before provisions (PBP) up 4%.

•   Customer deposits grew 12% with net loans and advances up 10%.

•   Provision charge $510 million down 3%.

•   Return on equity (RoE) 14.7%.

•   Common Equity Tier 1 (CET1) ratio 8.7% on an Australian Prudential Regulation Authority (APRA) Basel 3 basis (CET1 ratio of 12.4% on an internationally comparable Basel 3 basis3).

OVERVIEW

ANZ Chief Executive Officer Mike Smith said: “This is a good well balanced financial performance with solid progress made in reshaping our business in response to the more challenging macro-environment.

“Our domestic markets in Australia and New Zealand have again delivered strong growth and returns. We are investing heavily in areas of future profitability, particularly for our Australian business. This includes a focus on key segments such as Home Lending and Commercial Banking in geographies and segments where we are underweight such as New South Wales. New Zealand has again performed well following the business simplification program and brand merger, entrenching our position as New Zealand’s leading bank. Global Wealth achieved positive results and is delivering industry-leading innovation for our customers.

“International and Institutional Banking (IIB) performed well given the twin effects of expansionary monetary policy on Institutional lending margins and lower commodity prices on trade volumes. These more difficult macro conditions will be part of our operating environment for the foreseeable future. We are responding by increasing the pace of execution of our Super Regional strategy within IIB so we continue to improve returns from the franchise while benefiting from growth opportunities in Asia.

“Given our business mix, which includes a substantial Commercial and Institutional business portfolio, and the more constrained environment, ongoing investment is being made to position ANZ for the future. We are managing expenses carefully, however, we have been prepared to accept a slightly higher run rate on costs in the short term where investment can deliver sustainable growth and returns. We have directed those investments toward customer technology platforms, growing our geographic foot print in both Australia and Asia, and more customer-facing bankers. These costs are being partly offset by further gains from enterprise simplification and efficiency in global operations and technology.

OUTLOOK

“For the foreseeable future, we will be operating in a lower growth environment in which there will continue to be occasional volatility and shocks. Nevertheless, the outlook for credit quality remains relatively benign supported by low interest rates, the stimulus of a low oil price and an appreciating US Dollar. While China’s economic growth is slowing, this process is being well managed.

“This environment presents some challenges, however we are confident about the benefits of our Super Regional strategy over the longer term and the opportunity to continue to improve financial performance in the near term,” Mr Smith said.

DIVIDEND AND CAPITAL

A 4% increase in the Interim Dividend to 86 cents per share will see ANZ shareholders receive $2.4 billion, of which around 73% will be delivered to Australian based Retail and Institutional investors. ANZ expects to maintain a payout ratio for the Financial Year 2015 towards the upper end of the 65 to 70% of Cash Profit range.

1 All comparisons are against the prior comparable period that is first half FY15 compared to first half FY14, not adjusted for FX and on a cash basis unless otherwise noted.

2 Statutory profit has been adjusted to exclude non-core items to arrive at Cash profit which measures the result for the ongoing activities of the Group.

3 Methodology per Australian Bankers’ Association International comparability of capital ratios of Australia’s major banks (August 2014).

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

ANZ’s Capital Ratio at the end of the first half was 8.7%, up 40 basis points (bps) on the same half in 20144. The Group’s capital management strategy seeks to manage shareholder returns while funding growth and progressively adjusting to any changes to regulatory capital requirements. The program considers both capital efficiency and capital generation and has a variety of tools at its disposal to ensure ANZ remains well positioned.

This half the Dividend Reinvestment Plan will operate with a 1.5% discount which is expected to result in a participation ratio of around 20% on a full year basis. This level of participation is consistent with the average since 2012 and our capital planning.

PERFORMANCE BY DIVISION5

AUSTRALIA

The Australia Division delivered another strong performance with profit growing 8%, driven by a 6% uplift in both income and PBP. There continues to be a compelling case for additional investment in Australia both in terms of growth opportunities and returns. Reflecting this, investment spend was increased in the half, focused on initiatives to enhance the digital platform, enlarge ANZ’s presence in New South Wales and build out our specialist propositions in key sectors for our Corporate and Commercial business (C&CB) including Health and Emerging Corporates.

Customer numbers, business volumes and market share all grew driven by investment in products, sales and service capacity and capability. Additional staff and training, new and improved digital tools including online applications, expanded customer coverage and improved service levels delivered increased Retail loan volumes, up 8% and C&CB loan volumes, up 4%. Deposits increased 3% and 6% respectively. Home lending has now grown above system for five consecutive years while maintaining prudent customer assessment criteria.

The C&CB Business delivered ongoing growth despite subdued business sector confidence. ANZ’s historic strength in the Small Business Banking (SBB) segment continued with lending up 15% having grown at double digit rates for the past 3 years. Deposits in SBB have also grown strongly and at $31 billion, are more than double the level of loans.

INTERNATIONAL AND INSTITUTIONAL BANKING (IIB)

IIB increased profit by 7% with strong contributions from Global Markets customer sales and the Cash Management business along with ongoing benign credit outcomes. PBP increased by 1%. Geographically, Asia Pacific Europe and America (APEA) was the standout, with profit up 18%.

ANZ’s customer franchise continues to strengthen, especially in Asia where customer revenues have increased 13%, largely through increased focus on lower capital intensity, higher return products like Foreign Exchange, Cash Management and Debt Capital Markets. ANZ is also growing strongly in the region’s key trade and investment flow corridors including those between Australia and Hong Kong, China and Hong Kong and Australia and Singapore.

In the Trade business while volumes were broadly maintained, deteriorating commodity prices reduced the value of shipments, lowering income slightly. Lending growth across the network partially offset ongoing loan margin compression which is being felt most acutely in Australia. The quality of the loan book remains high, at 79% investment grade. Deposits increased 17%, including a 27% increase in deposits in APEA. The percentage uplift in both deposits and lending in part reflects the depreciation of the Australian Dollar during the period6.

A record Global Markets revenue result was in large part delivered via a record customer sales outcome, most notably in Asia. Increased activity particularly in rates, commodities and FX, assisted sales in the second quarter of the year.

NEW ZEALAND (all figures in NZD)

The New Zealand business has increased momentum, with income growth of 6% coupled with disciplined cost management delivering an 8% PBP uplift. More buoyant consumer and business confidence has driven economic activity and in turn lending volumes which ANZ’s market leading network has successfully leveraged. Profit growth of 1% reflected a lower level of provision write-backs than in the prior comparable period.

The ANZ brand in New Zealand is stronger than ever and together with improved digital options and service delivery, this is growing customer numbers across our business. Home lending has increased 6%7 with market share increasing in key regions like Auckland and Christchurch.

Streamlined products and processes along with digital tools to better enable our team in the field are delivering great outcomes for our Commercial and Agri business with lending up 6%.

4 Capital ratio refers to ANZ’s Common Equity Tier 1 (CET1) ratio on an APRA Basel 3 basis.

5 All comparisons are against the prior comparable period that is first half FY15 compared to first half FY14, not adjusted for FX and on a cash basis unless otherwise noted.

6 IIB lending (NLA) grew 15% and Customer Deposits grew 17% PCP. On an FX adjusted basis lending (NLA) grew 4% and deposits grew 6%.

7 Refers to Home Lending for New Zealand Geography which includes Home Lending originated through Retail, Commercial and Global Wealth.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

GLOBAL WEALTH

Profit for Global Wealth increased 11% driven by strong underlying performance from the Insurance business which benefited from growth in in-force premiums, stable claims and improved lapse experience. Private Wealth and Funds Management experienced strong investment market performance and improved volumes with Funds Under Management up 11% at the end of the half.

Global Wealth continues to focus on improving the customer experience and increasing penetration of the existing bank customer base, with wealth solutions increasingly integrated with the banking offer and more options for the self-directed customers. The business now serves over 2.4 million customers across the region, managing more than $68 billion in investment and retirement savings.

GLOBAL TECHNOLOGY, SERVICES AND OPERATIONS (GTSO)

ANZ’s ongoing investment in common platforms and modernisation of our IT infrastructure is enabling the Group to process record volumes while maintaining high service quality and operational efficiency.

The Group’s in-house regional delivery network is a source of ongoing competitive advantage for ANZ. It will continue to contribute to overall Group efficiency and customer satisfaction by enabling key business activity transformation and delivery of productivity improvements while driving a more consistent, higher quality experience for our customers.

Operations costs across the Group declined a further 3% while absorbing around a 7% increase in operations volumes.

CREDIT QUALITY

The total provision charge decreased 3% to $510 million reflecting ANZ’s long-term focus on asset quality and prudent credit standards along with relatively benign credit conditions, strong write-back and recovery outcomes and lower levels of new and top-up provisions.

The Group total loss rate saw a modest decline over the year, from 21bps to 19bps and ANZ’s expectation is that the loss rate will stabilise in 2H15.

For media enquiries contact: Paul Edwards Group GM, Corporate Communications Tel: +61-3-8654 9999 or +61-434-070101 Email: Paul.Edwards@anz.com	Stephen Ries Head of Media Relations Tel: +61-3-8654 3659 or +61-409-655551 Email: Stephen.Ries@anz.com

For investor and analyst enquiries contact: Jill Craig Group GM, Investor Relations Tel: +61-3-8654 7749 or +61-412-047448 Email: Jill.Craig@anz.com	Cameron Davis Executive Manager, Investor Relations Tel: +61-3-8654 7716 or +61-421- 613819 Email: Cameron.Davis@anz.com

Video interviews with ANZ’s Chief Executive Officer Mike Smith and Chief Financial Officer Shayne Elliott regarding today’s Half Year 2015 Financial Results announcement can be found at ANZ BlueNotes www.bluenotes.anz.com

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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SNAPSHOT

CONTENTS

Section 2 – Snapshot

Statutory Profit Results

Cash Profit Results

Key Balance Sheet Metrics

FX Adjusted - Cash Profit Results and Net Loans and Advances

Other Non-financial Information

SNAPSHOT

Statutory Profit Results

	Half Year			Movement[1]

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	7,138	7,032	6,778	2%	5%

Other operating income	3,092	3,488	2,756	-11%	12%

Operating income	10,230	10,520	9,534	-3%	7%

Operating expenses	(4,593)	(4,474)	(4,286)	3%	7%

Profit before credit impairment and income tax	5,637	6,046	5,248	-7%	7%

Credit impairment charge	(494)	(459)	(527)	8%	-6%

Profit before income tax	5,143	5,587	4,721	-8%	9%

Income tax expense	(1,629)	(1,702)	(1,323)	-4%	23%

Non-controlling interests	(8)	(6)	(6)	33%	33%

Profit attributable to shareholders of the Company	3,506	3,879	3,392	-10%	3%

Earnings per ordinary share (cents)		Half Year			Movement
	Reference Page	Mar 15	Sep 14	Mar 14	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Basic	105	128.0	142.3	124.8	-10%	3%

Diluted	105	124.6	136.5	120.6	-9%	3%

		Half Year
	Reference Page	Mar 15	Sep 14	Mar 14

Ordinary share dividends (cents)

Interim - 100% franked[2]	104	86	n/a	83

Final - 100% franked[2]	104	n/a	95	n/a

Total - 100% franked[2]	104	86	95	83

Ordinary share dividend payout ratio[3]	104	67.9%	67.6%	67.2%

Preference share dividend ($M)

Dividend paid[4]	104	1	3	3

Profitability ratios

Return on average ordinary shareholders’ equity[5]		14.0%	16.6%	15.0%

Return on average assets		0.85%	1.01%	0.93%

Net interest margin		2.04%	2.12%	2.15%

Efficiency ratios

Operating expenses to operating income		44.9%	42.5%	45.0%

Operating expenses to average assets		1.11%	1.17%	1.17%

Credit impairment charge/(release)

Individual credit impairment charge ($M)		439	540	601

Collective credit impairment charge/(release) ($M)		55	(81)	(74)

Total credit impairment charge ($M)	107	494	459	527

Individual credit impairment charge as a % of average gross loans & advances		0.16%	0.20%	0.24%

Total credit impairment charge as a % of average gross loans & advances		0.18%	0.17%	0.21%

[1].	The half-on-half results are impacted by seasonal variability such as the number of days in the half and seasonal related impacts on product sales and profitability.

[2].	Fully franked for Australian tax purposes and carry New Zealand imputation credits of NZD 10 cents per ordinary share for the proposed 2015 interim dividend (2014 final dividend: NZD 12 cents; 2014 interim dividend: NZD 10 cents).

[3].	Dividend payout ratio is calculated using the proposed 2015 interim, 2014 final and 2014 interim dividends.

4.	Represents dividends paid on Euro Trust Securities (preference shares) issued on 13 December 2004. The Euro Trust Securities were bought back by ANZ for cash at face value and cancelled on 15 December 2014.

[5].	Average ordinary shareholders’ equity excludes non-controlling interests and preference shares.

SNAPSHOT

Cash Profit Results1

		Half Year			Movement[2]

		Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income		7,138	7,033	6,764	1%	6%

Other operating income		3,047	2,877	2,904	6%	5%

Operating income		10,185	9,910	9,668	3%	5%

Operating expenses		(4,593)	(4,474)	(4,286)	3%	7%

Profit before credit impairment and income tax		5,592	5,436	5,382	3%	4%

Credit impairment charge		(510)	(461)	(528)	11%	-3%

Profit before income tax		5,082	4,975	4,854	2%	5%

Income tax expense		(1,398)	(1,367)	(1,333)	2%	5%

Non-controlling interests		(8)	(6)	(6)	33%	33%

Cash profit		3,676	3,602	3,515	2%	5%

Earnings per ordinary share (cents)
		Half Year			Movement
	Reference Page	Mar 15	Sep 14	Mar 14	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Basic	34	133.6	131.5	128.7	2%	4%

Diluted	34	129.9	126.5	124.3	3%	5%

		Half Year

	Reference Page	Mar 15	Sep 14	Mar 14

Ordinary share dividends (cents)

Ordinary share dividend payout ratio[3]	35	64.7%	72.8%	64.9%

Profitability ratios

Return on average ordinary shareholders’ equity[4]		14.7%	15.3%	15.5%

Return on average assets		0.89%	0.94%	0.96%

Net interest margin	23	2.04%	2.12%	2.15%

Profit per average FTE ($)		72,382	71,906	70,500

Efficiency ratios

Operating expenses to operating income		45.1%	45.1%	44.3%

Operating expenses to average assets		1.11%	1.17%	1.17%

Credit impairment charge/(release)

Individual credit impairment charge ($M)	29	455	542	602

Collective credit impairment charge/(release) ($M)	30	55	(81)	(74)

Total credit impairment charge ($M)	29	510	461	528

Individual credit impairment charge as a % of average gross loans & advances		0.17%	0.20%	0.24%

Total credit impairment charge as a % of average gross loans & advances		0.19%	0.17%	0.21%

Cash profit by division/geography	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	1,602	1,571	1,483	2%	8%

International and Institutional Banking	1,459	1,335	1,368	9%	7%

New Zealand	566	528	550	7%	3%

Global Wealth	259	308	234	-16%	11%

GTSO and Group Centre	(210)	(140)	(120)	50%	75%

Cash profit by division	3,676	3,602	3,515	2%	5%

Australia	2,147	2,337	2,025	-8%	6%

Asia Pacific, Europe & America	743	535	681	39%	9%

New Zealand	786	730	809	8%	-3%

Cash profit by geography	3,676	3,602	3,515	2%	5%

1.	Statutory profit has been adjusted to exclude non-core items to arrive at cash profit, which is provided to assist readers to understand the result for the ongoing business activities of the Group. Refer to page 85 for the reconciliation between statutory and cash profit.

2.	The half-on-half results are impacted by seasonal variability such as the number of days in the half and seasonal related impacts on product sales and profitability.

3.	Dividend payout ratio is calculated using the proposed 2015 interim, 2014 final and 2014 interim dividends.

4.	Average ordinary shareholders’ equity excludes non-controlling interests and preference shares.

SNAPSHOT

Key Balance Sheet Metrics

		As at			Movement
	Reference Page	Mar 15	Sep 14	Mar 14	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Capital adequacy

Common Equity Tier 1

- APRA Basel 3	40	8.7%	8.8%	8.3%

- Internationally Comparable Basel 3[1]	40	12.4%	12.7%	12.2%

Credit risk weighted assets ($B)	130	339.7	308.9	305.3	10%	11%

Total risk weighted assets ($B)	130	386.9	361.5	360.7	7%	7%

Balance Sheet: Key Items

Gross loans & advances ($B)		562.2	525.7	513.6	7%	9%

Net loans & advances ($B)		558.2	521.8	509.3	7%	10%

Total assets ($B)		860.1	772.1	737.8	11%	17%

Customer deposits ($B)		436.1	403.7	388.0	8%	12%

Total equity ($B)		52.1	49.3	47.0	6%	11%

Liquidity Coverage Ratio[2]		119%	111%	92%

Impaired assets

Gross impaired assets ($M)	31	2,708	2,889	3,620	-6%	-25%

Gross impaired assets as a % of gross loans & advances		0.48%	0.55%	0.70%

Net impaired assets ($M)	31	1,594	1,713	2,150	-7%	-26%

Net impaired assets as a % of shareholders’ equity		3.1%	3.5%	4.6%

Individual provision ($M)	107	1,114	1,176	1,470	-5%	-24%

Individual provision as a % of gross impaired assets		41.1%	40.7%	40.6%

Collective provision ($M)	107	2,914	2,757	2,843	6%	2%

Collective provision as a % of credit risk weighted assets		0.86%	0.89%	0.93%

Net Assets

Net tangible assets attributable to ordinary shareholders ($B)		43.6	40.4	38.1	8%	14%

Net tangible assets per ordinary share ($)		15.75	14.65	13.90	8%	13%

1.	See page 41 for further details regarding the differences between APRA Basel 3 and Internationally Comparable Basel 3 standards.

2.	March 2014 Liquidity Coverage Ratio is presented on a best endeavours basis.

Net loans and advances by division/geography	As at			Movement
	Mar 15 $B	Sep 14 $B	Mar 14 $B	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	297.6	287.7	278.1	3%	7%

International and Institutional Banking	156.5	142.0	136.5	10%	15%

New Zealand	97.7	86.1	88.2	13%	11%

Global Wealth	6.9	6.4	6.0	8%	15%

GTSO and Group Centre	(0.5)	(0.4)	0.5	25%	large

Net loans and advances by division	558.2	521.8	509.3	7%	10%

Australia	362.8	348.6	336.5	4%	8%

Asia Pacific, Europe & America	88.4	79.2	76.6	12%	15%

New Zealand	107.0	94.0	96.2	14%	11%

Net loans and advances by geography	558.2	521.8	509.3	7%	10%

SNAPSHOT

FX Adjusted – Cash Profit Results and Net Loans and Advances

The following tables present the Group’s cash profit results and net loans and advances neutralised for the impact of foreign exchange movements. Comparative data has been adjusted to remove the translation impact of foreign exchange movements by retranslating prior period comparatives at current period foreign exchange rates.

Cash Profit - March 2015 Half Year vs March 2014 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 15 $M	Mar 14 $M	Mar 14 $M	Mar 14 $M	Mar 15 v. Mar 14	Mar 15 v. Mar 14	Mar 15 v. Mar 14

Net interest income	7,138	6,764	110	6,874	6%	2%	4%

Other operating income	3,047	2,904	92	2,996	5%	3%	2%

Operating income	10,185	9,668	202	9,870	5%	2%	3%

Operating expenses	(4,593)	(4,286)	(113)	(4,399)	7%	3%	4%

Profit before credit impairment and income tax	5,592	5,382	89	5,471	4%	2%	2%

Credit impairment charge	(510)	(528)	(9)	(537)	-3%	2%	-5%

Profit before income tax	5,082	4,854	80	4,934	5%	2%	3%

Income tax expense	(1,398)	(1,333)	(19)	(1,352)	5%	2%	3%

Non-controlling interests	(8)	(6)	(1)	(7)	33%	19%	14%

Cash profit	3,676	3,515	60	3,575	5%	2%	3%

Cash Profit by Division and Geography - March 2015 Half Year vs March 2014 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 15 $M	Mar 14 $M	Mar 14 $M	Mar 14 $M	Mar 15 v. Mar 14	Mar 15 v. Mar 14	Mar 15 v. Mar 14

Australia	1,602	1,483	-	1,483	8%	0%	8%

International and Institutional Banking	1,459	1,368	49	1,417	7%	4%	3%

New Zealand	566	550	14	564	3%	3%	0%

Global Wealth	259	234	3	237	11%	2%	9%

GTSO and Group Centre	(210)	(120)	(6)	(126)	75%	8%	67%

Cash profit by division	3,676	3,515	60	3,575	5%	2%	3%

Australia	2,147	2,025	(11)	2,014	6%	-1%	7%

Asia Pacific, Europe & America	743	681	51	732	9%	7%	2%

New Zealand	786	809	20	829	-3%	2%	-5%

Cash profit by geography	3,676	3,515	60	3,575	5%	2%	3%

Net loans and advances by division and geography - March 2015 Half Year vs March 2014 Half Year

	As at				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 15 $B	Mar 14 $B	Mar 14 $B	Mar 14 $B	Mar 15 v. Mar 14	Mar 15 v. Mar 14	Mar 15 v. Mar 14

Australia	297.6	278.1	-	278.1	7%	0%	7%

International and Institutional Banking	156.5	136.5	14.4	150.9	15%	11%	4%

New Zealand	97.7	88.2	4.2	92.4	11%	5%	6%

Global Wealth	6.9	6.0	0.5	6.5	15%	9%	6%

GTSO and Group Centre	(0.5)	0.5	(0.1)	0.4	large	large	large

Net loans and advances by division	558.2	509.3	19.0	528.3	10%	4%	6%

Australia	362.8	336.5	-	336.5	8%	0%	8%

Asia Pacific, Europe & America	88.4	76.6	14.5	91.1	15%	18%	-3%

New Zealand	107.0	96.2	4.5	100.7	11%	5%	6%

Net loans and advances by geography	558.2	509.3	19.0	528.3	10%	4%	6%

SNAPSHOT

FX Adjusted – Cash Profit Results and Net Loans and Advances (cont’d)

The following tables present the Group’s cash profit results and net loans and advances neutralised for the impact of foreign exchange movements. Comparative data has been adjusted to remove the translation impact of foreign exchange movements by retranslating prior period comparatives at current period foreign exchange rates.

Cash Profit - March 2015 Half Year vs September 2014 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 15 $M	Sep 14 $M	Sep 14 $M	Sep 14 $M	Mar 15 v. Sep 14	Mar 15 v. Sep 14	Mar 15 v. Sep 14

Net interest income	7,138	7,033	123	7,156	1%	1%	0%

Other operating income	3,047	2,877	96	2,973	6%	4%	2%

Operating income	10,185	9,910	219	10,129	3%	2%	1%

Operating expenses	(4,593)	(4,474)	(134)	(4,608)	3%	3%	0%

Profit before credit impairment and income tax	5,592	5,436	85	5,521	3%	2%	1%

Credit impairment charge	(510)	(461)	(4)	(465)	11%	1%	10%

Profit before income tax	5,082	4,975	81	5,056	2%	1%	1%

Income tax expense	(1,398)	(1,367)	(21)	(1,388)	2%	1%	1%

Non-controlling interests	(8)	(6)	(1)	(7)	33%	19%	14%

Cash profit	3,676	3,602	59	3,661	2%	2%	0%

Cash Profit by Division and Geography - March 2015 Half Year vs September 2014 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 15 $M	Sep 14 $M	Sep 14 $M	Sep 14 $M	Mar 15 v. Sep 14	Mar 15 v. Sep 14	Mar 15 v. Sep 14

Australia	1,602	1,571	-	1,571	2%	0%	2%

International and Institutional Banking	1,459	1,335	58	1,393	9%	4%	5%

New Zealand	566	528	10	538	7%	2%	5%

Global Wealth	259	308	1	309	-16%	0%	-16%

GTSO and Group Centre	(210)	(140)	(10)	(150)	50%	10%	40%

Cash profit by division	3,676	3,602	59	3,661	2%	2%	0%

Australia	2,147	2,337	(8)	2,329	-8%	0%	-8%

Asia Pacific, Europe & America	743	535	53	588	39%	13%	26%

New Zealand	786	730	14	744	8%	2%	6%

Cash profit by geography	3,676	3,602	59	3,661	2%	2%	0%

Net loans and advances by division and geography - March 2015 Half Year vs September 2014 Half Year

	As at				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 15 $B	Sep 14 $B	Sep 14 $B	Sep 14 $B	Mar 15 v. Sep 14	Mar 15 v. Sep 14	Mar 15 v. Sep 14

Australia	297.6	287.7	-	287.7	3%	0%	3%

International and Institutional Banking	156.5	142.0	10.8	152.8	10%	8%	2%

New Zealand	97.7	86.1	8.7	94.8	13%	10%	3%

Global Wealth	6.9	6.4	0.4	6.8	8%	7%	1%

GTSO and Group Centre	(0.5)	(0.4)	-	(0.4)	25%	0%	25%

Net loans and advances by division	558.2	521.8	19.9	541.7	7%	4%	3%

Australia	362.8	348.6	-	348.6	4%	0%	4%

Asia Pacific, Europe & America	88.4	79.2	10.4	89.6	12%	13%	-1%

New Zealand	107.0	94.0	9.5	103.5	14%	11%	3%

Net loans and advances by geography	558.2	521.8	19.9	541.7	7%	4%	3%

SNAPSHOT

Other Non-Financial Information

	As at			Movement

	Mar 15	Sep 14	Mar 14	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Full time equivalent staff information

Full time equivalent staff (FTE)	51,243	50,328	49,850	2%	3%

Assets per FTE ($M)	16.8	15.3	14.8	10%	14%

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Shareholder value - ordinary shares

Share price

- high	$37.19	$35.07	$34.06	6%	9%

- low	$32.15	$30.47	$28.84	6%	11%

- closing	$36.64	$30.92	$33.06	18%	11%

Market capitalisation of ordinary shares ($B)	101.3	85.2	90.7	19%	12%

Total shareholder returns (TSR)	19.9%	-4.1%	10.4%

			As at Mar 15

Credit Ratings			Short-Term	Long-Term	Outlook

Moody’s Investor Services			P-1	Aa2	Stable

Standard & Poor’s			A-1+	AA-	Stable

Fitch Ratings			F1+	AA-	Stable

SNAPSHOT

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CEO OVERVIEW

CEO Overview1

Strategy and Performance

ANZ is building the best connected, most respected bank across the Asia Pacific region to provide shareholders with above-peer earnings growth.

The Super Regional strategy is comprised of three key elements – strong domestic businesses in Australia & New Zealand, profitable Asian growth and an enterprise wide approach to operations and technology. ANZ is particularly focused on the significant organic growth opportunities which exist within the Asia Pacific region, and our distinctive Asia Pacific footprint sees us well positioned to meet the needs of customers who are dependent on regional capital, trade and wealth flows.

At the half, our differentiated strategy delivered a 5% increase in cash profit to $3.7 billion, with a Return on Equity of 14.7%, earnings per share of 133.6 cents and a fully-franked dividend of 86 cents per share. The Common Equity Tier 1 ratio on an APRA basis was 8.7% at the end of March, which equates to 12.4% on an Internationally Comparable Basel 3 basis. The Group aims to have 25-30% of revenue derived from outside of Australia and New Zealand by the end of FY2017 and at the half 25% of revenue was from APEA or APEA derived2.

While ANZ continues to pursue organic growth aspirations in the region, we have a clear strategy in place to leverage the scale in our business such that returns also improve over time, and so ANZ advised the market at the FY13 result of an aspiration to lift Group RoE to 16% by the end of FY16 in part driven by improving returns in Asia Pacific but also through driving greater capital efficiency and productivity across the company.

Strategic Progress

Global macro conditions remain challenging characterised by low levels of corporate lending demand, excess liquidity and depressed commodity prices. At the same time these conditions are supporting benign credit quality outcomes. Growth in the Asia Pacific region is however still expected to be more robust than other regions. While macro conditions impact the banking sector as a whole, broadly they have a more pronounced impact on Institutional Banking businesses.

ANZ’s view is that market conditions are unlikely to change in the near term and so a greater focus is required by the banking sector on both productivity and capital management. A number of initiatives have been put in place to drive improvements in both measures in order to deliver steady improvement in both our cost and capital position over time.

•	We have continued to strengthen our businesses in our home markets, with the Australia and New Zealand Divisions achieving further gains in productivity and market share, and further penetration of Wealth products into our existing customer base in these markets.

•	In IIB, growth in Asia Pacific continues with profit from APEA increasing 18%. Revenue has consistently grown at double digit rates with the cumulative annual growth rate over the last 5 years standing at 19%. The Division’s revenue mix has diversified substantially over the past five years with more significant contributions emerging from more capital efficient products like Foreign Exchange, Cash Management and Debt Capital Markets.

•	ANZ’s in-house regional delivery network is a source of ongoing competitive advantage for ANZ. The network is enabling the transformation of key business activities and delivery of productivity improvements while driving a more consistent, higher quality experience for our customers. The regional delivery centres provide full service regional coverage across our operating time zones helping to drive lower unit costs, improve quality and lower risk. We have been selectively building out common platforms to enable our regional delivery and deliver a faster, easier more consistent customer experience. Outcomes are positively impacting across the Group; for the third year in a row first half operations volumes increased while operations costs fell. A number of single day retail activity records were set last year in areas such as loan settlements, mobile banking logons, merchant payment transactions and ATM transactions and the simplification program saw over 5000 business applications were decommissioned.

•	Organic capital generation of $2.1 billion coupled with the Group’s ongoing focus on capital efficiency saw ANZ’s capital ratio sit at 8.7% on an Australian Prudential Regulation Authority (APRA) Basel 3 Common Equity Tier 1 (CET1) basis and 12.4% on an internationally comparable Basel 3 CET1 basis[3].

•	The Group total loss rate saw a modest decline from 21bps to 19bps and ANZ’s expectation is that the loss rate will stabilise in 2H15. Gross impaired assets reduced by a further 25% and have now reduced at an average of $498 million each half since 2012.

Medium to Long Term Strategic Goals

ANZ is committed to delivering strong total shareholder returns and above-peer earnings growth over the business cycle, targeting a Group cost to income ratio below 43% and return on equity above 16% by the end of FY2016. The target dividend payout ratio remains at 65-70% of cash profit, which we believe to be sustainable in a Basel 3 environment. To do this we will continue to:

•	Strengthen our position in our core markets of Australia and New Zealand by growing our Retail and Commercial operations, driving productivity benefits, leveraging our super regional strategy and using technology to drive better functionality.

¡	In Australia, we are transforming the way we serve our customers by investing in physical, mobile and digital channels to support our retail customers, by increasing sales capacity to support our business banking customers, and by investing in customer analytics.

¡	In New Zealand, we are now working under one brand and on one technology platform and have far more efficient market coverage.

•	Focus our Asian expansion primarily on Institutional Banking, supporting our Australian and New Zealand customers, targeting profitable markets and segments in which we have expertise and which are connected through trade and capital flows.

•	Achieve greater efficiency and control through the use of scalable common infrastructure and platforms.

•	Maintain strong liquidity and actively manage capital to enhance ROE.

•	Build on our Super Regional capabilities – utilising our management bench-strength and continuing to deepen our international talent pool.

•	Apply strict criteria when reviewing existing investment and new inorganic opportunities.

[1]	The CEO Overview is reported on a cash basis. All comparisons are relative to the prior comparable period – half year to March 31 2015 compared to half year to March 31 2014, unless otherwise noted
[2]	APEA derived revenue represents income generated in Australia & New Zealand as a result of referral from ANZ’s APEA network.
[3]	See page 41 for further details regarding differences between APRA Basel 3 and Internationally Comparable Basel 3 Standards.

CEO OVERVIEW

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CFO OVERVIEW

CONTENTS

Section 4 – CFO Overview

Cash profit

Divisional performance

Review of Group results

Income and expenses

Credit risk

Income tax expense

Impact of exchange rate movements/revenue hedges

Earnings per share

Dividends

Economic profit

Condensed balance sheet

Liquidity risk

Capital management

Other regulatory developments

Investment spend

Software capitalisation

CFO OVERVIEW

Non-IFRS information

The Group provides additional measures of performance in the Results Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in Australian Securities and Investments Commission (ASIC) Regulatory Guide RG230 has been followed when presenting this information.

Cash profit

Statutory profit has been adjusted to exclude non-core items to arrive at cash profit, which is provided to assist readers in understanding the results for the ongoing business activities of the Group. The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor, however, the external auditor has informed the Audit Committee that the adjustments have been determined on a consistent basis across each period presented.

The CFO Overview is reported on a cash basis.

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Statutory profit attributable to shareholders of the Company	3,506	3,879	3,392	-10%	3%

Adjustments between statutory profit and cash profit[1]	170	(277)	123	large	38%
Cash Profit	3,676	3,602	3,515	2%	5%

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Adjustments between statutory profit and cash profit[1]

Treasury shares adjustments	79	(13)	37	large	large

Revaluation of policy liabilities	(67)	(23)	(3)	large	large

Economic hedges	(14)	(150)	78	-91%	large

Revenue and net investment hedges	176	(119)	18	large	large

Structured credit intermediation trades	(4)	28	(7)	large	-43%
Total adjustments between statutory profit and cash profit[1]	170	(277)	123	large	38%

1.	Refer to pages 85 to 92 for analysis of the reconciliation of statutory profit to cash profit.

Cash Profit	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	7,138	7,033	6,764	1%	6%

Other operating income	3,047	2,877	2,904	6%	5%
Operating income	10,185	9,910	9,668	3%	5%

Operating expenses	(4,593)	(4,474)	(4,286)	3%	7%
Profit before credit impairment and income tax	5,592	5,436	5,382	3%	4%

Credit impairment charge	(510)	(461)	(528)	11%	-3%
Profit before income tax	5,082	4,975	4,854	2%	5%

Income tax expense	(1,398)	(1,367)	(1,333)	2%	5%

Non-controlling interests	(8)	(6)	(6)	33%	33%
Cash profit	3,676	3,602	3,515	2%	5%

Refer to page 33 for the impact of exchange rates and revenue hedges on cash profit.

CFO OVERVIEW

Divisional performance

	Half Year			Movement

Cash profit by division	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Australia	1,602	1,571	1,483	2%	8%

International and Institutional Banking	1,459	1,335	1,368	9%	7%

New Zealand	566	528	550	7%	3%

Global Wealth	259	308	234	-16%	11%

GTSO and Group Centre	(210)	(140)	(120)	50%	75%
Cash profit/(loss)	3,676	3,602	3,515	2%	5%

Cash profit by division – March 2015 Half Year v March 2014 Half Year

¡	March 2015 v March 2014

Australia

•	Profit increased $119 million (8%) primarily due to a $225 million (7%) increase in net interest income on the back of strong volume growth and disciplined deposit pricing in Home Loans, Cards and Small Business Banking, partially offset by a $77 million (5%) increase in operating expenses driven primarily by investment in the Banking on Australia program.

International and Institutional Banking

•	Profit increased $91 million (7%) with $49 million due to foreign exchange translation. Operating income increased $164 million (5%) driven by volume growth in Global Transaction Banking, higher investment and insurance income in Retail Asia Pacific and improved operating income in the Asia Partnerships. Credit impairment charges reduced by $64 million. These increases were partially offset by an increase in operating expenses of $144 million (9%) due to investment in key infrastructure projects.

New Zealand

•	Profit increased $16 million (3%) with $14 million due to foreign exchange translation. Operating income increased $101 million (8%) driven by above system growth in lending and a 3 bps increase in net interest margin. These increases were partially offset by an increase in credit impairment charges of $53 million due to a collective provision release in the March 2014 half.

Global Wealth

•	Profit increased $25 million (11%) primarily driven by the performance of the Funds Management and Insurance businesses. Funds management operating income increased $12 million (4%) based on strong performance in investment markets. Insurance operating income increased $62 million (23%) primarily due to improved lapse experience as well as a non-recurring $47 million loss associated with the exit of a group life insurance plan in the March 2014 half. In addition, Corporate and Other decreased $32 million due to the resolution of an insurance settlement in New Zealand in the March 2014 half.

GTSO and Group Centre

•	Net loss increased $90 million (75%) with $6 million due to foreign exchange translation. Operating income decreased $31 million due to new RBA Committed Liquidity Facility fees and higher foreign currency hedge losses (which offset foreign currency gains elsewhere in the Group). Operating expenses increased $55 million (30%) from increased investment in enterprise projects, higher depreciation and amortisation as well as investment in the Global Compliance function.

¡	March 2015 v September 2014

Australia

•

Profit increased $31 million (2%) primarily due to a $38 million (1%) increase in net interest income and a $21 million decrease in credit impairment charges, partially offset by a $20 million (1%) increase in operating expenses due to investment spend. The 1% increase in net

CFO OVERVIEW

interest income was driven by strong growth in Home Loans, Cards, Retail Deposits and Small Business Banking, partially offset by a 4 bps contraction in net interest margin.

International and Institutional Banking

•	Profit increased $124 million (9%) with $58 million due to foreign exchange translation. Operating income increased $303 million (9%) driven by stronger customer flow in Global Markets due to increased FX and Interest rate volatility, volume growth in Global Transaction Banking, higher investment and insurance income in Retail Asia Pacific and improved operating income in the Asia Partnerships. These increases were partially offset by an increase in operating expenses of $116 million (7%) due to investment in key infrastructure projects. Credit impairment charges increased $44 million due to increased individual impairment charges as well as collective provision releases in the September 2014 half from improved customer credit ratings.

New Zealand

•	Profit increased $38 million (7%) with $10 million due to foreign exchange translation. Operating income increased $67 million (5%) driven by strong lending growth and a 3 bps increase in net interest margin despite intense lending competition. These increases were partially offset by an increase in operating expenses of $21 million (4%) driven by investments to support growth initiatives and inflationary impacts.

Global Wealth

•	Profit decreased $49 million (-16%) primarily driven by the non-recurring $125 million gain on the sale of ANZ Trustees and associated spending on initiatives in the September 2014 half, partially offset by the strong performance of the Funds Management and Insurance businesses. Funds management operating income increased $17 million (6%) driven by market performance and stable netflows. Insurance operating income increased $25 million (8%) driven by solid in-force premium growth and improved claims experience.

GTSO and Group Centre

•	Net loss increased $70 million (50%) with $10 million due to foreign exchange translation. Operating income decreased by $56 million due to new RBA Committed Liquidity Facility fees and higher foreign currency hedge losses (which offset translation gains elsewhere in the Group). In addition, credit impairment charges increased $33 million due to the release of an economic cycle provision in the September 2014 half.

Refer to Section 5 – Segment Review on pages 47 to 75 for further details.

CFO OVERVIEW

Review of Group results

Income and expenses

Net interest income

	Half Year			Movement

Group	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Cash net interest income	7,138	7,033	6,764	1%	6%

Average interest earning assets	703,369	661,515	632,400	6%	11%

Average deposit and other borrowings	551,805	517,178	498,484	7%	11%

Net interest margin (%) - cash	2.04	2.12	2.15	-8 bps	-11 bps

Group (excluding Global Markets)

Cash net interest income	6,633	6,498	6,256	2%	6%

Average interest earning assets	530,606	509,284	492,600	4%	8%

Average deposit and other borrowings	420,878	394,661	381,118	7%	10%

Net interest margin (%) - cash	2.51	2.54	2.55	-3 bps	-4 bps

	Half Year			Movement

Cash net interest margin by major division	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia

Net interest margin (%)	2.50	2.54	2.50	-4 bps	0 bps

Average interest earning assets	294,368	284,759	276,621	3%	6%

Average deposit and other borrowings	162,688	157,756	155,073	3%	5%

International and Institutional Banking

Net interest margin (%)	1.34	1.46	1.55	-12 bps	-21 bps

Average interest earning assets	304,429	275,656	258,353	10%	18%

Average deposit and other borrowings	244,050	226,409	216,303	8%	13%

New Zealand

Net interest margin (%)	2.52	2.49	2.49	3 bps	3 bps

Average interest earning assets	92,395	88,549	85,864	4%	8%

Average deposit and other borrowings	62,314	57,180	54,516	9%	14%

Group net interest margin – March 2015 Half Year v March 2014 Half Year

¡	March 2015 v March 2014

Net interest margin (-11 bps)

•	Asset mix and funding mix (-1 bp): adverse asset mix from an increased proportion of Home Loans and slower growth in Cards.

•	Funding costs (1 bp): benefit from favourable wholesale funding cost.

•	Deposit competition (7 bps): benefit from lower deposit competition and active margin management across deposit products, particularly term deposits.

•	Asset competition and risk mix (-12 bps): continued pressure on lending margins, including significant home loan competition and switching from variable to fixed home loans in New Zealand, competition in Global Loans and C&CB.

CFO OVERVIEW

•	Markets and treasury (-6 bps): adverse impact of lower earnings on capital from lower interest rates, higher liquid asset holdings and lower earnings from financial markets activities.

Average interest earning assets (+$71.0 billion or +11%)

•	Australia (+$17.7 billion or +6%): due to growth in Home Loan products where market share continues to increase.

•	International and Institutional Banking (+$46.1 billion or +18%): $33.0 billion increase in Global Markets mainly from growth in the liquidity portfolio, as well as an increase in collateral paid against derivative liabilities, and foreign exchange translation impacts. Lending in Global Loans increased an additional $10.7 billion despite a competitive market.

•	New Zealand (+$6.5 billion or +8%): driven by growth in Retail lending market share and continued business confidence supporting Commercial loan growth, as well as foreign exchange translation impacts.

•	Global Wealth and Group Centre (+$0.6 billion or 5%): primarily due to increase in Private Bank lending.

Average deposits and other borrowings (+$53.3 billion or +11%)

•	Australia (+$7.6 billion or +5%): growth in customer deposits within Retail and C&CB, mainly at call products.

•	International and Institutional Banking (+$27.7 billion or +13%): due to growth in customer deposits in Global Transaction Banking, particularly in Australia and Asia, external repos for funding purposes in Global Markets, as well as foreign exchange translation impacts.

•	New Zealand (+$7.8 billion or +14%): increased customer deposits across Retail and Commercial, particularly in Retail savings products, as well as foreign exchange translation impacts.

•	Global Wealth and Group Centre (+$10.2 billion or 14%): primarily growth In Treasury repo borrowings.

Group net interest margin – March 2015 Half Year v September 2014 Half Year

¡	March 2015 v September 2014

Net interest margin (-8 bps)

•	Asset mix and funding mix (0 bp): favourable funding mix from lower reliance on wholesale funding offset by adverse asset mix due to slower growth in Cards and commercial lending.

•	Funding costs (0 bp): wholesale funding costs have remained broadly flat.

•	Deposit competition (3 bps): benefit from lower deposit competition across Australia and New Zealand.

•	Asset competition and risk mix (-6 bps): continued pressure on lending margins, particularly in Home Loans and lower spreads within IIB.

•	Markets and treasury (-5 bps): higher liquid asset holdings and lower earnings from financial markets activities.

Average interest earning assets (+$41.9 billion or +6%)

•	Australia (+$9.6 billion or +3%): due to growth in Home Loan products where market share continues to increase.

•	International and Institutional Banking (+$28.8 billion or +10%): $20.5 billion increase in Global Markets mainly from growth in the liquidity portfolio and foreign exchange translation impacts. Additionally, lending in Global Loans increased by $6.6 billion.

•	New Zealand (+$3.8 billion or +4%): driven by growth in Retail and Commercial lending from continued strong economic conditions, as well as foreign exchange translation impacts.

•	Global Wealth and Group Centre (-$0.4 billion or -3%): Broadly unchanged during the period.

Average deposits and other borrowings (+$34.6 billion or +7%)

•	Australia (+$4.9 billion or +3%): growth in customer deposits within Retail and Commercial, mainly at call products.

•	International and Institutional Banking (+$17.6 billion or +8%): due to growth in customer deposits in Global Transaction Banking, particularly in Asia, external repos for funding purposes in Global Markets, as well as foreign exchange translation impacts.

•	New Zealand (+$5.1 billion or +9%): increased customer deposits across Retail and Commercial, particularly in Retail savings products, as well as foreign exchange translation impacts.

•	Global Wealth and Group Centre (+$6.9 billion or 9%): primarily growth in Treasury repo borrowings.

CFO OVERVIEW

Income and expenses, cont’d

Other operating income

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net fee and commission income[1]	1,217	1,178	1,186	3%	3%

Net foreign exchange earnings[1]	39	53	43	-26%	-9%

Net funds management and insurance income	691	666	617	4%	12%

Share of associates profit[1]	314	267	243	18%	29%

Other[1,2]	49	148	95	-67%	-48%

Global Markets other operating income	737	565	720	30%	2%

Cash other operating income	3,047	2,877	2,904	6%	5%
1. Excluding Global Markets. 2. Other income includes $125 million gain on sale of ANZ Trustees in July 2014 and $21 million loss arising on sale of Saigon Securities Inc. (SSI) in September 2014.
	Half Year			Movement

Global Markets income	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	505	535	508	-6%	-1%

Other operating income	737	565	720	30%	2%

Cash Global Markets income	1,242	1,100	1,228	13%	1%

	Half Year			Movement

Other operating income by division	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	571	560	556	2%	3%

International and Institutional Banking[1]	1,759	1,467	1,629	20%	8%

New Zealand	183	171	178	7%	3%

Global Wealth[2]	762	850	727	-10%	5%

GTSO and Group Centre	(228)	(171)	(186)	33%	23%

Cash other operating income	3,047	2,877	2,904	6%	5%

1.	Includes a $21 million loss arising on sale of SSI in September 2014

2.	Includes a $125 million gain on sale of ANZ Trustees in July 2014.

Other operating income - March 2015 Half Year v March 2014 Half Year

¡	March 2015 v March 2014

Net fee and commission income

•	Global Transaction Banking increased $6 million due to an increase in Asia driven by Trade Finance.

•	Retail Asia Pacific increased $23 million primarily due to growth in Investment & Insurance income.

•	Global Wealth decreased $10 million, due to the divestment of the ANZ Trustees business in July 2014.

Net foreign exchange earnings

•	Global Transaction Banking increased $10 million with both volume and margin growth in Australia.

•	GTSO and Group Centre decreased $14 million due to higher realised losses on foreign currency hedges (offsetting translation gains elsewhere in the Group).

CFO OVERVIEW

Net funds management and insurance income

•	Global Wealth increased $58 million due to the impact of a one-off Group life plan exit in the March 2014 half, as well as in-force premium growth and improved life insurance lapse experience in the March 2015 half.

•	Retail Asia Pacific increased $8 million primarily due to stronger sales of investment and insurance products.

Share of associates profit

•	Shanghai Rural Commercial Bank (SRCB) increased $38 million primarily due to lending growth in the March 2015 half and impairment of an investment (held by SRCB) recognised in the March 2014 half.

•	Bank of Tianjin (BoT) increased $24 million primarily due to an increase in underlying earnings mainly attributable to asset growth and improved cost management.

•	AMMB Holdings Berhad (AMMB) increased $10 million with lower expenses and credit charges.

Other income

•	Global Wealth decreased $13 million, primarily due to a non-recurring insurance settlement gain in New Zealand in the March 2014 half.

•	Asia Partnerships decreased $12 million due to dilution gain (from non-participation in a rights issue) relating to BoT in the March 2014 half.

•	Group Centre decreased $23 million, primarily driven by a RBA Committed Liquidity Facility fee that commenced in the March 2015 half.

Global Markets income

In tougher market conditions Global Markets income was up 1%:

•	Sales income increased by 9%, driven by demand for Commodities and Rates products.

•	Foreign Exchange continued to perform strongly, with market volatility continuing to driving customer demand. Income fell 5% due to market conditions impacting certain product lines that had contributed to the abnormally strong performance in the March 2014 half.

•	Commodities income increased 64% off the back of continuing demand for gold from Asian clients and the trading desk benefiting from falling commodity prices.

•	Rates income increased 44% due to improved client product offerings and increased customer hedging activities in the current lower interest rate environment.

Refer to page 62 for further information.

¡	March 2015 v September 2014

Net fee and commission income

•	Global Transaction Banking increased due to increased deal flow in Asia ($6 million) and an increase in Trade Finance fees in the Pacific ($5 million).

•	Retail Asia Pacific increased $15 million, mainly due to volume driven growth.

Net foreign exchange earnings

•	GTSO and Group Centre decreased $25 million due to higher realised losses on foreign currency hedges (offsetting translation gains elsewhere in the Group).

•	Australia Retail decreased $7 million, primarily due to seasonally lower travel card activity.

•	Global Transaction Banking increased $6 million, mainly due to a combination of volume and margin growth in Australia and New Zealand.

•	IIB Central Functions increased $9 million due to realised gains on foreign currency balances.

Net funds management and insurance income

•	Global Wealth increased $23 million primarily due to solid in-force premium growth and improved claims experience in retail products in the life insurance business.

Share of associates profit

•	BoT increased $41 million, driven by strong asset growth and improved cost management.

•	SRCB increased $32 million, primarily due to lending growth.

•	AMMB decreased $11 million, mainly due to a one-off gain from partial divestment of its insurance businesses ($22 million) recognised in the September 2014 half.

•	P.T. Bank Pan Indonesia decreased $11 million, primarily due to $10 million of loan recoveries recognised in the September 2014 half.

Other income

•	Global Wealth decreased $111 million, primarily due to a $125 million gain on sale of ANZ Trustees recognised in the September 2014 half partially offset by higher Lenders’ Mortgage Insurance performance in the March 2015 half.

•	Group Centre decreased $25 million, primarily driven by RBA Committed Liquidity Facility fee that commenced in the March 2015 half.

•	Asia Partnerships increased $22 million due to the loss arising from the sale of SSI ($21 million) in September 2014.

CFO OVERVIEW

Global Markets income

Global Markets has delivered a strong result with income increasing by 13%:

•	Sales income increased 20% driven by increased activity with Financial Institutions customers and higher level of corporate client hedging activity.

•	Foreign Exchange income increased by 41% with higher global foreign exchange market volatility driving increased customer flow.

•	Rates income increased 82% driven by strong customer flow and favourable trading activities.

•	Balance Sheet income decreased 9% and credit income decreased 13% as credit spreads widened, reflecting the increased uncertainty in global financial markets.

•	Asia income increased 34% driven by demand for gold and foreign exchange products.

Refer to page 62 for further information.

CFO OVERVIEW

Income and expenses, cont’d

	Half Year			Movement

Expenses	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Personnel expenses	2,715	2,558	2,530	6%	7%

Premises expenses	455	446	442	2%	3%

Technology expenses	701	660	606	6%	16%

Restructuring expenses	10	78	35	-87%	-71%

Other expenses	712	732	673	-3%	6%

Total cash operating expenses	4,593	4,474	4,286	3%	7%

Total full time equivalent staff (FTE)	51,243	50,328	49,850	2%	3%

	Half Year			Movement

Expenses by division	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	1,556	1,536	1,479	1%	5%

International and Institutional Banking	1,771	1,655	1,627	7%	9%

New Zealand	539	518	513	4%	5%

Global Wealth	489	520	484	-6%	1%

GTSO and Group Centre	238	245	183	-3%	30%

Total cash operating expenses	4,593	4,474	4,286	3%	7%

Operating expenses – March 2015 Half Year v March 2014 Half Year

¡	March 2015 v March 2014

•	Personnel expenses increased $185 million (7%) due to the impact of foreign exchange translation, inflationary salary increases and an increase in frontline resources.

•	Premises expenses increased $13 million (3%) due to the impact of foreign exchange translation and inflationary rent increases.

•	Technology expenses increased $95 million (16%) due to increased depreciation and amortisation, higher data storage and software licence costs and the increased use of outsource providers.

•	Restructuring expenses decreased $25 million (-71%) due to decreased restructuring initiatives primarily in the GTSO division.

•	Other expenses increased $39 million (6%) primarily due to the impact of foreign exchange translation, along with higher spend on professional and legal fees.

¡	March 2015 v September 2014

•	Personnel expenses increased $157 million (6%) due to the impact of foreign exchange translation, inflationary salary increases and an increase in frontline resources.

•	Premises expenses increased $9 million (2%) due to the impact of foreign exchange translation and inflationary rent increases, partly offset by lower asset write offs.

•	Technology expenses increased $41 million (6%) due to higher depreciation and amortisation, partly offset by lower software impairment expense.

•	Restructuring expenses decreased $68 million (-87%) primarily due to decreased restructuring initiatives within the IIB division.

•	Other expenses decreased $20 million (-3%) primarily due to decreased advertising spend and the write down of intangible assets in Global Wealth in the September 2014 half.

CFO OVERVIEW

Credit risk

Overall asset quality improved compared to the March 2014 half, with gross impaired assets down $912 million (25%) to $2,708 million at 31 March 2015.

Total credit impairment provisions were $4,028 million as at 31 March 2015, with a decrease of $285 million (7%) compared to 31 March 2014, driven primarily by a reduction in individual provisions from an improvement in portfolio credit quality.

The total credit impairment charge of $510 million decreased by $18 million (3%) compared to the March 2014 half.

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
Credit impairment charge/(release)	$M	$M	$M	v. Sep 14	v. Mar 14

Individual credit impairment charge	455	542	602	-16%	-24%

Collective credit impairment charge/(release)	55	(81)	(74)	large	large

Total credit impairment charge	510	461	528	11%	-3%

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
Credit impairment charge/(release)	$M	$M	$M	v. Sep 14	v. Mar 14

Australia	395	416	402	-5%	-2%

International and Institutional Banking	98	54	162	81%	-40%

New Zealand	19	26	(34)	-27%	large

Global Wealth	(1)	(1)	(1)	0%	0%

GTSO and Group Centre	(1)	(34)	(1)	-97%	0%

Total credit impairment charge	510	461	528	11%	-3%

Individual Credit Impairment Charge

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
Individual credit impairment charge by division	$M	$M	$M	v. Sep 14	v. Mar 14

Australia	334	413	374	-19%	-11%

International and Institutional Banking	100	75	215	33%	-53%

New Zealand	22	50	13	-56%	69%

Global Wealth	(1)	1	-	large	n/a

GTSO and Group Centre	-	3	-	-100%	n/a

Total individual credit impairment charge	455	542	602	-16%	-24%

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
	$M	$M	$M	v. Sep 14	v. Mar 14
New and increased individual credit impairments

Australia	530	557	557	-5%	-5%

International and Institutional Banking	202	151	295	34%	-32%

New Zealand	90	138	112	-35%	-20%

Global Wealth	-	1	3	-100%	-100%

GTSO and Group Centre	-	1	-	-100%	n/a

New and increased individual credit impairments	822	848	967	-3%	-15%

Recoveries and write-backs

Australia	(196)	(144)	(183)	36%	7%

International and Institutional Banking	(102)	(76)	(80)	34%	28%

New Zealand	(68)	(88)	(99)	-23%	-31%

Global Wealth	(1)	-	(3)	n/a	-67%

GTSO and Group Centre	-	2	-	-100%	n/a

Recoveries and write-backs	(367)	(306)	(365)	20%	1%

Total individual credit impairment charge	455	542	602	-16%	-24%

¡	March 2015 v March 2014

The individual credit impairment charge decreased by $147 million (-24%) due primarily to credit quality improvements in IIB, New Zealand and Australia C&CB. This was partially offset in the New Zealand division due to lower recoveries and write-backs.

¡	March 2015 v September 2014

The individual credit impairment charge decreased $87 million (-16%) with lower new and increased impairment charges being raised in Australia and New Zealand divisions and higher recoveries and write-backs in Australia division and IIB. This was partially offset by a few large customer provisions being raised in IIB during the March 2015 half.

CFO OVERVIEW

Collective Credit Impairment Charge

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
Collective credit impairment charge/(release) by source	$M	$M	$M	v. Sep 14	v. Mar 14

Lending growth	54	61	85	-11%	-36%

Risk profile	5	(42)	(190)	large	large

Portfolio mix	3	(10)	(10)	large	large

Economic cycle and concentration risk adjustment	(7)	(90)	41	-92%	large

Total collective credit impairment charge/(release)	55	(81)	(74)	large	large

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
Collective credit impairment charge/(release) by division	$M	$M	$M	v. Sep 14	v. Mar 14

Australia	61	3	28	large	large

International and Institutional Banking	(2)	(21)	(53)	-90%	-96%

New Zealand	(3)	(24)	(47)	-88%	-94%

Global Wealth	-	(2)	(1)	-100%	-100%

GTSO and Group Centre	(1)	(37)	(1)	-97%	0%

Total collective credit impairment charge/(release)	55	(81)	(74)	large	large

¡	March 2015 v March 2014

The collective credit impairment charge increased by $129 million from a release of $74 million in March 2014 half to a charge of $55 million in March 2015 half. This was driven by Retail portfolio growth in Australia Division and significant improvements in portfolio credit quality in IIB and NZ in the March 2014 half that have not been repeated, partially offset by an increase in the economic cycle provision related to mining services in the March 2014 half.

¡	March 2015 v September 2014

The collective credit impairment charge increased by $136 million from a release of $81 million in the September 2014 half to a charge of $55 million in the March 2015 half. This was driven by Retail portfolio growth in Australian Division, along with improvements in IIB’s portfolio credit quality and a release from economic cycle provision in the September 2014 half.

CFO OVERVIEW

Credit risk, cont’d

Provision for credit impairment balance

	As at			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
	$M	$M	$M	v. Sep 14	v. Mar 14

Collective provision[1]	2,914	2,757	2,843	6%	2%

Individual provision	1,114	1,176	1,470	-5%	-24%

Total provision for credit impairment	4,028	3,933	4,313	2%	-7%

1.	The collective provision includes amounts for off-balance sheet credit exposures $646 million at 31 March 2015 (Sep 14: $613 million; Mar 14: $597 million). The impact on the income statement for the half year ended 31 March 2015 was a $7 million charge (Sep 14 half: $9 million charge; Mar 14 half: $8 million release).

Gross Impaired Assets

	As at			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
	$M	$M	$M	v. Sep 14	v. Mar 14

Impaired loans	2,466	2,682	3,314	-8%	-26%

Restructured items	146	67	60	large	large

Non-performing commitments and contingencies	96	140	246	-31%	-61%

Gross impaired assets	2,708	2,889	3,620	-6%	-25%

Individual provisions

Impaired loans	(1,081)	(1,130)	(1,396)	-4%	-23%

Non-performing commitments and contingencies	(33)	(46)	(74)	-28%	-55%

Net impaired assets	1,594	1,713	2,150	-7%	-26%

Gross impaired assets by division

Australia	1,245	1,253	1,463	-1%	-15%

International and Institutional Banking	1,021	1,093	1,471	-7%	-31%

New Zealand	434	532	668	-18%	-35%

Global Wealth	8	11	18	-27%	-56%

Gross impaired assets	2,708	2,889	3,620	-6%	-25%

Gross impaired assets by size of exposure

Less than $10 million	1,903	1,896	2,204	0%	-14%

$10 million to $100 million	607	683	897	-11%	-32%

Greater than $100 million	198	310	519	-36%	-62%

Gross impaired assets	2,708	2,889	3,620	-6%	-25%

¡	March 2015 v March 2014

Gross impaired assets reduced by $912 million (25%) over the March 2015 half driven by improved portfolio credit quality across all divisions resulting in lower levels of new impairments. The Group has an individual provision coverage ratio on impaired assets of 41.1% as at 31 March 2015, up from 40.6% as at 31 March 2014.

¡	March 2015 v September 2014

Gross impaired assets decreased by $181 million (6%) over the March 2015 half driven by reductions across all divisions, but most notably New Zealand. The Group has an individual provision coverage ratio on impaired assets of 41.1% as at 31 March 2015, up from 40.7% as at 30 September 2014.

CFO OVERVIEW

Credit risk, cont’d

New Impaired Assets

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
	$M	$M	$M	v. Sep 14	v. Mar 14

Impaired loans	1,141	1,303	1,431	-12%	-20%

Restructured items	26	7	10	large	large

Non-performing commitments and contingencies	30	17	100	76%	-70%

Total new impaired assets	1,197	1,327	1,541	-10%	-22%

New impaired assets by division

Australia	778	830	758	-6%	3%

International and Institutional Banking	236	183	516	29%	-54%

New Zealand	165	308	263	-46%	-37%

Global Wealth	18	6	4	large	large

Total new impaired assets	1,197	1,327	1,541	-10%	-22%

¡	March 2015 v March 2014

New impaired assets decreased 22% primarily due to the non-recurrence of a few large customer downgrades in IIB in the March 2014 half, along with ongoing portfolio credit quality improvement in New Zealand.

¡	March 2015 v September 2014

New impaired assets decreased 10% primarily due to decreases in the Australia and New Zealand as portfolio credit quality improved. This was partially offset by increase in IIB due to the downgrade of a few large customers.

	As at			Movement

Ageing analysis of net loans and advances	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
that are past due but not impaired[1]	$M	$M	$M	v. Sep 14	v. Mar 14

1-5 days	3,323	3,082	3,345	8%	-1%

6-29 days	5,271	4,559	4,660	16%	13%

30-59 days	2,069	1,624	2,037	27%	2%

60-89 days	1,160	1,005	980	15%	18%

>90 days	2,248	1,982	2,061	13%	9%

Total	14,071	12,252	13,083	15%	8%

1.	A policy change was implemented during the half whereby the Group changed the criteria for including past due loans attributable to hardship in the ageing analysis. Comparative information has not been restated.

¡	March 2015 v March 2014

The 90 days past due but not impaired increased by 9%, primarily within Australia Home Loans. This was driven by changes in impairment criteria for past due loans attributable to hardship.

¡	March 2015 v September 2014

The 90 days past due but not impaired increased by 13%, primarily within Australia Home Loans and New Zealand division. The increase in Australia Home Loans was driven by changes in impairment criteria for past due loans attributable to hardship. The increase in New Zealand division is attributable to seasonal factors.

Other delinquency bands experienced increases as a result of seasonal factors in addition to credit policy changes whereby the criteria for approving repayment holidays to borrowers have been tightened.

CFO OVERVIEW

Income tax expense

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
	$M	$M	$M	v. Sep 14	v. Mar 14

Income tax expense on cash profit	1,398	1,367	1,333	2%	5%

Effective tax rate (cash profit)	27.5%	27.5%	27.5%	0%	0%

¡    March 2015 v March 2014

The effective tax rate (ETR) remained unchanged at 27.5%. The reduction to the ETR attributable to the higher earnings from equity accounted associates was offset by the impact of higher non-deductible coupons paid on convertible instruments and a higher average tax rate on increased offshore earnings in March 2015 half.

¡     March 2015 v September 2014

The ETR remained unchanged at 27.5%. The ETR benefit associated with the sale of SSI and ANZ Trustees in the September 2014 half was offset by the higher average tax rate on increased offshore earnings in March 2015 half.

Impact of exchange rate movements/revenue hedges

The following table presents the Group’s cash profit results and net loans and advances neutralised for the impact of foreign exchange movements. Comparative data has been adjusted to remove the translation impact of foreign exchange movements by retranslating prior period comparatives at current period foreign exchange rates.

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
	$M	$M	$M	v. Sep 14	v. Mar 14

Net interest income	7,138	7,156	6,874	0%	4%

Other operating income	3,047	2,973	2,996	2%	2%

Operating income	10,185	10,129	9,870	1%	3%

Operating expenses	(4,593)	(4,608)	(4,399)	0%	4%

Profit before credit impairment and income tax	5,592	5,521	5,471	1%	2%

Credit impairment charge	(510)	(465)	(537)	10%	-5%

Profit before income tax	5,082	5,056	4,934	1%	3%

Income tax expense	(1,398)	(1,388)	(1,352)	1%	3%

Non-controlling interests	(8)	(7)	(7)	14%	14%
Cash profit (FX adjusted)	3,676	3,661	3,575	0%	3%

	Half Year Mar 2015 v. Half Year Sep 2014			Half Year Mar 2015 v. Half Year Mar 2014

	FX unadjusted % growth	FX adjusted % growth	FX impact $M	FX unadjusted % growth	FX adjusted % growth	FX impact $M

Net interest income	1%	0%	123	6%	4%	110

Other operating income	6%	2%	96	5%	2%	92

Operating income	3%	1%	219	5%	3%	202

Operating expenses	3%	0%	(134)	7%	4%	(113)

Profit before credit impairment and income tax	3%	1%	85	4%	2%	89

Credit impairment charge	11%	10%	(4)	-3%	-5%	(9)

Profit before income tax	2%	1%	81	5%	3%	80

Income tax expense	2%	1%	(21)	5%	3%	(19)

Non-controlling interests	33%	14%	(1)	33%	14%	(1)
Cash profit	2%	0%	59	5%	3%	60

The Group uses derivative instruments to economically hedge against the adverse impact on future offshore revenue and expense streams from exchange rate movements.

After taking into account the realised losses on foreign currency hedging arrangements, movements in average exchange rates resulted in an increase of $60 million in the Group’s cash profit over the March 2014 half. Realised losses on foreign currency hedges increased cash profit by $11 million (pre-tax) compared to the March 2014 half and are recorded against other operating income in GTSO & Group Centre. Excluding the impact of realised foreign currency hedge losses, other operating income (FX unadjusted) would have increased 5% on the March 2014 half.

CFO OVERVIEW

Earnings related hedges

The Group has taken out economic hedges against New Zealand Dollar and US Dollar (and USD correlated) revenue and expense streams. New Zealand dollar exposure relates to the New Zealand geography and USD exposure relates to APEA. Details of these hedges are set out below.

	Half Year

NZD Economic hedges	Mar 15 $M	Sep 14 $M	Mar 14 $M

Net open NZD position (notional principal)[1]	2,375	2,042	2,275

Amount taken to income (pre-tax statutory basis)[2]	(220)	107	(104)

Amount taken to income (pre-tax cash basis)[3]	(51)	(78)	(71)

USD Economic hedges

Net open USD position (notional principal)[1]	823	797	900

Amount taken to income (pre-tax statutory basis)[2]	(129)	(25)	(5)

Amount taken to income (pre-tax cash basis)[3]	(46)	(4)	(15)

1.	Value in AUD at contracted rate.

2.	Unrealised valuation movement plus realised revenue from closed hedges.

3.	Realised revenue from closed hedges.

As at 31 March 2015, the following hedges are in place to partially hedge future earnings against adverse movements in exchange rates:

•	NZD 2.6 billion at a forward rate of approximately NZD 1.10 / AUD.

•	USD 0.7 billion at a forward rate of approximately USD 0.88 / AUD.

During the March 2015 half:

•	NZD 0.9 billion of economic hedges matured and a realised loss of $51 million (pre-tax) was recorded in cash profit.

•	USD 0.4 billion of economic hedges matured and a realised loss of $46 million (pre-tax) was recorded in cash profit.

•	An unrealised loss of $252 million (pre-tax) on the outstanding NZD and USD economic hedges was recorded in the statutory income statement during the half. When determining cash profit, this unrealised loss has been treated as an adjustment to statutory profit as these are hedges of future NZD and USD revenues.

Earnings per share1

	As at			Movement

	Mar 15	Sep 14	Mar 14	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Cash earnings per share (cents)

Basic	133.6	131.5	128.7	2%	4%

Diluted	129.9	126.5	124.3	3%	5%

Cash weighted average number of ordinary shares (M)[2]

Basic	2,750.0	2,736.7	2,728.0	0%	1%

Diluted	2,926.8	2,945.2	2,918.8	-1%	0%

Cash profit ($M)	3,676	3,602	3,515	2%	5%

Preference share dividends ($M)	(1)	(3)	(3)	-67%	-67%
Cash profit less preference share dividends ($M)	3,675	3,599	3,512	2%	5%

Diluted cash profit less preference share dividends ($M)	3,802	3,726	3,628	2%	5%

1.	The earnings per share calculation excludes the Euro Trust Securities (preference shares). The Euro Trust Securities were bought back by ANZ for cash at face value and cancelled on 15 December 2014.

2.	Includes Treasury shares held in Global Wealth.

CFO OVERVIEW

Dividends

	Half Year			Movement

				Mar 15	Mar 15
Dividend per ordinary share (cents)	Mar 15	Sep 1 4	Mar 14	v. Sep 14	v. Mar 14
Interim (fully franked)[1]	86	n/a	83	n/a	4%

Final (fully franked)	n/a	95	n/a	n/a	n/a
Total (fully franked)	86	95	83	-9%	4%

Ordinary share dividends used in payout ratio ($M)[2]	2,379	2,619	2,278	-9%	4%

Cash profit ($M)	3,676	3,602	3,515	2%	5%

Less: Preference share dividends paid	(1)	(3)	(3)	-67%	-67%

Ordinary share dividend payout ratio (cash basis)[2]	64.7%	72.8%	64.9%

1.      2015 interim dividend is proposed.

2.      Dividend payout ratio is calculated using proposed 2015 interim dividend of $2,379 million, which is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September 2014 half and March 2014 half are calculated using actual dividend paid of $2,619 million and $2,278 million respectively. Dividend payout ratio is calculated by adjusting profit attributable to shareholders of the company by the amount of preference share dividends paid.

The Directors propose that an interim dividend of 86 cents be paid on each eligible fully paid ANZ ordinary share on 1 July 2015. The proposed 2015 interim dividend will be fully franked for Australian tax purposes, and New Zealand imputation credits of NZD 10 cents per ordinary share will also be attached.

Economic profit

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Statutory profit attributable to shareholders of the Company	3,506	3,879	3,392	-10%	3%

Adjustments between statutory profit and cash profit	170	(277)	123	large	38%
Cash Profit	3,676	3,602	3,515	2%	5%

Economic credit cost adjustment	(290)	(298)	(256)	-3%	13%

Imputation credits	657	647	597	2%	10%
Economic return	4,043	3,951	3,856	2%	5%

Cost of capital	(2,746)	(2,573)	(2,484)	7%	11%

Economic profit	1,297	1,378	1,372	-6%	-5%

Economic profit is a risk adjusted profit measure used to evaluate business unit performance and is considered in determining the variable component of remuneration packages. This is used for internal management purposes and is not subject to review by the external auditor.

Economic profit is calculated via a series of adjustments to cash profit. The economic credit cost adjustment replaces the actual credit loss charge with internal expected loss based on the average loss per annum on the portfolio over an economic cycle. The value of imputation credits to our shareholders is recognised, measured at 70% of Australian tax. The cost of capital is a major component of economic profit. At an ANZ Group level, this is calculated using average ordinary shareholders’ equity (excluding non-controlling interests), multiplied by a cost of capital rate (11% - as has been consistently applied over a number of reporting periods) plus the dividend on preference shares. At a business unit level, capital is allocated based on economic capital, whereby higher risk businesses attract higher levels of capital. This method is designed to help drive appropriate risk management and ensure business returns align with the relevant risk. Key risks covered include credit risk, operating risk, market risk and other risks.

Economic profit decreased 5% against the prior comparable period due to higher cash profit of 5% being more than offset by higher economic credit cost adjustment and the cost of higher capital levels.

Economic profit decreased 6% against the prior half due to higher cash profit of 2% being more than offset by higher economic credit cost adjustment and higher cost of capital levels.

CFO OVERVIEW

Condensed balance sheet

	As at			Movement

Assets	Mar 15 $B	Sep 14 $B	Mar 14 $B	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Cash / Settlement balances owed to ANZ / Collateral paid	79.3	58.3	56.1	36%	41%

Trading and available-for-sale assets	89.7	80.6	73.5	11%	22%

Derivative financial instruments	73.6	56.4	43.8	30%	68%

Net loans and advances	558.2	521.8	509.3	7%	10%

Investment backing policy liabilities	36.5	33.6	33.2	9%	10%

Other	22.8	21.4	21.9	7%	4%
Total assets	860.1	772.1	737.8	11%	17%
Liabilities

Settlement balances owed by ANZ / Collateral received	12.6	15.7	12.0	-20%	5%

Deposits and other borrowings	567.2	510.1	498.3	11%	14%

Derivative financial instruments	73.2	52.9	45.9	38%	59%

Debt issuances	85.7	80.1	73.6	7%	16%

Policy liabilities and external unit holder liabilities	40.3	37.7	36.7	7%	10%

Other	29.0	26.3	24.3	10%	19%
Total liabilities	808.0	722.8	690.8	12%	17%
Total equity	52.1	49.3	47.0	6%	11%

¡	March 2015 v March 2014

•	Cash, settlement balances and collateral paid increased by $23 billion, with $5 billion due to foreign exchange translation. The increase was primarily driven by increased short term deposits with the US Federal Reserve and Bank of England, following the introduction of Basel III liquidity risk standards in Australia on 1 January 2015, and higher collateral paid on derivative liabilities with collateralised counterparties.

•	Trading and available-for-sale assets increased $16 billion, with $4 billion due to foreign exchange translation. The increase was primarily driven by larger holdings in the prime liquidity portfolio.

•	Derivative financial instruments increased on higher customer demand for interest rate hedging products in light of low interest rates, along with increased customer demand for foreign exchange spot and forward products driven by business growth in Asia and market volatility. Net derivative financial instruments increased by $2 billion primarily driven by movements in foreign exchange and interest rates, along with the impact of foreign exchange translation.

•	Net loans and advances increased $49 billion, with $19 billion due to foreign exchange rate translation, $20 billion growth in Australia division home loan and non-housing term loans, a $5 billion increase in New Zealand home loans and non-housing term loans and a $5 billion increase in IIB term loans.

•	Deposits and other borrowings increased $69 billion, with $28 billion due to foreign exchange rate translation impacts, $18 billion growth in IIB term deposits, other current account deposit products and deposits from banks, $7 billion increase in Australia division from an increase of $14 billion in deposits products partially offset by a reduction in term deposits of $7 billion, a $7 billion increase in New Zealand term deposits and other call deposit products and growth of $6 billion in Group Treasury certificates of deposit and commercial paper.

¡ March 2015 v September 2014

•	Cash, settlement balances and collateral paid increased by $21 billion, with $4 billion due to foreign exchange translation. The increase was primarily driven by an increase in short term deposits with the US Federal Reserve and Bank of England, following the introduction of Basel III liquidity risk standards in Australia on 1 January 2015, and higher collateral paid on derivative liabilities with collateralised counterparties.

•	Derivative financial instruments increased on higher customer demand for interest hedging products in light of low interest rates, along with increased customer demand for foreign exchange sport and forward products driven by business growth in Asia and market volatility. Net derivative financial instruments decreased by $3 billion with the impact of movements in foreign exchange and interest rates offsetting the impact of foreign exchange translation.

•	Net loans and advances increased $36 billion, with $20 billion due to foreign exchange translation, $9 billion growth in Australia division home loans, growth of $3 billion in New Zealand home loans and non-housing term loans and a $4 billion increase in IIB term loans partially offset by a reduction in commercial bills.

•	Deposits and other borrowings increased $57 billion, with $26 billion due to foreign exchange translation, $11 billion growth in IIB term deposits, commercial paper and deposits from banks, $4 billion growth in New Zealand deposit products and $12 billion increase in Group Treasury certificates of deposits and commercial paper.

CFO OVERVIEW

Liquidity risk

Liquidity risk is the risk that the Group is unable to meet its payment obligations as they fall due, including repaying depositors or maturing wholesale debt, or that the Group has insufficient capacity to fund increases in assets. The timing mismatch of cash flows and the related liquidity risk is inherent in all banking operations and is closely monitored by the Group and managed in accordance with the risk appetite set by the Board.

The Group’s approach to liquidity risk management incorporates two key components:

¡	Scenario modelling of funding sources

ANZ’s liquidity risk appetite is defined by the ability to meet a range of regulatory and internal liquidity metrics mandated by the Board. The metrics cover a range of scenarios of varying duration and level of severity. This framework:

•	Provides protection against shorter-term but more extreme market dislocations and stresses.

•	Maintains structural strength in the balance sheet by ensuring an appropriate amount of longer-term assets are funded with longer-term funding.

•	Ensures no undue timing concentrations exist in the Group’s funding profile.

A key component of this framework is the Liquidity Coverage Ratio (LCR) which was implemented in Australia on 1 January 2015. The LCR is a severe short term liquidity stress scenario, introduced as part of the Basel III international framework for liquidity risk measurement, standards and monitoring. As part of meeting the LCR requirements, ANZ has a Committed Liquidity Facility (CLF) with the Reserve Bank of Australia (RBA). The CLF has been established as a solution to a High Quality Liquid Asset (HQLA) shortfall in the Australian marketplace and provides an alternative form of RBA-qualifying liquid assets. The total amount of the CLF available to a qualifying ADI is set annually by APRA.

	As at			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
Liquidity Coverage Ratio[1]	$B	$B	$B2	v. Sep 14	v. Mar 14

Cash outflows[3,4]	174.8	157.1	156.3	11%	12%

Cash inflows[3]	29.4	22.4	25.8	31%	14%
Net cash outflows	145.4	134.7	130.5	8%	11%
Total High Quality Liquid Assets[4,5]	173.0	149.6	120.4	16%	44%
Liquidity Coverage Ratio (%)	119%	111%	92%

[1].	All currency Group LCR.

[2].	March 2014 LCR reported on a best endeavours basis.

[3].	Derivative cash flows are included on a net basis.

4.	RBA open-repo arrangement netted down by exchange settlement account cash balance.

[5].	Market value post discount as defined in APRA Prudential Standard APS 210 Liquidity.

CFO OVERVIEW

¡	Liquid assets

The Group holds a portfolio of high quality unencumbered liquid assets in order to protect the Group’s liquidity position in a severely stressed environment, as well as to meet regulatory requirements. High quality liquid assets comprise three categories, with the definitions consistent with Basel III LCR:

•	Highest-quality liquid assets (HQLA1): Cash, highest credit quality government, central bank or public sector securities eligible for repurchase with central banks to provide same-day liquidity.

•	High-quality liquid assets (HQLA2): High credit quality government, central bank or public sector securities, high quality corporate debt securities and high quality covered bonds eligible for repurchase with central banks to provide same-day liquidity.

•	Alternative liquid assets (ALA): Assets qualifying as collateral for the CLF and eligible securities listed by the Reserve Bank of New Zealand (RBNZ).

The Group monitors and manages the composition of liquid assets to ensure diversification by asset class, counterparty, currency and tenor. Minimum levels of liquid assets held are set annually based on a range of ANZ specific and general market liquidity stress scenarios such that potential cash flow obligations can be met over the short to medium term, and holdings are appropriate to existing and future business activities, regulatory requirements and in line with the approved risk appetite.

Market Values Post Discount[1]	As at			Movement

	Mar 15 $B	Sep 14 $B	Mar 14 $B	Mar 15 v. Sep 14	Mar 15 v. Mar 14

HQLA1[2]	103.8	81.0	70.9	28%	46%

HQLA2	3.0	2.7	-	11%	n/a

Internal Residential Mortgage Backed Securities (Australia)	43.5	43.5	29.6	0%	47%

Internal Residential Mortgage Backed Securities (New Zealand)	5.6	5.1	5.1	10%	10%

Other ALA[3]	17.1	17.3	14.8	-1%	16%
Total Liquid Assets	173.0	149.6	120.4	16%	44%

[1].	Discount as defined in APRA Prudential Standard APS 210 Liquidity.

[2].	RBA open-repo arrangement netted down by exchange settlement account cash balance.

[3].	Comprised of assets qualifying as collateral for the Committed Liquidity Facility (CLF), excluding internal RMBS, up to approved facility limit; and any liquid assets contained in the RBNZ’s Liquidity Policy - Annex: Liquidity Assets - Prudential Supervision Department Document BS13A12.

CFO OVERVIEW

Funding

ANZ targets a diversified funding base, avoiding undue concentrations by investor type, maturity, market source and currency.

$10.9 billion of term wholesale debt (with a remaining term greater than one year as at 31 March 2015) was issued during the March 2015 half. Furthermore, $1.5 billion of Additional Tier 1 Capital was also issued during the March 2015 Half. The weighted average tenor of new term debt was 4.6 years (2014: 4.9 years).

The following tables show the Group’s total funding composition:	As at			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Customer deposits and other liabilities[1]
Australia	162,587	160,683	156,080	1%	4%
International and Institutional Banking	201,124	183,126	172,252	10%	17%
New Zealand	60,293	51,360	51,749	17%	17%
Global Wealth	17,357	13,844	12,699	25%	37%
GTSO and Group Centre	(5,214)	(5,294)	(4,758)	-2%	10%
Customer deposits	436,147	403,719	388,022	8%	12%
Other funding liabilities[2]	12,315	14,502	10,895	-15%	13%
Total customer liabilities (funding)	448,462	418,221	398,917	7%	12%

Wholesale funding[3]
Debt issuances[4]	84,859	79,291	72,747	7%	17%
Subordinated debt	16,463	13,607	13,226	21%	24%
Certificates of deposit	59,646	52,754	57,707	13%	3%
Commercial paper	22,729	15,152	16,041	50%	42%
Other wholesale borrowings[5,6]	53,625	42,460	43,871	26%	22%

Total wholesale funding	237,322	203,264	203,592	17%	17%
Shareholders’ Equity (excl. preference shares)	52,051	48,413	46,167	8%	13%
Total Funding	737,835	669,898	648,676	10%	14%

	As at			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Funded Assets
Other short term assets & trade finance assets[7]	87,755	74,925	79,118	17%	11%
Liquids[6]	123,835	100,951	85,655	23%	45%
Short term funded assets	211,590	175,876	164,773	20%	28%
Lending & fixed assets[8]	526,245	494,022	483,903	7%	9%
Total Funded Assets	737,835	669,898	648,676	10%	14%

Funding Liabilities[3,4,6]
Other short term liabilities	30,858	22,676	25,023	36%	23%
Short term funding	60,394	46,466	55,294	30%	9%
Term funding < 12 months	31,860	23,888	18,637	33%	71%
Other customer deposits[1,9]	101,223	89,825	84,940	13%	19%
Total short term funding liabilities	224,335	182,855	183,894	23%	22%
Stable customer deposits[1,10]	370,331	347,237	331,488	7%	12%
Term funding > 12 months	83,665	84,519	79,805	-1%	5%
Shareholders’ equity and hybrid debt	59,504	55,287	53,489	8%	11%
Total Stable Funding	513,500	487,043	464,782	5%	10%
Total Funding	737,835	669,898	648,676	10%	14%
[1].	Includes term deposits, other deposits and an adjustment recognised in Group Centre to eliminate Global Wealth investments in ANZ deposit products.

[2].	Includes interest accruals, payables and other liabilities, provisions and net tax provisions, excluding other liabilities in Global Wealth.

[3].	Excludes liability for acceptances as they do not provide net funding.

[4].	Excludes term debt issued externally by Global Wealth.

[5].	Includes borrowings from banks, net derivative balances, special purpose vehicles, other borrowings and Euro Trust securities (preference shares). The Euro Trust Securities were bought back by ANZ for cash at face value and cancelled on 15 December 2014.

[6].	RBA open-repo arrangement netted down by the exchange settlement account cash balance.

[7].	Includes short-dated assets such as trading securities, available-for-sale securities, trade dated assets and trade finance loans.

[8].	Excludes trade finance loans.

[9].	Total customer liabilities (funding) plus Central Bank deposits less Stable customer deposits.

[10].	Stable customer deposits represent operational type deposits or those sourced from retail / business / corporate customers and the stable component of Other funding liabilities.

CFO OVERVIEW

Capital Management

	As at
	APRA Basel 3			Internationally Comparable Basel 3[1]
	Mar 15	Sep 14	Mar 14	Mar 15	Sep 14	Mar 14
Capital Ratios
Common Equity Tier 1	8.7%	8.8%	8.3%	12.4%	12.7%	12.2%
Tier 1	10.6%	10.7%	10.3%	14.7%	15.0%	14.7%
Total capital	12.6%	12.7%	12.1%	17.1%	17.5%	16.8%
Risk weighted assets ($B)	386.9	361.5	360.7	320.5	295.1	293.2

[1].	Internationally Comparable methodology as per the “Australian Bankers’ Association: International comparability of capital ratios of Australia’s major banks” (August 2014) report prepared by PwC Australia.

APRA Basel 3 Common Equity Tier 1 (CET1) – March 2015 v September 2014

[1].	Capital Deductions represents the movement in retained earnings in deconsolidated entities, capitalised software and other intangibles in the period.

[2].	9.3 million ordinary shares were issued under the Dividend Reinvestment Plan and Bonus Option Plan for the 2014 final dividend.

¡	March 2015 v September 2014

ANZ’s CET1 ratio decreased 7 bps to 8.7% in the March 2015 half. Key drivers for the CET1 ratio movement during the half were:

•	Capital generation from cash earnings which more than offset capital usage from RWA growth and other business capital deductions. Net organic capital generation is 59 bps or $2.1 billion;

•	Payment of the September 2014 Final Dividend (net of shares issued under the DRP) reduced CET1 ratio by 64 bps;

•	Other impacts of -2 bps mainly due to net impacts of non-cash earnings, net deferred tax asset balance movements and RWA measurement changes.

CFO OVERVIEW

APRA to Internationally Comparable1 Common Equity Tier 1 (CET1) as at 31 March 2015

1.	ANZ’s interpretation of the regulations documented in the Basel Committee publications; “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). Also includes differences identified in PwC’s report on “International Comparability of Capital Ratios of Australia’s Major Banks” (August 2014), commissioned by the Australian Bankers Association.

The above provides a reconciliation of the CET1 ratio under APRA’s Basel 3 prudential capital standards to Internationally Comparable Basel 3 standards. APRA views the Basel 3 reforms as a minimum requirement and hence has not incorporated some of the concessions proposed in the Basel 3 rules and has also set higher requirements in other areas. As a result, Australian banks’ Basel 3 reported capital ratios will not be directly comparable with international peers. The International Comparable Basel 3 CET1 ratio incorporates differences between APRA and both the Basel Committee Basel 3 framework (including differences identified in the March 2014 Basel Committees Regulatory Consistency Assessment Programme (RCAP) on Basel 3 implementation in Australia) and its application in major offshore jurisdictions.

The material differences in APRA’s Basel 3 and Internationally Comparable Basel 3 ratios include:

Deductions

•	Investment in insurance and banking associates – APRA requires full deduction against CET1. On an Internationally Comparable basis, these investments are subject to a concessional threshold before a deduction is required.

•	Deferred tax assets – A full deduction is required from CET1 for deferred tax assets (DTA) relating to temporary differences. On an Internationally Comparable basis, this is first subject to a concessional threshold before the deduction is required.

•	Capitalised expenses net of deferred fee income – Adjustments to CET1 for capitalised expenses and deferred fee income are not required under an Internationally Comparable basis.

Risk Weighted Assets (RWA)

•	IRRBB RWA – APRA requires inclusion of Interest Rate Risk in the Banking Book (IRRBB) within the RWA base for the CET1 ratio calculation. This is not required under an Internationally Comparable basis.

•	Mortgages RWA – APRA imposes a floor of 20% on the downturn Loss Given Default (LGD) used in credit RWA calculations for residential mortgages. The Internationally Comparable Basel 3 framework only requires downturn LGD floor of 10%.

•	Specialised Lending - APRA requires the supervisory slotting approach be used in determining credit RWA for specialised lending exposures. The Internationally Comparable basis allows for the advanced internal ratings based approach to be used when calculating RWA for these exposures.

•	Unsecured Corporate Lending LGD – Adjustment to align ANZ’s unsecured corporate lending LGD to 45% to be consistent with banks in other jurisdictions. The 45% LGD rate is also used in the Foundation Internal Ratings-based approach (FIRB).

•	Undrawn Corporate Lending Exposure at Default (EAD) – To adjust ANZ’s credit conversion factors (CCF) for undrawn corporate loan commitments to 75% (used in FIRB approach) to align with banks in other jurisdictions.

CFO OVERVIEW

Other regulatory developments

¡	Financial System Inquiry (FSI)

The Australian Government recently completed a comprehensive inquiry into Australia’s financial system. The final FSI report was released on 7 December 2014. The contents of the final FSI report are wide-ranging and key recommendations that may have an impact on regulatory capital levels include:

¡	Setting capital standards such that Australian Authorised Deposit-taking Institutions (ADI) capital ratios are unquestionably strong;

¡	Raising the average internal ratings-based (IRB) mortgage risk weight to narrow the difference between average mortgage risk-weight for ADIs using IRB models and those using standardised risk weights;

¡	Implementing a framework for minimum loss absorbing and recapitalisation capacity in line with emerging international practice;

¡	Developing a common reporting template that improves the transparency and comparability of capital ratios of Australian ADIs; and

¡	Introducing a leverage ratio that acts as a backstop to ADI’s risk-based capital requirements, in line with Basel framework.

The Australian Government has announced that it intends to consult with industry and consumers before making any decisions on the recommendations. ANZ has provided a submission to the Australian Government, with the consultation period closed at the end of March 2015. The final outcome of the FSI, including any impacts on ANZ and the timing of these impacts, are uncertain.

¡	Liquidity Ratios

The Basel 3 Liquidity changes include the introduction of two liquidity ratios to measure liquidity risk; (i) the Liquidity Coverage Ratio (LCR) which became effective on 1 January 2015 and (ii) the Net Stable Funding Ratio (NSFR).

The final Basel 3 revised NSFR standard was released in October 2014, and is broadly consistent with the previous version. It will become the minimum Basel standard on 1 January 2018, and it is expected APRA will adopt the same timeline. As part of managing future liquidity requirements, ANZ monitors the NSFR ratio in its internal reporting and is well placed to meet this requirement.

¡	Domestic Systemically Important Bank (D-SIB) Framework

APRA has released details of its D-SIB framework for implementation in Australia and has classified ANZ and three other major Australian banks as domestic systemically important banks. As a result a Capital Conservation Buffer (CCB) will be applied to four major Australian banks, increasing capital requirements by 100 bps from 1 January 2016 and further strengthening the capital position of Australia’s D-SIBs. ANZ’s current capital position is already in excess of APRA’s requirements including the D-SIB overlay. The Group is well placed for D-SIB implementation in January 2016.

¡	Composition of Level 2 ADI Group

In May 2014, APRA provided further clarification to the definition of the Level 2 ADI group, where subsidiary intermediate holding companies are now considered part of the Level 2 Group.

The above clarification results in the phasing out, over time, of capital benefits arising from the debt issued by ANZ Wealth Australia Limited (ANZWA). As at 31 March 2015, ANZWA has $805 million of debt outstanding which is equivalent to approximately 21 bps of CET1. APRA has approved transitional arrangements, in line with the existing maturity profile of the debt in June 2015 ($405 million) and March 2016 ($400 million). The Group is well placed to manage the future transitional impact through organic capital generation.

¡	Level 3 Conglomerates (“Level 3”)

In August 2014, APRA announced its planned framework for the supervision of Conglomerates Group (Level 3) which includes updated Level 3 capital adequacy standards. These standards will regulate a bancassurance group such as ANZ as a single economic entity with minimum capital requirements and additional monitoring on risk exposure levels.

APRA has deferred a decision on the implementation date as well as the final form of the Level 3 framework until the Australian Government’s response to the FSI recommendations have been announced and considered by APRA. APRA has committed to a minimum transition period of 12 months for the affected institutions to comply with the new requirements once an implementation date is established.

Based upon the current draft of the Level 3 standards covering capital adequacy, group governance, risk management and risk exposures, ANZ is not expecting any material impact on its operations.

¡	APRA Discussion Paper on Disclosure Reforms

In September 2014, APRA released a consultation package for discussion on the proposed implementation of the internationally agreed disclosure framework on the leverage ratio, liquidity coverage ratio and the identification of potential global systemically important banks (G-SIBs). APRA will consider submissions to these proposed requirements (submissions to APRA closed on 31 October 2014) before finalising the standards for implementation. APRA initially intended for these requirements to become effective from 1 January 2015, but has now deferred implementation to a date yet to be determined.

¡	Leverage Ratio

APRA’s draft leverage ratio will apply to those ADIs using the IRB approach to Credit Risk Weighted Assets. Leverage ratio requirements are included in the Basel Committee on Banking Supervision (BCBS) Basel 3 capital framework as a supplement to the current risk based capital requirements and is intended to restrict the build-up of excessive leverage in the banking system.

In the draft requirements, APRA has maintained the BCBS calculation of the leverage ratio of Tier 1 Capital expressed as a percentage of Exposure Measure. The current BCBS minimum leverage ratio requirement is 3%. APRA has not yet announced details of the minimum requirement which will apply to impacted Australian ADIs.

Public disclosure of the leverage ratio for Australian IRB ADIs is expected to commence from the date of the first financial report after an implementation date has been determined by APRA, with subsequent disclosures published on a quarterly basis. Explanation of key drivers of material changes in the ADIs leverage ratio between the previous and current reporting periods is also required.

CFO OVERVIEW

¡	Liquidity Coverage Ratio (LCR) disclosures

The proposed LCR external disclosures will be made half-yearly from the date of the first financial report after an implementation date has been determined by APRA, and are largely as expected and in line with the previously released Basel proposals.

¡	Globally Systemically Important Bank (G-SIB) indicators disclosures

APRA proposes that the four major Australian ADIs report a set of 12 financial indicators used in the G-SIB framework to identify banks that should be designated as systemically important from a global perspective. These indicators reflects the size, interconnectedness, level of cross jurisdictional activities and complexity of the ADIs which are then used to calculate each ADI’s ‘systemicness’ score. ADIs identified as G-SIBs will be imposed with higher loss absorbency (HLA) requirements in the form of additional CET1 capital. As at reporting date, no Australian ADIs (ANZ included) are considered globally systemically important.

Under current draft requirements, major Australian ADIs must disclose the 12 indicators on an annual basis. The indicator values are to be reported as at an ADI’s financial year-end, no later than four months after the date on which the indicator values are based. The disclosures can either be included in an ADI’s annual financial report or in the ‘Regulatory Disclosures’ section of an ADI’s website.

¡	Revisions to the Standardised Approach for Credit Risk and Capital Floors

In December 2014, BCBS released two consultation papers on their proposals to revise the approach to measuring Standardised Risk Weighted Assets (RWA) for credit risk (this is in addition to their proposals on standardised approaches to market risk, counterparty credit risk and operational risks announced earlier in 2014) and to impose capital floors based on these revised approaches to the RWA measurement. These proposals are aimed at reducing RWA variability amongst banks and improving risk sensitivities to key drivers of risk, whilst reducing the reliance on external credit rating when setting capital charges.

BCBS is currently undertaking a Quantitative Impact Study (QIS) to calibrate the proposed Standardised RWA and capital floor requirements, and ANZ participated in this exercise. The impact of these changes to ANZ and other Australian ADIs cannot be determined until BCBS finalise their calibration and proposals incorporating comments from the industry (consultation closed on 27 March 2015). Final impacts are also subject to the form of the BCBS proposal that APRA will implement for Australian ADIs.

CFO OVERVIEW

Technology infrastructure spend1

Technology infrastructure spend includes expenditure that develops and enhances the Group’s technology infrastructure to meet business and strategic objectives and to improve capabilities and efficiencies.

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Expensed investment spend	123	147	134	-16%	-8%

Capitalised investment spend	314	430	349	-27%	-10%

Technology Infrastructure spend	437	577	483	-24%	-10%

Comprising	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Growth	204	217	221	-6%	-8%

Productivity	102	159	104	-36%	-2%

Risk and compliance	82	131	111	-37%	-26%

Infrastructure and other	49	70	47	-30%	4%

Technology infrastructure spend	437	577	483	-24%	-10%

Technology infrastructure spend by division	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Australia	136	165	149	-18%	-9%

International and Institutional Banking	101	158	128	-36%	-21%

New Zealand	28	23	38	22%	-26%

Global Wealth	35	27	40	30%	-13%

GTSO and Group Centre	137	204	128	-33%	7%

Technology infrastructure spend	437	577	483	-24%	-10%

1.	Investment spend no longer Includes technology infrastructure maintenance spend of $31 million (Sep 14 half: $56 million; Mar 14 half: $44 million), as infrastructure lifecycle management is considered to be part of business-as-usual. There has been some re-allocation between categories in prior periods to align to revised category definitions.

The “Banking on Australia” program continues to be a key focus, building digital and data analytic capabilities. We have enhanced the customer experience through delivering innovative digital and mobile solutions while enhancing security. This includes the launch of the world’s first Tap & PIN ATMs delivering faster transactions and better security.

IIB investment focused on the continued development of Transaction Banking and Markets capabilities, scaling and optimising infrastructure to connect with more customers and provide seamless value. Significant investment continued in risk and compliance projects to meet increasing regulatory requirements across the region.

We have made significant investment in Payments Transformation, to deliver our customers a market leading experience by simplifying and modernising our payments capability, and our Global Loan Management System, to further transform Wholesale Lending, standardising and simplifying our approach to loan fulfilment, servicing and management.

Investment in technology continues to deliver a modern and secure technology foundation that is commensurate with ANZ’s user, customer and client expectations. It offers simplification and flexibility for ANZ to rapidly change and deliver services globally, including hubs, in-line with our super regional agenda.

¡	March 2015 v March 2014

During the March 2015 half, the group continued to invest strongly with spend of $437 million. Cost efficiencies from greater utilisation of hubs and outsourcing partners, along with the completion of some large programs of work in 2014 including the Core Banking System in Hong Kong, HR Foundation and some Transaction Banking capabilities, has resulted in the reduction in investment spend compared to the March 2014 half.

¡	March 2015 v September 2014

The decrease in investment spend when compared to the September 2014 half was driven by ongoing cost efficiencies from greater utilisation of hubs and outsourcing partners, along with the completion of some large programs of work in 2014 including HR Foundation, some Transaction Banking capabilities and significant Risk and Compliance initiatives.

CFO OVERVIEW

Software capitalisation

As at 31 March 2015, the Group’s intangibles included $2,689 million in relation to costs incurred in acquiring and developing software. Details are set out in the table below:

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Balance at start of period	2,533	2,332	2,170	9%	17%

Software capitalised during the period	350	415	362	-16%	-3%

Amortisation during the period	(267)	(221)	(205)	21%	30%

Software impaired/written-off	(4)	(14)	(1)	-71%	large

Foreign exchange differences	77	21	6	large	large

Total capitalised software	2,689	2,533	2,332	6%	15%

Capitalised cost analysis by Division	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	93	115	104	-19%	-11%

International and Institutional Banking	100	153	94	-35%	6%

New Zealand	14	22	11	-36%	27%

Global Wealth	21	16	19	31%	11%

GTSO and Group Centre	122	109	134	12%	-9%

Total	350	415	362	-16%	-3%

Net book value by Division	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	580	553	493	5%	18%

International and Institutional Banking[1]	1,091	998	904	9%	21%

New Zealand[2]	51	53	40	-4%	28%

Global Wealth	101	93	101	9%	0%

GTSO and Group Centre[1,2]	866	836	794	4%	9%

Total	2,689	2,533	2,332	6%	15%

1.	GTSO and Group Centre transferred $20 million of assets to International and Institutional Banking during the March 2015 half.

2.	New Zealand division transferred $15 million of assets to GTSO and Group Centre during the March 2015 half.

CFO OVERVIEW

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SEGMENT REVIEW

CONTENTS

Section 5 – Segment Review

Segment performance

Australia

International and Institutional Banking (IIB)

New Zealand

Global Wealth

Global Technology, Services and Operations (GTSO) and Group Centre

SEGMENT REVIEW

Segment Performance

The Group operates on a divisional structure with Australia, International and Institutional Banking (IIB), New Zealand, and Global Wealth being the major operating divisions. The IIB and Global Wealth divisions are coordinated globally. GTSO and Group Centre provide support to the operating divisions, including technology, operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre also includes Group Treasury and Shareholder Functions.

During the March 2015 half, the Merchant Services and Commercial Credit Cards businesses were transferred out of the Cards and Payments business unit in Australia Retail and split between Australia C&CB and IIB based on customer ownership. Comparative information has been restated.

There have been no other major structure changes, however certain prior period comparatives have been restated to align with current period presentation resulting from minor changes to customer segmentation and the realignment of support functions.

The Segment Review section is reported on a cash profit basis.

March 2015 Half Year

AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	3,670	2,027	1,161	88	192	7,138

Other operating income	571	1,759	183	762	(228)	3,047
Operating income	4,241	3,786	1,344	850	(36)	10,185

Operating expenses	(1,556)	(1,771)	(539)	(489)	(238)	(4,593)
Profit before credit impair’t and income tax	2,685	2,015	805	361	(274)	5,592

Credit impairment (charge)/release	(395)	(98)	(19)	1	1	(510)
Profit before income tax	2,290	1,917	786	362	(273)	5,082

Income tax expense and non-controlling interests	(688)	(458)	(220)	(103)	63	(1,406)
Cash profit	1,602	1,459	566	259	(210)	3,676

March 2014 Half Year
AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	3,445	1,993	1,065	80	181	6,764

Other operating income	556	1,629	178	727	(186)	2,904
Operating income	4,001	3,622	1,243	807	(5)	9,668

Operating expenses	(1,479)	(1,627)	(513)	(484)	(183)	(4,286)
Profit before credit impair’t and income tax	2,522	1,995	730	323	(188)	5,382

Credit impairment (charge)/release	(402)	(162)	34	1	1	(528)
Profit before income tax	2,120	1,833	764	324	(187)	4,854

Income tax expense and non-controlling interests	(637)	(465)	(214)	(90)	67	(1,339)
Cash profit	1,483	1,368	550	234	(120)	3,515

March 2015 Half Year vs March 2014 Half Year
AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	7%	2%	9%	10%	6%	6%

Other operating income	3%	8%	3%	5%	23%	5%
Operating income	6%	5%	8%	5%	large	5%

Operating expenses	5%	9%	5%	1%	30%	7%
Profit before credit impair’t and income tax	6%	1%	10%	12%	46%	4%

Credit impairment (charge)/release	-2%	-40%	large	0%	0%	-3%
Profit before income tax	8%	5%	3%	12%	46%	5%

Income tax expense and non-controlling interests	8%	-2%	3%	14%	-6%	5%
Cash profit	8%	7%	3%	11%	75%	5%

SEGMENT REVIEW

March 2015 Half Year
AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	3,670	2,027	1,161	88	192	7,138

Other operating income	571	1,759	183	762	(228)	3,047
Operating income	4,241	3,786	1,344	850	(36)	10,185

Operating expenses	(1,556)	(1,771)	(539)	(489)	(238)	(4,593)
Profit before credit impair’t and income tax	2,685	2,015	805	361	(274)	5,592

Credit impairment (charge)/release	(395)	(98)	(19)	1	1	(510)
Profit before income tax	2,290	1,917	786	362	(273)	5,082

Income tax expense and non-controlling interests	(688)	(458)	(220)	(103)	63	(1,406)
Cash profit	1,602	1,459	566	259	(210)	3,676

September 2014 Half Year
AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	3,632	2,016	1,106	88	191	7,033

Other operating income	560	1,467	171	850	(171)	2,877
Operating income	4,192	3,483	1,277	938	20	9,910

Operating expenses	(1,536)	(1,655)	(518)	(520)	(245)	(4,474)
Profit before credit impair’t and income tax	2,656	1,828	759	418	(225)	5,436

Credit impairment (charge)/release	(416)	(54)	(26)	1	34	(461)
Profit before income tax	2,240	1,774	733	419	(191)	4,975

Income tax expense and non-controlling interests	(669)	(439)	(205)	(111)	51	(1,373)
Cash profit	1,571	1,335	528	308	(140)	3,602

March 2015 Half Year vs September 2014 Half Year
AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	1%	1%	5%	0%	1%	1%

Other operating income	2%	20%	7%	-10%	33%	6%
Operating income	1%	9%	5%	-9%	large	3%

Operating expenses	1%	7%	4%	-6%	-3%	3%
Profit before credit impair’t and income tax	1%	10%	6%	-14%	22%	3%

Credit impairment (charge)/release	-5%	81%	-27%	0%	-97%	11%
Profit before income tax	2%	8%	7%	-14%	43%	2%

Income tax expense and non-controlling interests	3%	4%	7%	-7%	24%	2%
Cash profit	2%	9%	7%	-16%	50%	2%

SEGMENT REVIEW

Australia

Mark Whelan

The Australia Division comprises the Retail and Corporate and Commercial Banking (C&CB) business units.

Cash profit – March 2015 Half Year v March 2014 Half Year

Banking on Australia Transformation

“Banking on Australia” is transforming our Retail and Corporate & Commercial businesses based on a deep understanding of customer needs. We have delivered a strong performance with contributions from all core segments.

We continue to build our sales reach through expanding our sales force and investing in the capability of our frontline. We have improved our distribution networks, enabling our frontline bankers to have more high quality interactions, and making it easier for our customers to bank with us.

We have enhanced the customer experience through delivering innovative digital and mobile solutions, providing connectivity and allowing customers more control over their banking needs. 74%1 of transactions now occur through digital channels and we have launched the world’s first Tap & PIN ATMs delivering faster transactions and better security.

We have simplified our products and processes to further improve the customer experience and manage our costs. The productivity achieved as a result of the distribution transformation, digital investment and simplification has been reinvested in building our sales reach, increasing our sales capability and investing in our key customer and industry segments.

Retail has had another strong half. Volumes continue to grow above system and margins have been well managed. We have consistently grown Home Loans and delivered 5 consecutive years of above system growth2. Retail deposits continue to grow and mix has improved. We have 3% more Retail customers and increased the number of Retail products held per customer.

C&CB continues to grow its business, targeting key growth segments and supporting customers across the region. Lending grew 4% and the Small Business Banking segment is performing strongly with lending up 15%, aided by ANZ’s $2 billion lending pledge and investing for growth. Other business foundations remain strong with deposits growing 6%. We have maintained our cost discipline and underlying asset quality remains sound.

¡	March 2015 v March 2014

Cash profit increased 8%, with 6% income growth, a 5% increase in expenses and a 2% decrease in credit impairment charges.

Key factors affecting the result were:

•	Net interest income increased 7% primarily due to strong volume growth from Home Loans, Cards and Small Business Banking, and disciplined deposit pricing to manage lending margin contraction from competitive pressures.

•	Operating expenses increased 5%. This was primarily due to Banking on Australia investments to increase our sales reach and sales capability, investment in our digital capabilities and wage inflation.

•	Credit impairment charges decreased 2%, with a lower individual impairment charge offsetting a higher collective charge. The lower individual charge reflects improved performance in Corporate Banking, offset by higher charges in Esanda and Business Banking. The collective charge increase reflects model improvements in Esanda and growth in Consumer Cards.

¡	March 2015 v September 2014

Cash profit increased 2%, with 1% income growth, a 1% increase in operating expenses and a 5% decrease in credit impairment charges.

Key factors affecting the result were:

•	Despite competition, net loans and advances and deposits growth was strong in the half, with Home Loans, Cards & Payments, Retail Deposits and Small Business Banking contributing strongly. Net interest margin contracted 4 bps, reflecting increased lending competition and portfolio mix, partially offset by disciplined deposit pricing.

•	Operating expenses were limited to 1% growth. Investment in sales reach and sales capability continued in the March 2015 half, while maintaining a stable operating expense to operating income ratio.

•	Credit impairment charges decreased 5%, with a lower individual impairment charge offsetting a higher collective charge. The lower individual charge reflects improved performance in Consumer Cards, Corporate Banking and Regional Business Banking, offset by higher charges in Esanda. The collective charge increase reflects model improvements in Esanda and growth across the Retail segment, primarily in Consumer Cards.

[1]	Refers to value transactions through the internet, mobile, teller and ATM’s.

[2]	Source: APRA Monthly Banking Statistics as at 31 December 2014.

SEGMENT REVIEW

Australia

Mark Whelan

	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Net interest income	3,670	3,632	3,445	1%	7%

Other operating income	571	560	556	2%	3%
Operating income	4,241	4,192	4,001	1%	6%

Operating expenses	(1,556)	(1,536)	(1,479)	1%	5%
Profit before credit impairment and income tax	2,685	2,656	2,522	1%	6%

Credit impairment charge	(395)	(416)	(402)	-5%	-2%
Profit before income tax	2,290	2,240	2,120	2%	8%

Income tax expense and non-controlling interests	(688)	(669)	(637)	3%	8%
Cash profit	1,602	1,571	1,483	2%	8%

Consisting of:
Retail	956	943	887	1%	8%

Corporate and Commercial Banking	646	628	596	3%	8%
Cash profit	1,602	1,571	1,483	2%	8%

Balance Sheet
Net loans & advances	297,642	287,750	278,120	3%	7%

Other external assets	2,885	2,814	2,912	3%	-1%
External assets	300,527	290,564	281,032	3%	7%
Customer deposits	162,587	160,683	156,080	1%	4%

Other external liabilities	11,410	11,997	12,330	-5%	-7%
External liabilities	173,997	172,680	168,410	1%	3%
Risk weighted assets	116,386	110,752	109,077	5%	7%

Average gross loans and advances	294,357	284,763	276,626	3%	6%

Average deposits and other borrowings	162,688	157,756	155,073	3%	5%

Ratios

Return on assets	1.09%	1.10%	1.07%

Net interest margin	2.50%	2.54%	2.50%

Operating expenses to operating income	36.7%	36.6%	37.0%

Operating expenses to average assets	1.06%	1.07%	1.07%
Individual credit impairment charge/(release)	334	413	374	-19%	-11%

Individual credit impairment charge/(release) as a % of average GLA	0.23%	0.29%	0.27%

Collective credit impairment charge/(release)	61	3	28	large	large

Collective credit impairment charge/(release) as a % of average GLA	0.04%	0.00%	0.02%

Gross impaired assets	1,245	1,253	1,463	-1%	-15%

Gross impaired assets as a % of GLA	0.42%	0.43%	0.52%
Total full time equivalent staff (FTE)	10,586	10,245	9,907	3%	7%

SEGMENT REVIEW

Australia

Mark Whelan

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Retail	158	177	161	-11%	-2%

Home Loans	6	11	13	-45%	-54%

Cards & Payments	144	153	140	-6%	3%

Deposits[1]	8	13	8	-38%	0%

Corporate and Commercial Banking	176	236	213	-25%	-17%

Corporate Banking	(18)	39	70	large	large

Esanda	100	84	70	19%	43%

Regional Business Banking	20	38	21	-47%	-5%

Business Banking	24	24	4	0%	large

Small Business Banking	50	51	48	-2%	4%

Individual credit impairment charge/(release)	334	413	374	-19%	-11%

Collective credit impairment charge/(release)	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Retail	37	8	7	large	large

Home Loans	11	5	9	large	22%

Cards & Payments	25	5	(4)	large	large

Deposits[2]	1	(2)	2	large	-50%

Corporate and Commercial Banking	24	(5)	21	large	14%

Corporate Banking	(29)	(18)	10	61%	large

Esanda	27	1	(2)	large	large

Regional Business Banking	12	2	(4)	large	large

Business Banking	(1)	(1)	2	0%	large

Small Business Banking	15	11	15	36%	0%

Collective credit impairment charge/(release)	61	3	28	large	large

Total credit impairment charge/(release)	395	416	402	-5%	-2%

1.	Represents individual credit impairment charge/(release) on Overdraft balances.

2.	Represents collective credit impairment charge/(release) on Overdraft balances.

SEGMENT REVIEW

Australia

Mark Whelan

Net loans and advances	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Retail	229,211	220,164	212,462	4%	8%

Home Loans	217,977	209,391	201,646	4%	8%

Cards & Payments	11,139	10,680	10,720	4%	4%

Deposits[1]	95	93	96	2%	-1%

Corporate and Commercial Banking	68,431	67,586	65,658	1%	4%

Corporate Banking	9,661	9,389	9,074	3%	6%

Esanda	15,776	16,149	16,297	-2%	-3%

Regional Business Banking	12,359	12,602	11,988	-2%	3%

Business Banking	17,150	16,774	16,577	2%	3%

Small Business Banking	13,485	12,672	11,722	6%	15%
Net loans and advances	297,642	287,750	278,120	3%	7%

Customer deposits	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Retail	112,906	111,962	109,274	1%	3%

Home Loans[2]	19,211	17,684	16,308	9%	18%

Cards & Payments	230	245	224	-6%	3%

Deposits	93,465	94,033	92,742	-1%	1%

Corporate and Commercial Banking[3]	49,681	48,721	46,806	2%	6%

Esanda	-	1	1	-100%	-100%

Regional Business Banking	4,693	4,964	4,955	-5%	-5%

Business Banking	14,136	14,038	13,041	1%	8%

Small Business Banking	30,852	29,718	28,809	4%	7%
Customer deposits	162,587	160,683	156,080	1%	4%

1.	Net loans and advances for the Deposits business represents amounts in overdraft.

2.	Customer deposit amounts for the Home Loans business represents balances in offset accounts.

3.	Corporate Banking deposits are included in the International and Institutional Banking division deposits.

SEGMENT REVIEW

Australia

Mark Whelan

Retail

	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	2,219	2,188	2,042	1%	9%

Other operating income	357	342	347	4%	3%

Operating income	2,576	2,530	2,389	2%	8%

Operating expenses	(1,015)	(1,002)	(955)	1%	6%

Profit before credit impairment and income tax	1,561	1,528	1,434	2%	9%

Credit impairment charge	(195)	(185)	(168)	5%	16%

Profit before income tax	1,366	1,343	1,266	2%	8%

Income tax expense and non-controlling interests	(410)	(400)	(379)	3%	8%
Cash profit	956	943	887	1%	8%

Risk weighted assets	57,304	53,367	52,166	7%	10%

	Half Year			Movement
Individual credit impairment charge/(release)	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Home Loans	6	11	13	-45%	-54%

Cards & Payments	144	153	140	-6%	3%

Deposits[1]	8	13	8	-38%	0%
Individual credit impairment charge/(release)	158	177	161	-11%	-2%

Collective credit impairment charge/(release)

Home Loans	11	5	9	large	22%

Cards & Payments	25	5	(4)	large	large

Deposits[2]	1	(2)	2	large	-50%
Collective credit impairment charge/(release)	37	8	7	large	large

Total credit impairment charge/(release)	195	185	168	5%	16%

	Half Year			Movement
Net loans and advances	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Home Loans	217,977	209,391	201,646	4%	8%

Cards & Payments	11,139	10,680	10,720	4%	4%

Deposits	95	93	96	2%	-1%
Net loans and advances	229,211	220,164	212,462	4%	8%

Customer deposits

Home Loans	19,211	17,684	16,308	9%	18%

Cards & Payments	230	245	224	-6%	3%

Deposits	93,465	94,033	92,742	-1%	1%
Customer deposits	112,906	111,962	109,274	1%	3%

1.	Represents individual credit impairment charge/(release) on Overdraft balances.

2.	Represents collective credit impairment charge/(release) on Overdraft balances.

SEGMENT REVIEW

Australia

Mark Whelan

Corporate and Commercial Banking

	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	1,451	1,444	1,403	0%	3%

Other operating income	214	218	209	-2%	2%

Operating income	1,665	1,662	1,612	0%	3%

Operating expenses	(541)	(534)	(524)	1%	3%

Profit before credit impairment and income tax	1,124	1,128	1,088	0%	3%

Credit impairment charge	(200)	(231)	(234)	-13%	-15%

Profit before income tax	924	897	854	3%	8%

Income tax expense and non-controlling interests	(278)	(269)	(258)	3%	8%
Cash profit	646	628	596	3%	8%

Risk weighted assets	59,080	56,286	55,747	5%	6%

	Half Year			Movement
Individual credit impairment charge/(release)	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Corporate Banking	(18)	39	70	large	large

Esanda	100	84	70	19%	43%

Regional Business Banking	20	38	21	-47%	-5%

Business Banking	24	24	4	0%	large

Small Business Banking	50	51	48	-2%	4%
Individual credit impairment charge/(release)	176	236	213	-25%	-17%

Collective credit impairment charge/(release)

Corporate Banking	(29)	(18)	10	61%	large

Esanda	27	1	(2)	large	large

Regional Business Banking	12	2	(4)	large	large

Business Banking	(1)	(1)	2	0%	large

Small Business Banking	15	11	15	36%	0%
Collective credit impairment charge/(release)	24	(5)	21	large	14%

Total credit impairment charge/(release)	200	231	234	-13%	-15%

	Half Year			Movement
Net loans and advances	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Corporate Banking	9,661	9,389	9,074	3%	6%

Esanda	15,776	16,149	16,297	-2%	-3%

Regional Business Banking	12,359	12,602	11,988	-2%	3%

Business Banking	17,150	16,774	16,577	2%	3%

Small Business Banking	13,485	12,672	11,722	6%	15%
Net loans and advances	68,431	67,586	65,658	1%	4%

Customer deposits[1]

Esanda	-	1	1	-100%	-100%

Regional Business Banking	4,693	4,964	4,955	-5%	-5%

Business Banking	14,136	14,038	13,041	1%	8%

Small Business Banking	30,852	29,718	28,809	4%	7%
Customer deposits	49,681	48,721	46,806	2%	6%

1.	Corporate Banking deposits are included in the International and Institutional Banking division deposits.

SEGMENT REVIEW

International and Institutional Banking

Andrew Géczy

The International and Institutional Banking (IIB) division comprises Global Products, Retail Asia Pacific and Asia Partnerships. IIB services three main customer segments: Global Banking, International Banking and Retail Asia Pacific. Global Banking serves institutional customers with multi-product and multi-geographic requirements, International Banking serves institutional customers with less complex needs and Rettail Asia Pacific focuses on affluent and emerging affluent customers across 21 countries.

Cash profit – March 2015 Half Year v March 2014 Half Year

IIB’s four key strategic priorities are: Connecting with more customers by providing seamless value, Delivering leading products through Insights, Intensifying balance sheet discipline and Scaling & Optimising infrastructure.

The customer franchise continues to strengthen. In Asia, in the recently published results of the 2014 Greenwich relationship strength survey, ANZ has maintained its number four position for Corporate Banking, and significantly narrowed the gap to the number three bank.

¡	March 2015 v March 2014

Cash profit increased by 7%, primarily driven by an increase in other operating income and a reduction in credit impairment charges, partially offset by an increase in operating expenses.

Key factors affecting the result were:

•	Net interest income increased 2%. Average deposits and other borrowings increased 13% and average gross loans and advances increased 14%. The increase in net interest income was driven by volume growth across all lines of business and geographies, and partially offset by a net interest margin decline of 21 bps, driven mainly by Global Loans in Australia due to price competition and excess liquidity.

•	Other operating income increased by 8%, driven by increased Payments and Cash Management fees reflecting deposit volume growth in all geographies, increased Global Markets income across our customer franchise, revenue growth in Asia Partnerships and higher Investment and Insurance income in Retail Asia Pacific from a larger product suite.

•	Operating expenses increased by 9%. The increase was driven largely by investment in key infrastructure projects.

•	Credit impairment charges decreased 40%, due to lower individual credit impairment charges in Global Transaction Banking and Retail Asia Pacific, offset in part by lower collective credit impairment releases in Global Loans and Advisory and Retail Asia Pacific.

¡	March 2015 v September 2014

Cash profit increased 9%, driven primarily by an increase in other operating income in Global Markets and Asia Partnerships, partially offset by an increase in operating expenses and credit impairment charges.

Key factors affecting the result were:

•	Net interest income increased 1%, with an increase in Retail Asia Pacific partly offset by a decrease in Global Markets. Average deposits and other borrowings increased 8% and average gross loans and advances increased 4%. Increased volumes were offset by margin decline. Net interest margin declined by 12 bps driven largely by Global Loans in Australia due to price competition and excess liquidity, and Global Markets from a change in th mix of liquid holdings to lower argin bonds.

•	Other operating income increased 20% with strong performance across most lines of business. Global Markets other operating income increased due to stronger customer flow driven by increased FX and Interest Rate volatility. Payments and Cash Management and Retail Asia Pacific increased mainly due to volume growth and Asia Partnerships increased reflecting the strong performance of our equity investments.

•	Operating expenses increased 7%. The increase was driven largely by investment in key infrastructure projects, partially offset by $40 million spend in September 2014 half associated with the integration of the new IIB organisational structure and transformation workstreams.

•	Credit impairment charges increased 81%, primarily due to increased individual credit impairment charge in March 2015 half and to higher collective provision releases in the September 2014 half from improved customer credit ratings.

SEGMENT REVIEW

International and Institutional Banking

Andrew Géczy

	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Net interest income	2,027	2,016	1,993	1%	2%

Other operating income	1,759	1,467	1,629	20%	8%
Operating income	3,786	3,483	3,622	9%	5%

Operating expenses	(1,771)	(1,655)	(1,627)	7%	9%
Profit before credit impairment and income tax	2,015	1,828	1,995	10%	1%

Credit impairment charge	(98)	(54)	(162)	81%	-40%
Profit before income tax	1,917	1,774	1,833	8%	5%

Income tax expense and non-controlling interests	(458)	(439)	(465)	4%	-2%
Cash profit	1,459	1,335	1,368	9%	7%

Consisting of:
Global Transaction Banking	305	336	221	-9%	38%

Global Loans and Advisory	394	429	432	-8%	-9%

Global Markets	421	386	455	9%	-7%
Global Products	1,120	1,151	1,108	-3%	1%

Retail Asia Pacific	56	1	45	large	24%

Asia Partnerships	299	246	242	22%	24%

Central Functions	(16)	(63)	(27)	-75%	-41%
Cash profit	1,459	1,335	1,368	9%	7%

Balance Sheet
Net loans & advances	156,517	141,986	136,492	10%	15%

Other external assets	248,540	200,999	178,168	24%	39%
External assets	405,057	342,985	314,660	18%	29%
Customer deposits	201,124	183,126	172,252	10%	17%

Other deposits and borrowings	51,681	39,604	38,172	30%	35%
Deposits and other borrowings	252,805	222,730	210,424	14%	20%

Other external liabilities	93,712	78,367	61,683	20%	52%
External liabilities	346,517	301,097	272,107	15%	27%
Risk weighted assets	206,254	191,286	190,325	8%	8%

Average gross loans and advances	153,399	147,810	134,029	4%	14%

Average deposits and other borrowings	244,050	226,409	216,303	8%	13%

Ratios
Return on assets	0.75%	0.80%	0.87%

Net interest margin	1.34%	1.46%	1.55%

Net interest margin (excluding Global Markets)	2.32%	2.39%	2.51%

Operating expenses to operating income	46.8%	47.5%	44.9%

Operating expenses to average assets	0.92%	0.99%	1.03%
Individual credit impairment charge/(release)	100	75	215	33%	-53%

Individual credit impairment charge/(release) as a % of average GLA	0.13%	0.10%	0.32%

Collective credit impairment charge/(release)	(2)	(21)	(53)	-90%	-96%

Collective credit impairment charge/(release) as a % of average GLA	(0.00%)	(0.03% )	(0.08% )

Gross impaired assets	1,021	1,093	1,471	-7%	-31%

Gross impaired assets as a % of GLA	0.65%	0.76%	1.06%
Total full time equivalent staff (FTE)	7,802	7,768	8,145	0%	-4%

SEGMENT REVIEW

International and Institutional Banking

Andrew Géczy

International and Institutional Banking by Geography

	Half Year			Movement
Australia	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Net interest income	967	1,019	993	-5%	-3%

Other operating income	445	433	474	3%	-6%
Operating income	1,412	1,452	1,467	-3%	-4%

Operating expenses	(618)	(598)	(579)	3%	7%
Profit before credit impairment and income tax	794	854	888	-7%	-11%

Credit impairment (charge)/release	(34)	3	(78)	large	-56%
Profit before income tax	760	857	810	-11%	-6%

Income tax expense and non-controlling interests	(228)	(252)	(245)	-10%	-7%
Cash profit	532	605	565	-12%	-6%

Individual credit impairment charge/(release)	41	20	81	large	-49%

Collective credit impairment charge/(release)	(7)	(23)	(3)	-70%	large

Net loans & advances	62,491	57,968	55,262	8%	13%

Customer deposits	62,610	67,072	61,120	-7%	2%

Asia Pacific, Europe, and America
Net interest income	930	857	838	9%	11%

Other operating income	1,131	890	1,026	27%	10%
Operating income	2,061	1,747	1,864	18%	11%

Operating expenses	(1,066)	(975)	(963)	9%	11%
Profit before credit impairment and income tax	995	772	901	29%	10%

Credit impairment (charge)/release	(54)	(55)	(85)	-2%	-36%
Profit before income tax	941	717	816	31%	15%

Income tax expense and non-controlling interests	(170)	(131)	(163)	30%	4%
Cash profit	771	586	653	32%	18%

Individual credit impairment charge/(release)	47	48	127	-2%	-63%

Collective credit impairment charge/(release)	7	7	(42)	0%	large

Net loans & advances	86,474	77,533	74,791	12%	16%

Customer deposits	125,234	103,992	98,402	20%	27%

New Zealand
Net interest income	130	140	162	-7%	-20%

Other operating income	183	144	129	27%	42%
Operating income	313	284	291	10%	8%

Operating expenses	(87)	(82)	(85)	6%	2%
Profit before credit impairment and income tax	226	202	206	12%	10%

Credit impairment (charge)/release	(10)	(2)	1	large	large
Profit before income tax	216	200	207	8%	4%

Income tax expense and non-controlling interests	(60)	(56)	(57)	7%	5%
Cash profit	156	144	150	8%	4%

Individual credit impairment charge/(release)	12	7	7	71%	71%

Collective credit impairment charge/(release)	(2)	(5)	(8)	-60%	-75%

Net loans & advances	7,552	6,485	6,439	16%	17%

Customer deposits	13,280	12,061	12,730	10%	4%

SEGMENT REVIEW

International and Institutional Banking

Andrew Géczy

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Retail Asia Pacific	9	48	38	-81%	-76%

Global Products	91	27	176	large	-48%

Global Transaction Banking	19	12	101	58%	-81%

Global Loans and Advisory	33	13	54	large	-39%

Global Markets	39	2	21	large	86%

Central Functions	-	-	1	n/a	-100%
Individual credit impairment charge/(release)	100	75	215	33%	-53%

Collective credit impairment charge/(release)	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Retail Asia Pacific	2	10	(31)	-80%	large

Global Products	(5)	(30)	(23)	-83%	-78%

Global Transaction Banking	(1)	(16)	19	-94%	large

Global Loans and Advisory	(4)	(14)	(43)	-71%	-91%

Global Markets	-	-	1	n/a	-100%

Central Functions	1	(1)	1	large	0%
Collective credit impairment charge/(release)	(2)	(21)	(53)	-90%	-96%

Total credit impairment charge/(release)	98	54	162	81%	-40%

Net loans and advances	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Retail Asia Pacific	10,160	8,782	7,866	16%	29%

Global Products	146,080	132,950	128,335	10%	14%

Global Transaction Banking	32,801	30,230	30,928	9%	6%

Global Loans and Advisory	91,129	84,191	82,135	8%	11%

Global Markets	22,150	18,529	15,272	20%	45%

Central Functions	277	254	291	9%	-5%
Net loans and advances	156,517	141,986	136,492	10%	15%

Customer deposits	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Retail Asia Pacific	16,233	14,433	13,401	12%	21%

Global Products	184,733	168,542	158,708	10%	16%

Global Transaction Banking	92,875	86,438	81,306	7%	14%

Global Loans and Advisory	792	730	896	8%	-12%

Global Markets	91,066	81,374	76,506	12%	19%

Central Functions	158	151	143	5%	10%
Customer deposits	201,124	183,126	172,252	10%	17%

SEGMENT REVIEW

International and Institutional Banking

Andrew Géczy

March 2015 Half Year

AUD M	Global Transaction Banking	Global Loans & Advisory	Global Markets	Global Products	Retail Asia Pacific	Asia Partnerships	Central Functions	IIB Total
Net interest income	478	778	505	1,761	262	(3)	7	2,027

Other operating income	427	67	737	1,231	199	311	18	1,759
Operating income	905	845	1,242	2,992	461	308	25	3,786

Operating expenses	(463)	(275)	(633)	(1,371)	(383)	(4)	(13)	(1,771)
Profit before credit impair’t and income tax	442	570	609	1,621	78	304	12	2,015

Credit impairment (charge)/release	(18)	(29)	(39)	(86)	(11)	-	(1)	(98)
Profit before income tax	424	541	570	1,535	67	304	11	1,917

Income tax expense and non-controlling interests	(119)	(147)	(149)	(415)	(11)	(5)	(27)	(458)
Cash profit	305	394	421	1,120	56	299	(16)	1,459

Individual credit impairment (charge)/release	(19)	(33)	(39)	(91)	(9)	-	-	(100)

Collective credit impairment (charge)/release	1	4	-	5	(2)	-	(1)	2

Net loans & advances	32,801	91,129	22,150	146,080	10,160	-	277	156,517

Customer deposits	92,875	792	91,066	184,733	16,233	-	158	201,124

Risk weighted assets	41,512	96,362	59,676	197,550	8,145	-	559	206,254

March 2014 Half Year
Net interest income	453	805	508	1,766	227	(3)	3	1,993

Other operating income	408	72	720	1,200	177	252	-	1,629
Operating income	861	877	1,228	2,966	404	249	3	3,622

Operating expenses	(431)	(264)	(584)	(1,279)	(343)	(4)	(1)	(1,627)
Profit before credit impair’t and income tax	430	613	644	1,687	61	245	2	1,995

Credit impairment (charge)/release	(120)	(11)	(22)	(153)	(7)	-	(2)	(162)
Profit before income tax	310	602	622	1,534	54	245	-	1,833

Income tax expense and non-controlling interests	(89)	(170)	(167)	(426)	(9)	(3)	(27)	(465)
Cash profit	221	432	455	1,108	45	242	(27)	1,368

Individual credit impairment (charge)/release	(101)	(54)	(21)	(176)	(38)	-	(1)	(215)

Collective credit impairment (charge)/release	(19)	43	(1)	23	31	-	(1)	53

Net loans & advances	30,928	82,135	15,272	128,335	7,866	-	291	136,492

Customer deposits	81,306	896	76,506	158,708	13,401	-	143	172,252

Risk weighted assets[1]	38,670	89,621	54,734	183,025	6,784	-	516	190,325

March 2015 Half Year vs March 2014 Half Year
Net interest income	6%	-3%	-1%	0%	15%	0%	large	2%
Other operating income	5%	-7%	2%	3%	12%	23%	n/a	8%
Operating income	5%	-4%	1%	1%	14%	24%	large	5%

Operating expenses	7%	4%	8%	7%	12%	0%	large	9%
Profit before credit impair’t and income tax	3%	-7%	-5%	-4%	28%	24%	large	1%

Credit impairment (charge)/release	-85%	large	77%	-44%	57%	n/a	-50%	-40%
Profit before income tax	37%	-10%	-8%	0%	24%	24%	n/a	5%

Income tax expense and non-controlling interests	34%	-14%	-11%	-3%	22%	67%	0%	-2%
Cash profit	38%	-9%	-7%	1%	24%	24%	-41%	7%

Individual credit impairment (charge)/release	-81%	-39%	86%	-48%	-76%	n/a	-100%	-53%

Collective credit impairment (charge)/release	large	-91%	-100%	-78%	large	n/a	0%	-96%

Net loans & advances	6%	11%	45%	14%	29%	n/a	-5%	15%

Customer deposits	14%	-12%	19%	16%	21%	n/a	10%	17%

Risk weighted assets	7%	8%	9%	8%	20%	n/a	8%	8%

1.	Global Loans & Advisory includes risk weighted assets for Pacific Commercial customers previously reported under Central Functions (Sep 14: $114 million; Mar 14: $869 million).

SEGMENT REVIEW

International and Institutional Banking

Andrew Géczy

March 2015 Half Year

AUD M	Global Transaction Banking	Global Loans & Advisory	Global Markets	Global Products	Retail Asia Pacific	Asia Partnerships	Central Functions	IIB Total
Net interest income	478	778	505	1,761	262	(3)	7	2,027

Other operating income	427	67	737	1,231	199	311	18	1,759
Operating income	905	845	1,242	2,992	461	308	25	3,786

Operating expenses	(463)	(275)	(633)	(1,371)	(383)	(4)	(13)	(1,771)
Profit before credit impair’t and income tax	442	570	609	1,621	78	304	12	2,015

Credit impairment (charge)/release	(18)	(29)	(39)	(86)	(11)	-	(1)	(98)
Profit before income tax	424	541	570	1,535	67	304	11	1,917

Income tax expense and non-controlling interests	(119)	(147)	(149)	(415)	(11)	(5)	(27)	(458)
Cash profit	305	394	421	1,120	56	299	(16)	1,459

Individual credit impairment (charge)/release	(19)	(33)	(39)	(91)	(9)	-	-	(100)

Collective credit impairment (charge)/release	1	4	-	5	(2)	-	(1)	2

Net loans & advances	32,801	91,129	22,150	146,080	10,160	-	277	156,517

Customer deposits	92,875	792	91,066	184,733	16,233	-	158	201,124

Risk weighted assets	41,512	96,362	59,676	197,550	8,145	-	559	206,254

September 2014 Half Year
Net interest income	472	780	535	1,787	230	(2)	1	2,016

Other operating income	408	68	565	1,041	183	240	3	1,467
Operating income	880	848	1,100	2,828	413	238	4	3,483

Operating expenses	(424)	(255)	(564)	(1,243)	(352)	(4)	(56)	(1,655)
Profit before credit impair’t and income tax	456	593	536	1,585	61	234	(52)	1,828

Credit impairment (charge)/release	4	1	(2)	3	(58)	-	1	(54)
Profit before income tax	460	594	534	1,588	3	234	(51)	1,774

Income tax expense and non-controlling interests	(124)	(165)	(148)	(437)	(2)	12	(12)	(439)
Cash profit	336	429	386	1,151	1	246	(63)	1,335

Individual credit impairment (charge)/release	(12)	(13)	(2)	(27)	(48)	-	-	(75)

Collective credit impairment (charge)/release	16	14	-	30	(10)	-	1	21

Net loans & advances	30,230	84,191	18,529	132,950	8,782	-	254	141,986

Customer deposits	86,438	730	81,374	168,542	14,433	-	151	183,126

Risk weighted assets[1]	38,601	90,553	54,348	183,502	7,307	-	477	191,286

March 2015 Half Year vs September 2014 Half Year
Net interest income	1%	0%	-6%	-1%	14%	50%	large	1%

Other operating income	5%	-1%	30%	18%	9%	30%	large	20%
Operating income	3%	0%	13%	6%	12%	29%	large	9%

Operating expenses	9%	8%	12%	10%	9%	0%	-77%	7%
Profit before credit impair’t and income tax	-3%	-4%	14%	2%	28%	30%	large	10%

Credit impairment (charge)/release	large	large	large	large	-81%	n/a	large	81%
Profit before income tax	-8%	-9%	7%	-3%	large	30%	large	8%

Income tax expense and non-controlling interests	-4%	-11%	1%	-5%	large	large	large	4%
Cash profit	-9%	-8%	9%	-3%	large	22%	-75%	9%

Individual credit impairment (charge)/release	58%	large	large	large	-81%	n/a	n/a	33%

Collective credit impairment (charge)/release	-94%	-71%	n/a	-83%	-80%	n/a	large	-90%

Net loans & advances	9%	8%	20%	10%	16%	n/a	9%	10%

Customer deposits	7%	8%	12%	10%	12%	n/a	5%	10%

Risk weighted assets	8%	6%	10%	8%	11%	n/a	17%	8%

1.	Global Loans & Advisory includes risk weighted assets for Pacific Commercial customers previously reported under Central Functions (Sep 14: $114 million; Mar 14: $869 million).

SEGMENT REVIEW

International and Institutional Banking

Andrew Géczy

Analysis of Global Markets operating income

	Half Year			Movement
Composition of Global Markets operating income by business activity	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Sales[1]	689	573	635	20%	9%

Trading[2]	297	247	319	20%	-7%

Balance sheet[3]	256	280	274	-9%	-7%
Global Markets operating income	1,242	1,100	1,228	13%	1%
1.	Sales represents direct client flow business on core products such as fixed income, FX, commodities and capital markets.

2.	Trading primarily represents management of the Group’s strategic positions and those taken as part of direct client sales flow.

3.	Balance sheet represents hedging of interest rate risk on the Group’s loan and deposit books and the management of the Group’s liquidity portfolio.

	Half Year			Movement
Composition of Global Markets operating income by geography	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Australia	461	470	477	-2%	-3%

Asia Pacific, Europe & America	612	490	602	25%	2%

New Zealand	169	140	149	21%	13%
Global Markets operating income	1,242	1,100	1,228	13%	1%

Global Markets delivered a solid result with operating income up 13% compared to the September 2014 half, and in a tougher market environment up only 1% from the March 2014 half.

The current half has been characterised by increased volatility, driven by a strengthening USD, falling commodity prices and uncertainty in rates markets as to the timing of US rate increases. Generally the uncertainty in global financial markets has been beneficial for customer flow, however this has made the trading environment challenging.

Asia continues to be the growth engine of the result and now accounts for 33% of Global Markets operating income. The result demonstrates a business of diversified revenue streams, with growth across the customer franchise compared to both September and March 2014. Foreign Exchange, Rates and Commodities businesses have made significant contributions to the strength of the result and offset softer results across Balance Sheet and Credit businesses which have faced widening credit spreads impacting their physical bond holdings.

¡	March 2015 v March 2014

In tougher market conditions Global Markets income was up 1%:

•	Sales income increased by 9%, driven by demand for Commodities and Rates products.

•	Foreign Exchange continued to perform strongly, with market volatility continuing to driving customer demand. Income fell 5% due to market conditions impacting certain product lines that had contributed to the abnormally strong performance in the March 2014 half.

•	Commodities income increased 64% off the back of continuing demand for gold from Asian clients and the trading desk benefiting from falling commodity prices.

•	Rates income increased 44% due to improved client product offerings and increased customer hedging activities in the current lower interest rate environment.

¡	March 2015 v September 2014

Global Markets has delivered a strong result with income increasing by 13%:

•	Sales income increased 20% driven by increased activity with Financial Institutions customers and higher level of corporate client hedging activity.

•	Foreign Exchange income increased by 41% with higher global foreign exchange market volatility driving increased customer flow.

•	Rates income increased 82% driven by strong customer flow and favourable trading activities.

•	Balance Sheet income decreased 9% and credit income decreased 13% as credit spreads widened, reflecting the increased uncertainty in global financial markets.

•	Asia income increased 34% driven by demand for gold and foreign exchange products.

SEGMENT REVIEW

International and Institutional Banking

Andrew Géczy

Market risk

Traded market risk

Below are aggregate Value at Risk (VaR) exposures at 99% confidence level covering both physical and derivative trading positions for the Bank’s principal trading centres. All figures are in AUD.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year
	Mar 15 $M	Mar 15 $M	Mar 15 $M	Mar 15 $M	Sep 14 $M	Sep 14 $M	Sep 14 $M	Sep 14 $M
Value at Risk at 99% confidence

Foreign exchange	4.6	18.2	3.3	9.0	11.9	18.5	1.7	8.9

Interest rate	6.5	20.2	4.8	10.3	10.4	16.6	3.8	8.1

Credit	3.3	4.9	2.9	3.9	5.8	5.8	2.7	3.8

Commodities	2.2	3.5	1.3	2.3	2.0	2.8	0.9	1.4

Equity	0.6	6.3	0.4	1.3	1.3	2.5	0.4	1.0

Diversification benefit	(8.5)	n/a	n/a	(17.0)	(18.6)	n/a	n/a	(10.5)
Total VaR	8.7	15.0	6.9	9.8	12.8	22.9	5.5	12.7
Non-traded interest rate risk

Non-traded interest rate risk is managed by Global Markets and relates to the potential adverse impact of changes in market interest rates on future net interest income for the Group. Interest rate risk is reported using various techniques including VaR and scenario analysis to a 1% rate shock.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year
	Mar 15 $M	Mar 15 $M	Mar015 $M	Mar 15 $M	Sep 14 $M	Sep 14 $M	Sep 14 $M	Sep 14 $M
Value at Risk at 99% confidence

Australia	23.0	38.5	23.0	30.3	41.8	64.5	39.1	50.1

New Zealand	11.4	11.4	8.9	10.1	8.9	11.4	8.9	10.4

Asia Pacific, Europe & America	9.6	10.1	7.9	9.2	9.1	10.6	8.9	9.8

Diversification benefit	(12.6)	n/a	n/a	(15.2)	(13.4)	n/a	n/a	(13.7)
Total VaR	31.4	37.4	31.4	34.4	46.4	76.3	43.3	56.6

Impact of 1% rate shock on the next 12 months’ net interest income1

	As at

	Mar 15	Sep 14
As at period end	1.17%	0.97%

Maximum exposure	1.39%	1.48%

Minimum exposure	0.83%	0.74%

Average exposure (in absolute terms)	1.11%	1.12%

1.	The impact is expressed as a percentage of net interest income. A positive result indicates that a rate increase is positive for net interest income. Conversely, a negative indicates a rate increase is negative for net interest income.

SEGMENT REVIEW

New Zealand

David Hisco

The New Zealand division comprises Retail and Commercial business units.

New Zealand’s results and commentary are reported in NZD. AUD results are shown on page 69.

Cash profit – March 2015 Half Year v March 2014 Half Year

New Zealand division has maintained its momentum into 2015 with a strong first half performance. Buoyant consumer and business confidence has driven economic activity and in turn lending volumes. With our market leading network and connections, ANZ is well positioned to leverage this activity in New Zealand. Our operating expenses to operating income ratio continues to trend downwards, in part due to our simplification strategy and increased usage of digital technologies for both customers and staff. The ANZ brand in New Zealand is stronger than ever1 and the New Zealand Division is a positive contributor to the ANZ Group’s return on average shareholder’s equity. We are growing both sides of the balance sheet, with lending and deposits in excess of system2.

Retail

During the first half of 2015 we have seen strong net customer growth with acquisition up and defection down and we’re delivering more revenue per FTE and per branch. We continue to deliver new digital functionality for our customers and our mobile banking application (goMoneyTM) has consistently ranked first or second for customer satisfaction over the half3. Our focus on having the best people in the right locations having relevant conversations with customers is paying dividends, with strong growth in the key Auckland and Christchurch markets and the Migrant customer segment.

Commercial

We have ensured that our frontline staff have more time to spend with Commercial customers by streamlining and improving our administrative processes. Staff numbers in regional branches have increased around the country, reinforcing our commitment to New Zealand’s local communities. Our focus on simplification continues, and projects to align staff and customer needs and enhance the customer experience have delivered benefits. These included faster credit assessments, simpler facility documents and enhanced online functionality.

¡	March 2015 v March 2014

Cash profit increased 1%. Profit before credit impairment and income tax increased 8% reflecting good net interest income growth. Key factors affecting the result were:

•	Net interest income increased 6%, primarily due to above system growth in lending. Average gross loans and advances grew 5%, with good growth across both the housing and non-housing portfolios. Net interest margin increased 3 bps despite intense lending competition. Net interest margin growth was driven by lower wholesale funding costs, partly offset by lending mix, with customers continuing to favour lower margin fixed rate products.

•	Other operating income increased 1% due to higher commissions from distribution of KiwiSaver.

•	Operating expenses increased 2% driven by inflationary impacts and investment activity partly offset by productivity measures. The operating expenses to operating income ratio improved 120 bps to 40.1%.

•	Credit impairment charges increased NZ$ 57 million from a net release of NZ$ 37 million in the first half of 2014 to a charge of NZ$ 20 million in the first half of 2015. The individual credit impairment charge increased 53% reflecting a slowing in the level of write-backs particularly in the CommAgri portfolio, partly offset by lower levels of new and top-up provisions. The release from collective provisions was NZ$ 49 million lower due to portfolio growth and the reduced rate of improvement in credit quality compared to the March 2014 half.

¡	March 2015 v September 2014

Cash profit increased 5%, driven by strong deposit and lending growth. Key factors affecting the result were:

•	Net interest income increased 3%, due to strong lending growth and margin management. Net interest margin increased 3 bps due to lower wholesale funding costs, partly offset by lending mix, with customers continuing to favour lower margin fixed rate products.

•	Other operating income increased 5% driven primarily by Retail. Growth was driven by credit card earnings reflecting seasonal customer behaviour and higher commissions from distribution of KiwiSaver and insurance products.

•	Operating expenses increased 2% driven by inflationary and investment impacts, partly offset by productivity measures.

•	Credit impairment charges decreased NZ$ 8 million. The individual credit impairment charge decreased 57%, reflecting a slowing in the level of new provisions, partly offset by lower write-backs. The release from collective provisions was NZ$ 23 million lower due to a lower release of economic overlay provisions and the impact of lending growth.

[1]	Source: McCulley Research Limited (first choice or seriously considered) Feb 2015.

[2]	Source: RBNZ Feb 2015.

[3]	Source: Camorra (rolling 6 month average).

SEGMENT REVIEW

New Zealand

David Hisco

Table reflects NZD for New Zealand

AUD results shown on page 69

	Half Year			Movement
	Mar 15 NZD M	Sep 14 NZD M	Mar 14 NZD M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Net interest income	1,241	1,206	1,166	3%	6%

Other operating income	196	187	195	5%	1%

Operating income	1,437	1,393	1,361	3%	6%

Operating expenses	(576)	(565)	(562)	2%	2%

Profit before credit impairment and income tax	861	828	799	4%	8%

Credit impairment (charge)/release	(20)	(28)	37	-29%	large

Profit before income tax	841	800	836	5%	1%

Income tax expense and non-controlling interests	(236)	(224)	(235)	5%	0%
Cash profit	605	576	601	5%	1%

Consisting of:

Retail	238	222	229	7%	4%

Commercial	368	349	374	5%	-2%

Other	(1)	5	(2)	large	-50%
Cash profit	605	576	601	5%	1%

Balance Sheet

Net loans & advances	99,518	96,555	94,140	3%	6%

Other external assets	3,699	3,791	4,015	-2%	-8%

External assets	103,217	100,346	98,155	3%	5%

Customer deposits	61,427	57,621	55,205	7%	11%

Other deposits and borrowings	6,273	6,057	5,401	4%	16%

Deposits and other borrowings	67,700	63,678	60,606	6%	12%

Other external liabilities	19,748	18,313	15,972	8%	24%

External liabilities	87,448	81,991	76,578	7%	14%

Risk weighted assets	55,006	54,620	53,756	1%	2%

Average gross loans and advances	98,262	96,030	93,583	2%	5%

Average deposits and other borrowings	66,622	62,350	59,743	7%	12%

Ratios

Return on assets	1.20%	1.16%	1.24%

Net interest margin	2.52%	2.49%	2.49%

Operating expenses to operating income	40.1%	40.6%	41.3%

Operating expenses to average assets	1.14%	1.13%	1.16%

Individual credit impairment charge/(release)	23	54	15	-57%	53%

Individual credit impairment charge/(release) as a % of average GLA	0.05%	0.11%	0.03%

Collective credit impairment charge/(release)	(3)	(26)	(52)	-88%	-94%

Collective credit impairment charge/(release) as a % of average GLA	(0.01%)	(0.05%)	(0.11%)

Gross impaired assets	443	597	714	-26%	-38%

Gross impaired assets as a % of GLA	0.44%	0.61%	0.75%

Total full time equivalent staff (FTE)	5,090	5,059	5,215	1%	-2%

SEGMENT REVIEW

New Zealand

David Hisco

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 15 NZD M	Sep 14 NZD M	Mar 14 NZD M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Retail	20	31	28	-35%	-29%

Commercial	3	23	(13)	-87%	large

CommAgri	(2)	7	(25)	large	-92%

Small Business Banking	5	16	12	-69%	-58%
Individual credit impairment charge/(release)	23	54	15	-57%	53%

Collective credit impairment charge/(release)	Half Year			Movement
	Mar 15 NZD M	Sep 14 NZD M	Mar 14 NZD M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Retail	(2)	(12)	(16)	-83%	-88%

Commercial	(1)	(14)	(36)	-93%	-97%

CommAgri	-	(21)	(33)	-100%	-100%

Small Business Banking	(1)	7	(3)	large	-67%
Collective credit impairment charge/(release)	(3)	(26)	(52)	-88%	-94%

Total credit impairment charge/(release)	20	28	(37)	-29%	large

Net loans and advances	As at			Movement
	Mar 15 NZD M	Sep 14 NZD M	Mar 14 NZD M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Retail	37,373	37,123	36,875	1%	1%

Commercial	62,145	59,432	57,265	5%	9%

CommAgri	37,601	36,556	35,429	3%	6%

Small Business Banking	24,544	22,876	21,836	7%	12%
Net loans and advances	99,518	96,555	94,140	3%	6%

Customer deposits	As at			Movement
	Mar 15 NZD M	Sep 14 NZD M	Mar 14 NZD M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Retail	36,590	34,695	32,656	5%	12%

Commercial	24,837	22,926	22,549	8%	10%

CommAgri	11,593	10,829	10,832	7%	7%

Small Business Banking	13,244	12,097	11,717	9%	13%
Customer deposits	61,427	57,621	55,205	7%	11%

SEGMENT REVIEW

New Zealand

David Hisco

Retail

	Half Year			Movement
	Mar 15 NZD M	Sep 14 NZD M	Mar 14 NZD M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	506	494	485	2%	4%

Other operating income	150	143	154	5%	-3%

Operating income	656	637	639	3%	3%

Operating expenses	(307)	(309)	(309)	-1%	-1%

Profit before credit impairment and income tax	349	328	330	6%	6%

Credit impairment charge	(18)	(19)	(12)	-5%	50%

Profit before income tax	331	309	318	7%	4%

Income tax expense and non-controlling interests	(93)	(87)	(89)	7%	4%

Cash profit	238	222	229	7%	4%

Risk weighted assets	18,319	19,082	19,270	-4%	-5%

Individual credit impairment charge/(release)	20	31	28	-35%	-29%

Collective credit impairment charge/(release)	(2)	(12)	(16)	-83%	-88%

Net loans & advances	37,373	37,123	36,875	1%	1%

Customer deposits	36,590	34,695	32,656	5%	12%

SEGMENT REVIEW

New Zealand

David Hisco

Commercial

	Half Year			Movement
	Mar 15 NZD M	Sep 14 NZD M	Mar 14 NZD M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	726	703	674	3%	8%

Other operating income	46	44	47	5%	-2%

Operating income	772	747	721	3%	7%

Operating expenses	(259)	(253)	(250)	2%	4%

Profit before credit impairment and income tax	513	494	471	4%	9%

Credit impairment (charge)/release	(2)	(9)	49	-78%	large

Profit before income tax	511	485	520	5%	-2%

Income tax expense and non-controlling interests	(143)	(136)	(146)	5%	-2%
Cash profit	368	349	374	5%	-2%

Risk weighted assets	35,998	34,856	34,196	3%	5%

	Half Year			Movement
Individual credit impairment charge/(release)	Mar 15 NZD M	Sep 14 NZD M	Mar 14 NZD M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

CommAgri	(2)	7	(25)	large	-92%

Small Business Banking	5	16	12	-69%	-58%
Individual credit impairment charge/(release)	3	23	(13)	-87%	large

Collective credit impairment charge/(release)

CommAgri	-	(21)	(33)	-100%	-100%

Small Business Banking	(1)	7	(3)	large	-67%
Collective credit impairment charge/(release)	(1)	(14)	(36)	-93%	-97%

Total credit impairment charge/(release)	2	9	(49)	-78%	large

	As at			Movement
Net loans & advances	Mar 15 NZD M	Sep 14 NZD M	Mar 14 NZD M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

CommAgri	37,601	36,556	35,429	3%	6%

Small Business Banking	24,544	22,876	21,836	7%	12%
Net loans & advances	62,145	59,432	57,265	5%	9%

Customer deposits

CommAgri	11,593	10,829	10,832	7%	7%

Small Business Banking	13,244	12,097	11,717	9%	13%
Customer deposits	24,837	22,926	22,549	8%	10%

SEGMENT REVIEW

New Zealand

David Hisco

Table reflects AUD for New Zealand

NZD results shown on page 65

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	1,161	1,106	1,065	5%	9%

Other operating income	183	171	178	7%	3%

Operating income	1,344	1,277	1,243	5%	8%

Operating expenses	(539)	(518)	(513)	4%	5%

Profit before credit impairment and income tax	805	759	730	6%	10%

Credit impairment (charge)/release	(19)	(26)	34	-27%	large

Profit before income tax	786	733	764	7%	3%

Income tax expense and non-controlling interests	(220)	(205)	(214)	7%	3%
Cash profit	566	528	550	7%	3%
Consisting of:

Retail	223	205	209	9%	7%

Commercial	344	320	343	8%	0%

Other	(1)	3	(2)	large	-50%
Cash profit	566	528	550	7%	3%
Balance Sheet

Net loans & advances	97,679	86,063	88,247	13%	11%

Other external assets	3,631	3,380	3,763	7%	-4%
External assets	101,310	89,443	92,010	13%	10%

Customer deposits	60,293	51,360	51,749	17%	17%

Other deposits and borrowings	6,157	5,399	5,063	14%	22%

Deposits and other borrowings	66,450	56,759	56,812	17%	17%

Other external liabilities	19,383	16,323	14,972	19%	29%
External liabilities	85,833	73,082	71,784	17%	20%

Risk weighted assets	53,990	48,682	50,391	11%	7%

Average gross loans and advances	91,908	88,071	85,396	4%	8%

Average deposits and other borrowings	62,314	57,180	54,516	9%	14%

Ratios

Return on assets	1.20%	1.16%	1.24%

Net interest margin	2.52%	2.49%	2.49%

Operating expenses to operating income	40.1%	40.6%	41.3%

Operating expenses to average assets	1.14%	1.13%	1.16%

Individual credit impairment charge/(release)	22	50	13	-56%	69%

Individual credit impairment charge/(release) as a % of average GLA	0.05%	0.11%	0.03%

Collective credit impairment charge/(release)	(3)	(24)	(47)	-88%	-94%

Collective credit impairment charge/(release) as a % of average GLA	(0.01%)	(0.05%)	(0.11%)

Gross impaired assets	434	532	668	-18%	-35%

Gross impaired assets as a % of GLA	0.44%	0.61%	0.75%
Total full time equivalent staff (FTE)	5,090	5,059	5,215	1%	-2%

SEGMENT REVIEW

Global Wealth

Joyce Phillips

The Global Wealth division comprises Funds Management, Insurance and Private Wealth business units which provide solutions to customers across the Asia-Pacific region.

Cash profit – March 2015 Half Year v March 2014 Half Year

Global Wealth provides a range of innovative solutions to customers across the Asia Pacific region to make it easier for them to connect with, protect and grow their wealth. Global Wealth serves over 2.4 million customers and manages $68 billion in investment and retirement savings. Customers can access ANZ’s wealth solutions through teams of highly qualified financial planners and advisers, innovative digital platforms, ANZ Private Bankers, ANZ branches and direct channels.

ANZ’s customers are increasingly looking for simple, affordable and more convenient ways to manage their wealth. In response to this, Global Wealth developed Grow - a series of innovations across the physical, digital and advice space to help our customers better connect with, protect and grow their wealth. These innovations include ANZ Smart Choice Super, a simple direct retirement savings solution, the ANZ Grow Centre, a destination that blends digital tools with physical wealth specialists, where customers can get help with everything from their digital device to financial advice, and Grow by ANZTM, our award winning digital app that brings banking, share investments, superannuation and insurance, together in the one place.

Funds Management

The Funds Management business helps customers grow their wealth through investment, superannuation and pension solutions. Global Wealth has embraced the changing regulatory environment to reshape the business, simplifying operational processes and delivering innovative solutions like ANZ Smart Choice Super and Grow by ANZTM.

Insurance

The Insurance business provides protection for all life stages through a comprehensive range of life and general insurance products distributed through intermediated and direct channels. Global Wealth’s focus on retail risk resulted in 10% growth in individual in-force premiums, while continued investment in retention initiatives in Australia reduced retail lapse rates by 50 bps.

Private Wealth

Operating in six geographies across the region we continue to strengthen our Private Wealth offerings by building core investment advice capabilities and developing a suite of global investment solutions. This includes leveraging the expertise of strategic partners such as Swiss Private Bank Vontobel.

¡	March 2015 v March 2014

Cash profit increased by 11%, with 5% increase in operating income and 1% increase in expenses.

Key factors affecting the result were:

•	Funds Management operating income increased by 4%, driven by solid growth in average Funds Under Management (FUM) as a result of strong performance in investment markets.

•	Insurance operating income increased by 23% as a result of a one-off $47 million experience loss due to the exit of a Group Life Insurance plan in the March 2014 half. Excluding this, income grew by 5% driven by in-force premium growth and improved lapse experience.

•	The performance of the above businesses contributed to a 22% uplift in the Embedded Value (gross of transfers) over the year.

•	Corporate and Other income decreased by 23% driven by a non-recurring insurance settlement in New Zealand in March 2014 half.

•	Excluding $16 million of ANZ Trustees related income in the March 2014 half, Private Wealth operating income increased by 17% driven by growth in customer deposits and investment FUM.

•	Operating expenses were relatively flat at 1%.

¡	March 2015 v September 2014

Cash profit decreased by 16%. Excluding the $64 million net impact of the ANZ Trustees sale and subsequent investment in productivity initiatives in the September 2014 half, cash profit increased by 6%.

Key factors affecting the result were:

•	Funds Management operating income increased by 6% primarily due to growth in average FUM driven by market performance and stable netflows.

•	Insurance operating income increased by 8% reflecting solid in-force premium growth and improved claims experience.

•	The performance of the above businesses contributed to a 13% uplift in the Embedded Value (gross of transfers) over the period.

•	Excluding the gain on sale of ANZ Trustees and related income in September 2014 half, Private Wealth operating income increased 9% with strong growth in customer deposits and investment FUM.

•	Operating expenses decreased by 6%. Excluding the net impact of the sale of ANZ Trustees and the write-down of intangibles, expenses increased by 3% in line with business growth.

SEGMENT REVIEW

Global Wealth
Joyce Phillips
	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	88	88	80	0%	10%

Other operating income[1]	97	208	120	-53%	-19%

Net funds management and insurance income	665	642	607	4%	10%

Operating income	850	938	807	-9%	5%

Operating expenses	(489)	(520)	(484)	-6%	1%

Profit before credit impairment and income tax	361	418	323	-14%	12%

Credit impairment (charge)/release	1	1	1	0%	0%

Profit before income tax	362	419	324	-14%	12%

Income tax expense and non-controlling interests	(103)	(111)	(90)	-7%	14%
Cash profit	259	308	234	-16%	11%

Consisting of:

Business Segments

Funds Management[2]	78	55	65	42%	20%

Insurance	143	126	98	13%	46%

Private Wealth[1]	43	137	44	-69%	-2%

Corporate and Other[3]	(5)	(10)	27	-50%	large
Total Global Wealth	259	308	234	-16%	11%

Australia	199	248	161	-20%	24%

New Zealand[4]	62	56	71	11%	-13%

Asia Pacific, Europe & America	(2)	4	2	large	large
Total Global Wealth	259	308	234	-16%	11%

Income from invested capital[5]	55	55	53	0%	4%

Key metrics

Funds under management	68,405	61,411	61,652	11%	11%

Average funds under management	64,615	62,106	60,552	4%	7%

In-force premiums	2,154	2,038	1,955	6%	10%

Net loans and advances	6,163	5,678	6,012	9%	3%

Customer deposits	17,357	13,844	12,699	25%	37%

Average gross loans and advances	5,725	5,726	6,146	0%	-7%

Average customer deposits	15,639	13,104	12,278	19%	27%

Ratios

Operating expenses to operating income	57.5%	55.4%	60.0%

Funds Management expenses to average FUM[6]

Australia	0.51%	0.60%	0.58%

New Zealand	0.31%	0.36%	0.41%

Insurance expenses to in-force premiums

Australia	10.4%	11.0%	11.9%

New Zealand	32.1%	35.8%	34.6%

Retail Insurance lapse rates

Australia	11.6%	12.5%	12.1%

New Zealand	14.3%	16.7%	14.9%
Total full time equivalent staff (FTE)	2,538	2,290	2,284	11%	11%
Aligned adviser numbers[7]	1,823	2,022	2,061	-10%	-12%

1.	Other operating income within Private Wealth for the September 2014 half includes a $125 million gain on the sale of ANZ Trustees.

2.	Funds Management includes the Pensions & Investments business and E*TRADE.

3.	Corporate and Other includes profits from the Advice and Distribution business.

4.	Includes a $26 million cross border settlement of an insurance claim in March 2014 involving both Australia and New Zealand on a net basis. For statutory purposes, the individual components of this settlement have been recognised in their respective geographies.

5.	Income from invested capital represents after tax revenue generated from investing all Insurance and Funds Management business’ capital balances held for regulatory purposes (previously reported net of funding charges and for ANZ Wealth Australia Ltd group of companies only). The invested capital as at 31 March 2015 was $3.6 billion (Sep 14: $3.3 billion; Mar 14: $3.0 billion), which comprised of fixed interest securities of 49% and cash deposits of 51% (Sep 14: 49% fixed interest securities and 51% cash deposits; Mar 14: 41% fixed interest securities and 59% cash deposits).

6.	Funds Management expense and FUM only relates to the Pensions & Investments business.

7.	Includes corporate authorised representatives of dealer groups wholly or partially owned by ANZ Wealth and ANZ Group financial planners. Prior period aligned adviser numbers included authorised representatives of a dealer group no longer owned by ANZ Wealth (Sep 14: 211; Mar 14: 231).

SEGMENT REVIEW

Global Wealth
Joyce Phillips

Major business segments
	Half Year			Movement
Funds Management[1]	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	15	16	17	-6%	-12%

Other operating income	37	34	33	9%	12%

Funds management income	431	419	416	3%	4%

Funds management volume related expenses	(199)	(202)	(194)	-1%	3%
Operating income	284	267	272	6%	4%

Operating expenses	(173)	(191)	(180)	-9%	-4%
Profit before income tax	111	76	92	46%	21%

Income tax expense and non-controlling interests	(33)	(21)	(27)	57%	22%
Cash profit	78	55	65	42%	20%

	Half Year			Movement
Insurance	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	17	15	14	13%	21%

Other operating income	32	24	33	33%	-3%

Insurance income	437	405	358	8%	22%

Insurance volume related expenses	(154)	(137)	(135)	12%	14%
Operating income	332	307	270	8%	23%

Operating expenses	(134)	(134)	(136)	0%	-1%
Profit before income tax	198	173	134	14%	48%

Income tax expense and non-controlling interests	(55)	(47)	(36)	17%	53%
Cash profit	143	126	98	13%	46%

	Half Year			Movement
Private Wealth	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Net interest income	79	75	67	5%	18%

Other operating income[2]	20	147	30	-86%	-33%

Net funds management income	25	22	25	14%	0%
Operating income	124	244	122	-49%	2%

Operating expenses	(64)	(57)	(62)	12%	3%
Profit before credit impairment and income tax	60	187	60	-68%	0%

Credit impairment charge	1	1	1	0%	0%
Profit before income tax	61	188	61	-68%	0%

Income tax expense and non-controlling interests	(18)	(51)	(17)	-65%	6%
Cash profit	43	137	44	-69%	-2%

1.	Funds Management includes the Pensions & Investments business and E*TRADE.

2.	Other operating income for the September 2014 half include a $125 million gain on the sale of ANZ Trustees.

SEGMENT REVIEW

Global Wealth

Joyce Phillips

	Half Year			Movement

Insurance operating margin	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Life Insurance Planned profit margin Group & Individual	65	64	52	2%	25%

Experience profit/(loss)[1]	4	(11)	(25)	large	large

Assumption changes[2]	-	-	-	n/a	n/a

General Insurance operating profit margin[3]	47	47	45	0%	4%
Australia	116	100	72	16%	61%
Life Insurance Planned profit margin Individual	24	21	21	14%	14%

Experience profit/(loss)[1]	3	5	5	-40%	-40%

Assumption changes[2]	-	-	-	n/a	n/a
New Zealand	27	26	26	4%	4%
Total	143	126	98	13%	46%

1.	Experience profit/(loss) variations are gains or losses arising from actual experience differing from plan.

2.	Assumption changes are gains or losses arising from a change in valuation methods and best estimate assumptions.

3.	General Insurance operating profit margin includes ANZ Lenders Mortgage Insurance.

	Half Year			Movement
Operating expenses by business segment	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Funds Management[4]	173	191	180	-9%	-4%

Insurance	134	134	136	0%	-1%

Private Wealth	64	57	62	12%	3%

Corporate and Other	118	138	106	-14%	11%
Total	489	520	484	-6%	1%

4.	Funds Management includes the Pensions & Investments business and E*TRADE.

	Half Year			Movement
Operating expenses by geography segment	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	392	431	396	-9%	-1%

New Zealand	65	64	61	2%	7%

Asia Pacific, Europe & America	32	25	27	28%	19%
Total	489	520	484	-6%	1%

	As at			Movement

Funds under management	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Funds under management - average	64,615	62,106	60,552	4%	7%

Funds under management - end of period	68,405	61,411	61,652	11%	11%

Composed of:

Australian equities	18,040	16,744	19,947	8%	-10%

International equities	18,533	16,164	13,468	15%	38%

Cash and fixed interest	27,583	24,937	24,350	11%	13%

Property and infrastructure	4,249	3,566	3,887	19%	9%
Total	68,405	61,411	61,652	11%	11%

	As at			Movement

Funds under management by region	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Australia	51,369	47,502	48,746	8%	5%

New Zealand	17,036	13,909	12,906	22%	32%
Total	68,405	61,411	61,652	11%	11%

SEGMENT REVIEW

Global Wealth

Joyce Phillips

Funds Management cash flows by product	Mar 15 $M	In- flows	Out- flows	Other[1]	Sep 14 $M

OneAnswer	21,041	1,265	(1,242)	1,517	19,501

Other Personal Investment	6,183	500	(392)	307	5,768

Employer Super	15,321	1,064	(1,362)	1,053	14,566

Oasis	6,914	465	(464)	547	6,366

Private Wealth - Australia	1,910	484	(117)	242	1,301

KiwiSaver	6,745	761	(203)	1,025	5,162

Private Wealth - New Zealand	5,174	282	(205)	632	4,465

Other New Zealand	5,117	1,082	(1,035)	788	4,282
Total	68,405	5,903	(5,020)	6,111	61,411
1.	Other includes investment income net of taxes, fees and charges, distributions and the impact of foreign currency translation.

	As at			Movement
Insurance annual in-force premiums	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Group	390	360	336	8%	16%

Individual	1,246	1,178	1,132	6%	10%

General Insurance[2]	518	500	487	4%	6%
Total	2,154	2,038	1,955	6%	10%
Insurance annual in-force premiums by region

Australia	1,955	1,865	1,780	5%	10%

New Zealand	199	173	175	15%	14%
Total	2,154	2,038	1,955	6%	10%

Insurance in-force book movement	Mar 15 $M	New business $M3	Lapses $M	Sep 14 $M
Group	390	39	(9)	360

Individual	1,246	134	(66)	1,178

General Insurance[2]	518	87	(69)	500
Total	2,154	260	(144)	2,038

Insurance in-force book movement by region

Australia	1,955	227	(137)	1,865

New Zealand	199	33	(7)	173
Total	2,154	260	(144)	2,038
2.	General Insurance in-force premiums include ANZ Lenders Mortgage Insurance.

3.	New business includes the impact of foreign currency translation.

Embedded value and value of new business (insurance and investments only)	Australia $M	New Zealand $M	Total $M

Embedded value as at September 2014[4]	3,379	504	3,883

Value of new business[5]	87	11	98

Expected return[6]	152	22	174

Experience deviations and assumption changes[7]	95	-	95
Embedded value before economic assumption changes and net transfer	3,713	537	4,250

Economic assumptions change[8]	63	81	144

Net transfer[9]	(176)	-	(176)
Embedded value as at March 2015	3,600	618	4,218
4.	Embedded value represents the present value of future profits and releases of capital arising from the business in force at the valuation date and adjusted net assets. It is determined using best estimate assumptions with franking credits included at 70% of face value. Projected cash flows have been discounted using capital asset pricing model risk discount rates of 7.25%-9.0%. ANZ Lenders Mortgage Insurance is not included in the valuation.

5.	Value of new business represents the present value of future profits less the cost of capital arising from new business written over the period.

6.	Expected return represents the expected increase in value over the period.

7.	Experience deviations and assumption changes arise from deviations from and changes to best estimate assumptions underlying the prior period embedded value. The favourable movement for the Australian business is primarily driven by improved capital efficiency, positive investment markets and better claims and lapse experience from the Insurance business. Growth for the New Zealand business was in line with expectations.

8.	Lower interest rates have led to a positive value impact for both the Australia and New Zealand businesses. Higher exchange rates for New Zealand have further improved the value in Australian dollars.

9.	Net transfer represents the net capital movements over the period including capital injections, cash dividends and the value of franking credits. There was a $100 million cash dividend and a $76 million franking credit transferred to the parent entity.

SEGMENT REVIEW

Global Technology, Services and Operations and Group Centre

GTSO and Group Centre provide support to the operating divisions, including technology, operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre also includes Group Treasury and Shareholder Functions.

	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Net interest income[1]	192	191	181	1%	6%

Other operating income[1]	(228)	(171)	(186)	33%	23%
Operating income	(36)	20	(5)	large	large

Operating expenses	(238)	(245)	(183)	-3%	30%
Profit before credit impairment and income tax	(274)	(225)	(188)	22%	46%

Credit impairment (charge)/release	1	34	1	-97%	0%
Profit before income tax	(273)	(191)	(187)	43%	46%

Income tax expense and non-controlling interests	63	51	67	24%	-6%
Cash profit/(loss)	(210)	(140)	(120)	50%	75%
Total full time equivalent staff (FTE)	25,227	24,966	24,299	1%	4%

1.	Includes offsetting variances between net interest and other income as a result of elimination entries associated with the consolidation of Global Wealth.

Cash Profit – March 2015 Half Year v March 2014 Half Year

GTSO has delivered a strong performance with successful progress on productivity initiatives, whilst delivering a more consistent, higher quality experience for the operating divisions.

Our investment in common platforms and the development of our regional delivery network is helping us drive transformation of key business activities, improving customer experience and driving down cost to serve.

We are processing record volumes of work with standardised and re-engineered global processes while demonstrating increasing quality improvements year-on-year.

Our operations costs have declined compared to March 2014, whilst absorbing an increase in transaction volumes, resulting in operations productivity improvement of 10%.

The consumer and wholesale channels are handling greater peak daily transaction volumes through increased automation and digitisation.

¡	March 2015 v March 2014

Key factors affecting the result were:

•	Operating income decreased $31 million primarily due to RBA Committed Liquidity Facility fees that commenced in the March 2015 half and increased realised revenue hedge losses.

•	Operating expenses increased $55 million due to increased investment in enterprise projects, higher depreciation and amortisation and investment in the Global Compliance function.

•	The increase in FTEs is primarily due to growth in the Group Hubs, increased resources for enterprise projects and the build out of the Global Compliance function.

¡	March 2015 v September 2014

Key factors affecting the result were:

•	Operating income decreased $56 million primarily due to RBA Committed Liquidity Facility fees that commenced in the March 2015 half and increased realised revenue hedge losses.

•	Operating expenses decreased $7 million primarily due to lower restructuring costs, partly offset by increased investment in enterprise projects and higher depreciation and amortisation.

•	Credit impairment charges increased $33 million due to the release of an economic cycle provision held in Group Centre in the September 2014 half.

•	The increase in FTEs is largely due to growth in the Group Hubs, increased resources for enterprise projects and build out of the Global Compliance function.

SEGMENT REVIEW

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GEOGRAPHIC REVIEW

CONTENTS

Section 6 – Geographic Review

Geographic performance

Australia geography

Asia Pacific, Europe & America geography

New Zealand geography

GEOGRAPHIC REVIEW

Geographic Performance

The Group’s divisions operate across multiple geographies with components of the following divisional results reflected in each geography.

¡	Australia - made up of the Australia Division and the Australian operations of International and Institutional Banking (IIB); Global Wealth and GTSO and Group Centre divisions;

¡	Asia, Pacific, Europe & America - made up of the APEA components of IIB, Global Wealth and GTSO and Group Centre divisions; and

¡	New Zealand - made up of the New Zealand Division and the New Zealand components of IIB, Global Wealth and GTSO and Group Centre divisions.

	Half Year			Movement

Statutory Profit	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	1,964	2,561	1,931	-23%	2%

Asia Pacific, Europe & America	722	531	683	36%	6%

New Zealand	820	787	778	4%	5%
	3,506	3,879	3,392	-10%	3%

	Half Year			Movement

Cash Profit	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	2,147	2,337	2,025	-8%	6%

Asia Pacific, Europe & America	743	535	681	39%	9%

New Zealand	786	730	809	8%	-3%
	3,676	3,602	3,515	2%	5%

	Half Year			Movement

Net loans & advances	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	362,830	348,537	336,466	4%	8%

Asia Pacific, Europe & America	88,356	79,192	76,634	12%	15%

New Zealand	107,017	94,023	96,150	14%	11%
	558,203	521,752	509,250	7%	10%

	Half Year			Movement

Customer deposits	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	227,560	227,823	216,127	0%	5%

Asia Pacific, Europe & America	129,733	107,838	102,463	20%	27%

New Zealand	78,854	68,058	69,432	16%	14%
	436,147	403,719	388,022	8%	12%

GEOGRAPHIC REVIEW

Australia geography

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	4,881	4,889	4,659	0%	5%

Other operating income	1,445	1,553	1,381	-7%	5%
Operating income	6,326	6,442	6,040	-2%	5%

Operating expenses	(2,782)	(2,750)	(2,648)	1%	5%
Profit before credit impairment and income tax	3,544	3,692	3,392	-4%	4%

Credit impairment charge	(428)	(379)	(479)	13%	-11%
Profit before income tax	3,116	3,313	2,913	-6%	7%

Income tax expense and non-controlling interests	(969)	(976)	(888)	-1%	9%
Cash profit	2,147	2,337	2,025	-8%	6%

Adjustments between statutory profit and cash profit	(183)	224	(94)	large	95%
Statutory profit	1,964	2,561	1,931	-23%	2%

Balance Sheet

Net loans & advances	362,830	348,537	336,466	4%	8%

Other external assets	174,729	153,020	136,579	14%	28%
External assets	537,559	501,557	473,045	7%	14%
Customer deposits	227,560	227,823	216,127	0%	5%

Other deposits and borrowings	87,669	71,342	73,908	23%	19%
Deposits and other borrowings	315,229	299,165	290,035	5%	9%

Other external liabilities	179,421	161,809	147,174	11%	22%
External liabilities	494,650	460,974	437,209	7%	13%
Risk weighted assets	209,981	203,235	201,720	3%	4%

Average gross loans and advances	358,774	352,275	332,847	2%	8%

Average deposits and other borrowings	318,382	302,884	290,912	5%	9%

Ratios

Net interest margin - cash	2.28%	2.39%	2.38%

Operating expenses to operating income - cash	44.0%	42.7%	43.8%

Operating expenses to average assets - cash	1.06%	1.13%	1.14%
Individual credit impairment charge/(release) - cash	375	437	455	-14%	-18%

Individual credit impairment charge/(release) as a % of average GLA - cash	0.21%	0.25%	0.27%

Collective credit impairment charge/(release) - cash	53	(58)	24	large	large

Collective credit impairment charge/(release) as a % of average GLA - cash	0.03%	(0.03%)	0.01%

Gross impaired assets	1,589	1,730	2,288	-8%	-31%

Gross impaired assets as a % of GLA	0.43%	0.49%	0.67%
Total full time equivalent staff (FTE)	22,096	21,591	21,821	2%	1%

GEOGRAPHIC REVIEW

Asia Pacific, Europe & America geography

Table reflects AUD for the APEA region

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	926	864	855	7%	8%

Other operating income	1,127	899	1,036	25%	9%
Operating income	2,053	1,763	1,891	16%	9%

Operating expenses	(1,120)	(1,046)	(977)	7%	15%
Profit before credit impairment and income tax	933	717	914	30%	2%

Credit impairment charge	(53)	(54)	(85)	-2%	-38%
Profit before income tax	880	663	829	33%	6%

Income tax expense and non-controlling interests	(137)	(128)	(148)	7%	-7%
Cash profit[1]	743	535	681	39%	9%

Adjustments between statutory profit and cash profit	(21)	(4)	2	large	large
Statutory profit	722	531	683	36%	6%

Balance Sheet

Net loans & advances	88,356	79,192	76,634	12%	15%

Other external assets	96,512	72,353	66,475	33%	45%
External assets	184,868	151,545	143,109	22%	29%
Customer deposits	129,733	107,838	102,463	20%	27%

Other deposits and borrowings	35,764	28,353	29,791	26%	20%
Deposits and other borrowings	165,497	136,191	132,254	22%	25%

Other external liabilities	30,025	25,834	21,296	16%	41%
External liabilities	195,522	162,025	153,550	21%	27%
Risk weighted assets	108,953	96,874	94,353	12%	15%

Average gross loans and advances	86,172	78,950	76,408	9%	13%

Average deposits and other borrowings	151,272	137,018	133,781	10%	13%

Ratios

Net interest margin - cash	1.10%	1.13%	1.20%

Operating expenses to operating income - cash	54.6%	59.3%	51.7%

Operating expenses to average assets - cash	1.19%	1.23%	1.22%
Individual credit impairment charge/(release) - cash	46	49	127	-6%	-64%

Individual credit impairment charge/(release) as a % of average GLA - cash	0.11%	0.12%	0.34%

Collective credit impairment charge/(release) - cash	7	5	(42)	40%	large

Collective credit impairment charge/(release) as a % of average GLA - cash	0.02%	0.01%	(0.11%)

Gross impaired assets	609	527	622	16%	-2%

Gross impaired assets as a % of GLA	0.68%	0.66%	0.80%
Total full time equivalent staff (FTE)	20,910	20,512	19,653	2%	6%

1.	Includes APEA components of IIB (Mar 15: $771 million; Sep 14: $586 million; Mar 14: $653 million), Global Wealth (Mar 15: -$2 million; Sep 14: $4 million: Mar 14: $2 million) and GTSO and Group Centre (Mar 15: -$26 million; Sept 14: -$55 million; Mar 14: $26 million).

GEOGRAPHIC REVIEW

Asia Pacific, Europe & America geography

Table reflects AUD results for the APEA regions

	Half Year			Movement

Statutory Profit	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Asia	571	347	498	65%	15%

Europe & America	65	100	60	-35%	8%

Pacific	86	84	125	2%	-31%
	722	531	683	36%	6%

	Half Year			Movement

Cash Profit	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Asia	571	347	497	65%	15%

Europe & America	86	104	59	-17%	46%

Pacific	86	84	125	2%	-31%
	743	535	681	39%	9%

	Half Year			Movement

Net loans & advances	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Asia	76,459	68,733	67,802	11%	13%

Europe & America	8,006	6,923	5,450	16%	47%

Pacific	3,891	3,536	3,382	10%	15%
	88,356	79,192	76,634	12%	15%

	Half Year			Movement

Customer deposits	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Asia	72,335	62,776	61,894	15%	17%

Europe & America	51,936	40,307	36,013	29%	44%

Pacific	5,462	4,755	4,556	15%	20%
	129,733	107,838	102,463	20%	27%

	Half Year			Movement

Risk weighted assets	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Asia	78,274	70,078	70,222	12%	11%

Europe & America	22,514	19,422	17,362	16%	30%

Pacific	8,165	7,374	6,769	11%	21%
	108,953	96,874	94,353	12%	15%

GEOGRAPHIC REVIEW

Asia Pacific, Europe & America geography

Table reflects USD for the APEA region

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	759	803	778	-5%	-2%

Other operating income	924	835	945	11%	-2%
Operating income	1,683	1,638	1,723	3%	-2%

Operating expenses	(918)	(970)	(891)	-5%	3%
Profit before credit impairment and income tax	765	668	832	15%	-8%

Credit impairment charge	(44)	(51)	(77)	-14%	-43%
Profit before income tax	721	617	755	17%	-5%

Income tax expense and non-controlling interests	(112)	(119)	(134)	-6%	-16%
Cash profit	609	498	621	22%	-2%

Adjustments between statutory profit and cash profit	(17)	(3)	1	large	large
Statutory profit	592	495	622	20%	-5%

Balance Sheet

Net loans & advances	67,451	69,309	70,756	-3%	-5%

Other external assets	73,677	63,323	61,377	16%	20%
External assets	141,128	132,632	132,133	6%	7%
Customer deposits	99,038	94,379	94,603	5%	5%

Other deposits and borrowings	27,303	24,815	27,507	10%	-1%
Deposits and other borrowings	126,341	119,194	122,110	6%	3%

Other external liabilities	22,921	22,610	19,663	1%	17%
External liabilities	149,262	141,804	141,773	5%	5%
Risk weighted assets	83,175	84,784	87,116	-2%	-5%

Average gross loans and advances	70,659	73,314	69,628	-4%	1%

Average deposits and other borrowings	124,040	127,245	121,910	-3%	2%

Ratios

Net interest margin - cash	1.10%	1.13%	1.20%

Operating expenses to operating income - cash	54.5%	59.2%	51.7%

Operating expenses to average assets - cash	1.19%	1.23%	1.22%
Individual credit impairment charge/(release) - cash	38	47	115	-19%	-67%

Individual credit impairment charge/(release) as a % of average GLA - cash	0.11%	0.13%	0.33%

Collective credit impairment charge/(release) - cash	6	4	(38)	50%	large

Collective credit impairment charge/(release) as a % of average GLA - cash	0.02%	0.01%	(0.11%)

Gross impaired assets	466	462	575	1%	-19%

Gross impaired assets as a % of GLA	0.68%	0.66%	0.80%
Total full time equivalent staff (FTE)	20,910	20,512	19,653	2%	6%

GEOGRAPHIC REVIEW

New Zealand geography

Table reflects AUD results for the New Zealand geography

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	1,330	1,280	1,250	4%	6%

Other operating income	476	425	487	12%	-2%
Operating income	1,806	1,705	1,737	6%	4%

Operating expenses	(691)	(678)	(661)	2%	5%
Profit before credit impairment and income tax	1,115	1,027	1,076	9%	4%

Credit impairment charge	(29)	(28)	36	4%	large
Profit before income tax	1,086	999	1,112	9%	-2%

Income tax expense and non-controlling interests	(300)	(269)	(303)	12%	-1%
Cash profit	786	730	809	8%	-3%

Adjustments between statutory profit and cash profit	34	57	(31)	-40%	large
Statutory profit	820	787	778	4%	5%

Balance Sheet

Net loans & advances	107,017	94,023	96,150	14%	11%

Other external assets	30,637	24,962	25,511	23%	20%
External assets	137,654	118,985	121,661	16%	13%
Customer deposits	78,854	68,058	69,432	16%	14%

Other deposits and borrowings	7,635	6,665	6,597	15%	16%
Deposits and other borrowings	86,489	74,723	76,029	16%	14%

Other external liabilities	31,375	25,086	23,989	25%	31%
External liabilities	117,864	99,809	100,018	18%	18%
Risk weighted assets	67,929	61,420	64,667	11%	5%

Average gross loans and advances	100,920	96,189	93,349	5%	8%

Average deposits and other borrowings	82,150	77,276	73,791	6%	11%

Ratios

Net interest margin - cash	2.27%	2.29%	2.32%

Operating expenses to operating income - cash	38.3%	39.8%	38.1%

Operating expenses to average assets - cash	1.05%	1.10%	1.10%
Individual credit impairment charge/(release) - cash	34	56	20	-39%	70%

Individual credit impairment charge/(release) as a % of average GLA - cash	0.07%	0.12%	0.04%

Collective credit impairment charge/(release) - cash	(5)	(28)	(56)	-82%	-91%

Collective credit impairment charge/(release) as a % of average GLA - cash	(0.01%)	(0.06%)	(0.12%)

Gross impaired assets	510	631	788	-19%	-35%

Gross impaired assets as a % of GLA	0.47%	0.67%	0.81%
Total full time equivalent staff (FTE)	8,237	8,225	8,376	0%	-2%

GEOGRAPHIC REVIEW

New Zealand geography

Table reflects NZD results for the New Zealand geography

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Net interest income	1,422	1,395	1,370	2%	4%

Other operating income	509	463	534	10%	-5%
Operating income	1,931	1,858	1,904	4%	1%

Operating expenses	(739)	(739)	(725)	0%	2%
Profit before credit impairment and income tax	1,192	1,119	1,179	7%	1%

Credit impairment charge	(31)	(30)	39	3%	large
Profit before income tax	1,161	1,089	1,218	7%	-5%

Income tax expense and non-controlling interests	(320)	(294)	(331)	9%	-3%
Cash profit	841	795	887	6%	-5%

Adjustments between statutory profit and cash profit	36	63	(34)	-43%	large
Statutory profit	877	858	853	2%	3%

Balance Sheet

Net loans & advances	109,031	105,485	102,571	3%	6%

Other external assets	31,214	28,005	27,215	11%	15%
External assets	140,245	133,490	129,786	5%	8%
Customer deposits	80,338	76,355	74,069	5%	8%

Other deposits and borrowings	7,778	7,478	7,038	4%	11%
Deposits and other borrowings	88,116	83,833	81,107	5%	9%

Other external liabilities	31,966	28,143	25,590	14%	25%
External liabilities	120,082	111,976	106,697	7%	13%
Risk weighted assets	69,208	68,908	68,985	0%	0%

Average gross loans and advances	107,898	104,882	102,298	3%	5%

Average deposits and other borrowings	87,830	84,263	80,865	4%	9%

Ratios

Net interest margin - cash	2.27%	2.29%	2.32%

Operating expenses to operating income - cash	38.3%	39.8%	38.1%

Operating expenses to average assets - cash	1.05%	1.10%	1.10%
Individual credit impairment charge/(release) - cash	37	61	22	-39%	68%

Individual credit impairment charge/(release) as a % of average GLA - cash	0.07%	0.12%	0.04%

Collective credit impairment charge/(release) - cash	(6)	(31)	(61)	-81%	-90%

Collective credit impairment charge/(release) as a % of average GLA - cash	(0.01%)	(0.06%)	(0.12%)

Gross impaired assets	523	708	843	-26%	-38%

Gross impaired assets as a % of GLA	0.48%	0.67%	0.82%
Total full time equivalent staff (FTE)	8,237	8,225	8,376	0%	-2%

PROFIT RECONCILIATION

CONTENTS

Section 7 – Profit Reconciliation

Adjustments between statutory profit and cash profit

Explanation of adjustments between statutory profit and cash profit

Other reclassifications between statutory profit and cash profit

Reconciliation of statutory profit to cash profit

PROFIT RECONCILIATION

Non-IFRS information

The Group provides additional measures of performance in the Results Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in ASIC’s RG230 has been followed when presenting this information.

Adjustments between statutory profit and cash profit

Statutory profit has been adjusted to exclude non-core items to arrive at cash profit, which is provided to assist readers to understand the results for the ongoing business activities of the Group. The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor, however, the external auditor has informed the Audit Committee that the adjustments have been determined on a consistent basis across each period presented.

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Statutory profit attributable to shareholders of the Company	3,506	3,879	3,392	-10%	3%

Adjustments between statutory profit and cash profit	170	(277)	123	large	38%
Cash Profit	3,676	3,602	3,515	2%	5%

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Adjustments between statutory profit and cash profit

Treasury shares adjustments	79	(13)	37	large	large

Revaluation of policy liabilities	(67)	(23)	(3)	large	large

Economic hedging	(14)	(150)	78	-91%	large

Revenue and net investment hedges	176	(119)	18	large	large

Structured credit intermediation trades	(4)	28	(7)	large	-43%
Total adjustments between statutory profit and cash profit	170	(277)	123	large	38%

Explanation of adjustments between statutory profit and cash profit

•	Treasury shares adjustment

ANZ shares held by the Group in the funds management and insurance business are deemed to be Treasury shares for accounting purposes. Dividends and realised and unrealised gains and losses from these shares are reversed as these are not permitted to be recognised in income for statutory reporting purposes. In deriving cash profit, these earnings are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares are held to support policy liabilities and are revalued through the Income Statement. Accordingly, the half year gain of $79 million after tax ($86 million pre tax) eliminated for statutory accounting purposes has been added back to cash profit.

•	Revaluation of policy liabilities

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the income statement. ANZ includes the impact on the remeasurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract.

PROFIT RECONCILIATION

•	Economic hedging and Revenue and net investment hedges

The Group enters into economic hedges to manage its interest rate and foreign exchange risk. The application of AASB 139: Financial Instruments – Recognition and Measurement results in fair value gains and losses being recognised within the income statement. ANZ removes the mark-to-market adjustments from cash profit as the profit or loss resulting from the transactions will reverse over time to match with the profit or loss from the economically hedged item as part of cash profit. This includes gains and losses arising from:

–	approved classes of derivatives not designated in accounting hedge relationships but which are considered to be economic hedges, including hedges of NZD and USD revenue and expense streams; and

–	ineffectiveness from designated accounting hedges.

In the table below, funding and lending related swaps are primarily cross currency interest rate swaps which are being used to convert the proceeds of foreign currency debt issuances into floating rate Australian dollar and New Zealand dollar debt. As these swaps do not qualify for hedge accounting, movements in the fair values are recorded in the income statement. The main drivers of these fair values are currency basis spreads and the Australian dollar and New Zealand dollar fluctuation against other major funding currencies. This category also includes economic hedges of select structured finance and specialised leasing transactions that do not qualify for hedge accounting. The main drivers of these fair value adjustments are Australian and New Zealand yield curve movements.

For funding related swaps in the March 2015 half, gains from widening spreads in the USD/EUR currency pair and the weakening in the AUD against the USD were partially offset by losses driven from falls in the AUD and NZD yield curves.

Losses on revenue and net investment hedges were the result of significant weakening in the AUD against both the USD and NZD exchange rates during the March 2015 half.

	Half Year

Adjustments to the income statement	Mar 15 $M	Sep 14 $M	Mar 14 $M

Timing differences where IFRS results in asymmetry between the hedge and hedged items

Funding and lending related swaps	(19)	(203)	100

Revenue and net investment hedges	252	(169)	26

Ineffective portion of designated accounting hedges	(1)	(10)	10
Increase/(decrease) to cash profit before tax	232	(382)	136
Increase/(decrease) to cash profit after tax	162	(269)	96

Cumulative increase/(decrease) to cash profit pre-tax

relating to economic hedging

	As at

	Mar 15 $M	Sep 14 $M	Mar 14 $M

Timing differences where IFRS results in asymmetry between the hedge and hedged items (before tax)

Funding and lending related swaps	556	575	778

Revenue and net investment hedges	288	36	205

Ineffective portion of designated accounting hedges	(26)	(25)	(15)
	818	586	968

PROFIT RECONCILIATION

•	Structured credit intermediation trades

ANZ entered into a series of structured credit intermediation trades with US financial guarantors from 2004 to 2007. The underlying structures involved credit default swaps (CDS) over synthetic collateralised debt obligations (CDOs), portfolios of external collateralised loan obligations (CLOs) or specific bonds/floating rate notes (FRNs). ANZ sold protection using credit default swaps over these structures and then to mitigate risk, purchased protection via credit default swaps over the same structures from eight US financial guarantors.
Being derivatives, both the sold protection and purchased protection are measured at fair value and marked-to-model. Prior to the commencement of the global financial crisis, movements in valuations of these positions were not significant and largely offset each other in income. Following the onset of the financial crisis, the purchased protection has provided only a partial offset against movements in valuation of the sold protection because:

–	one of the counterparties to the purchased protection defaulted and many of the remaining were downgraded; and

–	a credit valuation adjustment is applied to the remaining counterparties to the purchased protection reflective of changes to their credit worthiness.

ANZ actively monitors this portfolio with a view to reducing the exposures via termination and restructuring of both the bought and sold protection if and when ANZ deems it cost effective relative to the perceived risk associated with a specific trade or counterparty. During the March 2015 half, a net gain of $2 million (including termination costs and release of CVA) was recognised following the termination of one bought protection position along with the corresponding sold protection position. As at 31 March 2015, ANZ’s remaining exposure is against two financial guarantors.

The bought and sold protection trades are by nature largely offsetting, with the notional amount on the outstanding bought CDSs and outstanding sold CDSs at 31 March 2015 each amounting to USD 0.6 billion (Sep 14: USD 1.0 billion; Mar 14: USD 4.4 billion). The decrease in notional balances of USD 0.4 billion from September 2014 is primarily due to the termination of trades mentioned above.

The profit and loss impact of credit risk on structured credit derivatives remains volatile reflecting the impact of market movements in credit spreads and AUD/USD rates.

The (gain)/loss on structured credit intermediation trades is included as an adjustment to cash profit as it relates to a legacy non-core business where, unless terminated early, the fair value movements are expected to reverse to zero in future periods.

	As at			Movement

Increase/(decrease) to cash profit	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Profit before income tax	(5)	31	(9)	large	-44%

Income tax expense	1	(3)	2	large	-50%
Profit after income tax	(4)	28	(7)	large	-43%

	As at			Movement

Financial impacts of credit intermediation trades	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Mark-to-market exposure to financial guarantors	78	82	136	-5%	-43%

Cumulative costs relating to financial guarantors[1]

CVA for outstanding transactions	19	24	33	-21%	-42%

Realised close out and hedge costs	373	373	333	0%	12%
Cumulative life to date charges	392	397	366	-1%	7%

1.	The cumulative costs in managing the positions include realised losses relating to restructuring of trades in order to reduce risks and realised losses on termination of sold protection trades. It also includes foreign exchange hedging losses.

Other reclassifications between statutory profit and cash profit

•	Credit risk on impaired derivatives (nil profit after tax impact)

The charge to income for credit valuation adjustments of $16 million on defaulted and impaired derivative exposures has been reclassified to cash credit impairment charges in the March 2015 half (Sep 14 half: $2 million charge; Mar 14 half: $1 million charge). The reclassification has been made to reflect the manner in which the defaulted and impaired derivatives are managed.

•	Policyholders tax gross up (nil profit after tax impact)

For statutory reporting purposes, policyholder income tax and other related taxes paid on behalf of policyholders are included in both net funds management and insurance income and the Group’s income tax expense. The gross up of $277 million for the March 2015 half (Sep 14 half: $213 million; Mar 14 half: $29 million) has been excluded from the cash results as it does not reflect the underlying performance of the business which is assessed on a net of policyholder tax basis.

PROFIT RECONCILIATION

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PROFIT RECONCILIATION

Reconciliation of statutory profit to cash profit

March 2015 Half Year
	Statutory profit	Adjustments to statutory profit

		Treasury shares adjustment	Policyholders tax gross up	Revaluation of policy liabilities

	$M	$M	$M	$M

Net interest income	7,138	-	-	-
Net fee and commission income	1,308	-	-	-

Net foreign exchange earnings	259	-	-	-

Profit on trading instruments	94	-	-	-

Net funds management and insurance income	979	86	(277)	(97)

Other	452	-	-	-
Other operating income	3,092	86	(277)	(97)
Operating income	10,230	86	(277)	(97)

Operating expenses	(4,593)	-	-	-
Profit before credit impairment and tax	5,637	86	(277)	(97)

Credit impairment charge	(494)	-	-	-
Profit before income tax	5,143	86	(277)	(97)

Income tax expense	(1,629)	(7)	277	30

Non-controlling interests	(8)	-	-	-
Profit	3,506	79	-	(67)

September 2014 Half Year
Net interest income	7,032	-	-	-
Net fee and commission income	1,255	-	-	-

Net foreign exchange earnings	480	-	-	-

Profit on trading instruments	124	-	-	-

Net funds management and insurance income	927	(16)	(213)	(32)

Other	702	-	-	-
Other operating income	3,488	(16)	(213)	(32)
Operating income	10,520	(16)	(213)	(32)

Operating expenses	(4,474)	-	-	-
Profit before credit impairment and tax	6,046	(16)	(213)	(32)

Credit impairment charge	(459)	-	-	-
Profit before income tax	5,587	(16)	(213)	(32)

Income tax expense	(1,702)	3	213	9

Non-controlling interests	(6)	-	-	-
Profit	3,879	(13)	-	(23)

March 2014 Half Year
Net interest income	6,778	-	-	-
Net fee and commission income	1,250	-	-	-

Net foreign exchange earnings	593	-	-	-

Profit on trading instruments	15	-	-	-

Net funds management and insurance income	611	40	(29)	(5)

Other	287	-	-	-
Other operating income	2,756	40	(29)	(5)
Operating income	9,534	40	(29)	(5)

Operating expenses	(4,286)	-	-	-
Profit before credit impairment and tax	5,248	40	(29)	(5)

Credit impairment charge	(527)	-	-	-
Profit before income tax	4,721	40	(29)	(5)

Income tax expense	(1,323)	(3)	29	2

Non-controlling interests	(6)	-	-	-
Profit	3,392	37	-	(3)

PROFIT RECONCILIATION

March 2015 Half Year
	Adjustments to statutory profit				Cash profit

Economic hedging	Revenue and net investment hedges	Structured credit intermediation trades	Credit risk on impaired derivatives	Total adjustments to statutory profit

$M	$M	$M	$M	$M	$M

-	-	-	-	-	7,138
-	-	-	-	-	1,308

-	252	-	-	252	511

12	-	(5)	16	23	117

-	-	-	-	(288)	691

(32)	-	-	-	(32)	420
(20)	252	(5)	16	(45)	3,047
(20)	252	(5)	16	(45)	10,185

-	-	-	-	-	(4,593)
(20)	252	(5)	16	(45)	5,592

-	-	-	(16)	(16)	(510)
(20)	252	(5)	-	(61)	5,082

6	(76)	1	-	231	(1,398)

-	-	-	-	-	(8)
(14)	176	(4)	-	170	3,676

September 2014 Half Year
1	-	-	-	1	7,033
-	-	-	-	-	1,255

3	(169)	-	-	(166)	314

4	-	31	2	37	161

-	-	-	-	(261)	666

(221)	-	-	-	(221)	481
(214)	(169)	31	2	(611)	2,877
(213)	(169)	31	2	(610)	9,910

-	-	-	-	-	(4,474)
(213)	(169)	31	2	(610)	5,436

-	-	-	(2)	(2)	(461)
(213)	(169)	31	-	(612)	4,975

63	50	(3)	-	335	(1,367)

-	-	-	-	-	(6)
(150)	(119)	28	-	(277)	3,602

March 2014 Half Year
(14)	-	-	-	(14)	6,764
-	-	-	-	-	1,250

-	26	-	-	26	619

-	-	(9)	1	(8)	7

-	-	-	-	6	617

124	-	-	-	124	411
124	26	(9)	1	148	2,904
110	26	(9)	1	134	9,668

-	-	-	-	-	(4,286)
110	26	(9)	1	134	5,382

-	-	-	(1)	(1)	(528)
110	26	(9)	-	133	4,854

(32)	(8)	2	-	(10)	(1,333)

-	-	-	-	-	(6)
78	18	(7)	-	123	3,515

PROFIT RECONCILIATION

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CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – TABLE OF CONTENTS

DIRECTORS’ REPORT

The Directors present their report on the Condensed Consolidated Financial Statements for the half year ended 31 March 2015.

Directors

The names of the Directors of the Company who held office during and since the end of the half year are:

Mr DM Gonski, AC	Chairman
Mr MRP Smith, OBE	Director and Chief Executive Officer
Ms IR Atlas	Director
Ms PJ Dwyer	Director
Mr Lee Hsien Yang	Director
Mr GR Liebelt	Director
Mr IJ Macfarlane, AC	Director
Mr JT Macfarlane	Director

Result

The consolidated profit attributable to shareholders of the Company was $3,506 million. Further details are contained in the CFO’s Overview on pages 19 to 45 which forms part of this report, and in the Condensed Consolidated Financial Statements.

Review of operations

A review of the operations of the Group during the half year and the results of those operations are contained in the CFO’s Overview on pages 19 to 45 which forms part of this report.

Lead auditor’s independence declaration

The lead auditor’s independence declaration given under section 307C of the Corporations Act 2001 (as amended) is set out on page 125 which forms part of this report.

Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by ASIC Class Order 98/100.

Significant events since balance date

On 8 April 2015, the Full Federal Court delivered judgment in respect of appeals by both parties in the class action litigation brought by IMF Bentham Limited in March 2013. The Full Federal Court found in ANZ’s favour in respect of all fees subject to appeal (in relation to both the penalty and statutory claims). IMF Bentham Limited has indicated that it intends to seek special leave to appeal the decision to the High Court of Australia. Refer to Note 19 for further information.

On 4 May 2015, the Group announced its intention to sell the Esanda dealer finance business (representing approximately $8.3 billion in lending assets).

Other than the matters above, there have been no significant events from 31 March 2015 to the date of this report.

Signed in accordance with a resolution of the Directors.

/s/ David M Gonski, AC	/s/ Michael R P Smith, OBE
David M Gonski, AC Chairman	Michael R P Smith, OBE Director

4 May 2015

CONDENSED CONSOLIDATED INCOME STATEMENT

Australia and New Zealand Banking Group Limited

		Half Year			Movement

	Note	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Interest income		15,394	15,094	14,430	2%	7%

Interest expense		(8,256)	(8,062)	(7,652)	2%	8%
Net interest income	2	7,138	7,032	6,778	2%	5%

Other operating income	2	1,799	2,291	1,898	-21%	-5%

Net funds management and insurance income	2	979	927	611	6%	60%

Share of associates’ profit	2,18	314	270	247	16%	27%
Operating income		10,230	10,520	9,534	-3%	7%

Operating expenses	3	(4,593)	(4,474)	(4,286)	3%	7%
Profit before credit impairment and income tax		5,637	6,046	5,248	-7%	7%

Credit impairment charge	8	(494)	(459)	(527)	8%	-6%
Profit before income tax		5,143	5,587	4,721	-8%	9%

Income tax expense	4	(1,629)	(1,702)	(1,323)	-4%	23%

Profit for the period		3,514	3,885	3,398	-10%	3%
Comprising:

Profit attributable to non-controlling interests		8	6	6	33%	33%

Profit attributable to shareholders of the Company		3,506	3,879	3,392	-10%	3%

Earnings per ordinary share (cents)

Basic	6	128.0	142.3	124.8	-10%	3%

Diluted	6	124.6	136.5	120.6	-9%	3%

Dividend per ordinary share (cents)	5	86	95	83	-9%	4%

The notes appearing on pages 100 to 123 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Australia and New Zealand Banking Group Limited

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Profit for the period	3,514	3,885	3,398	-10%	3%

Other comprehensive income

Items that will not be reclassified subsequently to profit or loss

Remeasurement gain/(loss) on defined benefit plans	(2)	7	36	large	large

Fair value gain/(loss) attributable to changes in own credit risk of financial liabilities designated at fair value	13	(19)	(16)	large	large

Income tax on items that will not be reclassified subsequently to profit or loss

Remeasurement gain/(loss) on defined benefit plans	3	(1)	(10)	large	large

Fair value gain/(loss) attributable to changes in own credit risk of financial liabilities designated at fair value	(4)	5	5	large	large

Items that may be reclassified subsequently to profit or loss

Foreign currency translation reserve

Exchange differences taken to equity[1]	2,181	(83)	570	large	large

Exchange differences transferred to income statement	-	48	(11)	-100%	-100%

Available-for-sale revaluation reserve

Valuation gain/(loss) taken to equity	117	1	133	large	-12%

Transferred to income statement	(50)	(2)	(45)	large	11%

Cash flow hedge reserve

Valuation gain/(loss) taken to equity	237	165	-	44%	n/a

Transferred to income statement	(12)	(15)	(16)	-20%	-25%

Share of associates’ other comprehensive income[2]	50	8	(32)	large	large

Income tax on items that may be reclassified subsequently to profit or loss

Available-for-sale assets revaluation reserve	(17)	3	(26)	large	-35%

Cash flow hedge reserve	(69)	(44)	3	57%	large

Other comprehensive income net of tax	2,447	73	591	large	large

Total comprehensive income for the period	5,961	3,958	3,989	51%	49%
Comprising total comprehensive income attributable to:

Non-controlling interests	18	10	6	80%	large

Shareholders of the Company	5,943	3,948	3,983	51%	49%

1.	Includes foreign currency translation differences attributable to non-controlling interests of $10 million gain (Sept 14 half: $4 million gain; Mar 14: nil)

2.	Share of associates other comprehensive income is comprised of Available-for-sale assets reserve gain of $47 million (Sep 14 half: gain of $7 million; Mar 14 half: loss of $32 million); Foreign currency translation reserve gain of $3 million (Sep 14 half: nil; Mar 14 half: nil) and Cash flow hedge reserve gain of nil (Sep 14 half: gain of $1 million; Mar 14 half: nil).

The notes appearing on pages 100 to 123 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEET

Australia and New Zealand Banking Group Limited

		As at			Movement

Assets	Note	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Cash		46,004	32,559	33,651	41%	37%

Settlement balances owed to ANZ		22,570	20,241	16,209	12%	39%

Collateral paid		10,707	5,459	6,219	96%	72%

Trading securities		51,386	49,692	46,170	3%	11%

Derivative financial instruments		73,580	56,369	43,829	31%	68%

Available-for-sale assets		38,336	30,917	27,330	24%	40%

Net loans and advances	7	558,203	521,752	509,250	7%	10%

Regulatory deposits		1,804	1,565	2,205	15%	-18%

Investment in associates		5,315	4,582	4,323	16%	23%

Current tax assets		38	38	64	0%	-41%

Deferred tax assets		162	417	446	-61%	-64%

Goodwill and other intangible assets		8,384	7,950	7,969	5%	5%

Investments backing policy liabilities		36,495	33,579	33,197	9%	10%

Premises and equipment		2,203	2,181	2,150	1%	2%

Other assets		4,900	4,791	4,803	2%	2%

Total assets		860,087	772,092	737,815	11%	17%
Liabilities

Settlement balances owed by ANZ		7,759	10,114	8,133	-23%	-5%

Collateral received		4,844	5,599	3,880	-13%	25%

Deposits and other borrowings	10	567,215	510,079	498,318	11%	14%

Derivative financial instruments		73,210	52,925	45,876	38%	60%

Current tax liabilities		123	449	285	-73%	-57%

Deferred tax liabilities		322	120	41	large	large

Policy liabilities		36,820	34,554	33,402	7%	10%

External unit holder liabilities (life insurance funds)		3,489	3,181	3,334	10%	5%

Payables and other liabilities		10,999	10,984	9,615	0%	14%

Provisions		1,128	1,100	1,115	3%	1%

Debt issuances		85,664	80,096	73,552	7%	16%

Subordinated debt	11	16,463	13,607	13,226	21%	24%

Total liabilities		808,036	722,808	690,777	12%	17%

Net assets		52,051	49,284	47,038	6%	11%
Shareholders’ equity

Ordinary share capital		24,152	24,031	23,529	1%	3%

Preference share capital		-	871	871	-100%	-100%

Reserves		2,188	(239)	(334)	large	large

Retained earnings		25,616	24,544	22,905	4%	12%
Share capital and reserves attributable to shareholders of the Company	13	51,956	49,207	46,971	6%	11%

Non-controlling interests	13	95	77	67	23%	42%

Total shareholders’ equity	13	52,051	49,284	47,038	6%	11%

The notes appearing on pages 100 to 123 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

Australia and New Zealand Banking Group Limited

		Half Year
		Inflows (Outflows)	Inflows (Outflows)	Inflows (Outflows)

	Note	Mar 15 $M	Sep 14 $M	Mar 14 $M
Cash flows from operating activities
Interest received		15,398	15,018	14,309
Interest paid		(8,313)	(7,497)	(7,389)
Dividends received		29	108	19
Other operating income received		11,405	680	2,024
Other operating expenses paid		(4,260)	(3,907)	(4,216)
Income taxes paid		(1,649)	(1,340)	(1,867)
Net cash flows from funds management and insurance business
Premiums, other income and life investment deposits received		3,589	3,997	3,552
Investment income and policy deposits received		191	572	48
Claims and policy liability payments		(2,996)	(2,936)	(2,642)
Commission expense paid		(321)	(241)	(230)
Cash flows from operating activities before changes in operating assets and liabilities		13,073	4,454	3,608
Changes in operating assets and liabilities arising from cash flow movements
(Increase)/decrease in operating assets
Collateral paid		(4,505)	875	396
Trading securities		410	(3,610)	(4,990)
Net loans and advances		(16,726)	(14,079)	(21,075)
Net cash flows from investments backing policy liabilities
Purchase of insurance assets		(3,581)	(2,382)	(2,474)
Proceeds from sale/maturity of insurance assets		3,738	2,408	2,217
Increase/(decrease) in operating liabilities
Deposits and other borrowings		30,583	9,195	27,397
Settlement balances owed by ANZ		(2,695)	1 ,982	(624)
Collateral received		(1,364)	1 ,505	(70)
Payables and other liabilities		432	563	347
Change in operating assets and liabilities arising from cash flow movements		6,292	(3,543)	1,124
Net cash provided by operating activities		19,365	911	4,732
Cash flows from investing activities
Available-for-sale assets
Purchases		(15,203)	(5,939)	(6,713)
Proceeds from sale or maturity		10,321	3,189	7,947
Controlled entities and associates
Proceeds from sale (net of cash disposed)		4	242	9
Premises and equipment
Purchases		(119)	(235)	(135)
Other assets		(147)	564	(856)
Net cash provided by/(used in) investing activities		(5,144)	(2,179)	252
Cash flows from financing activities
Debt issuances
Issue proceeds		8,597	6,342	10,814
Redemptions		(9,132)	(1,850)	(8,860)
Subordinated debt
Issue proceeds		2,497	1 ,384	1,874
Redemptions		-	(1,081)	(1,505)
Dividends paid		(2,310)	(1,857)	(1,970)
Share capital issues		-	2	2
Share buyback		(755)	-	(500)
Net cash provided by/(used in) financing activities		(1,103)	2,940	(145)
Net increase in cash and cash equivalents		13,118	1,672	4,839
Cash and cash equivalents at beginning of period		48,229	45,853	41,111
Effects of exchange rate changes on cash and cash equivalents		4,115	704	(97)
Cash and cash equivalents at end of period	16	65,462	48,229	45,853

The notes appearing on pages 100 to 123 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Australia and New Zealand Banking Group Limited

	Ordinary share capital $M	Preference share capital $M	Reserves[1] $M	Retained earnings $M	Share capital and reserves attributable to shareholders of the Company $M	Non- controlling interests $M	Total Shareholders’ equity $M

As at 1 October 2013	23,641	871	(907)	21,936	45,541	62	45,603
Profit or loss	-	-	-	3,392	3,392	6	3,398
Other comprehensive income for the period	-	-	576	15	591	-	591
Total comprehensive income for the period	-	-	576	3,407	3,983	6	3,989
Transactions with equity holders in their capacity as equity holders:
Dividends paid	-	-	-	(2,458)	(2,458)	(1)	(2,459)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	-	12	12	-	12
Dividend reinvestment plan	476	-	-	-	476	-	476
Other equity movements:
Share based payments	-	-	5	-	5	-	5
Group share option scheme	2	-	-	-	2	-	2
Treasury shares Global Wealth adjustment	(2)	-	-	-	(2)	-	(2)
Group employee share acquisition scheme	(88)	-	-	-	(88)	-	(88)
Group share buyback	(500)	-	-	-	(500)	-	(500)
Transfer of options/rights lapsed	-	-	(8)	8	-	-	-

As at 31 March 2014	23,529	871	(334)	22,905	46,971	67	47,038
Profit or loss	-	-	-	3,879	3,879	6	3,885
Other comprehensive income for the period	-	-	77	(8)	69	4	73
Total comprehensive income for the period	-	-	77	3,871	3,948	10	3,958
Transactions with equity holders in their capacity as equity holders:
Dividends paid	-	-	-	(2,242)	(2,242)	-	(2,242)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	-	10	10	-	10
Dividend reinvestment plan	375	-	-	-	375	-	375
Transactions with non-controlling interests	-	-	10	-	10	-	10
Other equity movements:
Share based payments	-	-	8	-	8	-	8
Group share option scheme	2	-	-	-	2	-	2
Treasury shares Global Wealth adjustment	26	-	-	-	26	-	26
Group employee share acquisition scheme	99	-	-	-	99	-	99

As at 30 September 2014	24,031	871	(239)	24,544	49,207	77	49,284
Profit or loss	-	-	-	3,506	3,506	8	3,514
Other comprehensive income for the period	-	-	2,427	10	2,437	10	2,447
Total comprehensive income for the period	-	-	2,427	3,516	5,943	18	5,961
Transactions with equity holders in their capacity as equity holders:
Dividends paid	-	-	-	(2,579)	(2,579)	-	(2,579)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	-	12	12	-	12
Dividend reinvestment plan	257	-	-	-	257	-	257
Transactions with non-controlling interests	-	-	-	-	-	-	-
Preference shares bought back	-	(871)	-	-	(871)	-	(871)
Other equity movements:
Share based payments	-	-	7	-	7	-	7
Group share option scheme	-	-	-	-	-	-	-
Treasury shares Global Wealth adjustment	(39)	-	-	-	(39)	-	(39)
Group employee share acquisition scheme	(97)	-	-	-	(97)	-	(97)
Transfer of options/rights lapsed	-	-	(7)	7	-	-	-
Foreign exchange gains on preference share capital bought back	-	-	-	116	116	-	116

As at 31 March 2015	24,152	-	2,188	25,616	51,956	95	52,051

1.	Further information on reserves is disclosed in Note 13.

The notes appearing on pages 100 to 123 form an integral part of the Condensed Consolidated Financial Statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of preparation

These Condensed Consolidated Financial Statements:

¡	have been prepared in accordance with the recognition and measurement requirements of Australian Accounting Standards (“AASs”);

¡	should be read in conjunction with ANZ’s Annual Financial Statements for the year ended 30 September 2014 and any public announcements made by the Parent Entity and its controlled entities (the Group) for the half year ended 31 March 2015 in accordance with the continuous disclosure obligations under the Corporations Act 2001 and the ASX Listing Rules;

¡	are Condensed Consolidated Financial Statements as defined in the AASB 134 Interim Financial Reporting (“AASB 134”). This report does not include all notes of the type normally included in ANZ’s Annual Financial Statements;

¡	are presented in Australian dollars unless otherwise stated; and

¡	were approved by the Board of Directors on 4 May 2015.

i)	Statement of compliance

These Condensed Consolidated Financial Statements have been prepared in accordance with the Corporations Act 2001 and AASB 134 which ensures compliance with IAS 34 Interim Financial Reporting.

ii)	Accounting policies

These Condensed Consolidated Financial Statements have been prepared on the basis of accounting policies and using methods of computation consistent with those applied in the 2014 ANZ Annual Financial Statements.

iii)	Basis of measurement

The financial information has been prepared in accordance with the historical cost basis except that the following assets and liabilities are stated at their fair value:

¡	derivative financial instruments as well as, in the case of fair value hedging, the fair value adjustment on the underlying hedged exposure;

¡	available-for-sale financial assets;

¡	financial instruments held for trading; and

¡	assets and liabilities designated at fair value through profit and loss.

In accordance with AASB 1038 Life Insurance Contracts, life insurance liabilities are measured using the Margin on Services model.

In accordance with AASB 119 Employee Benefits, defined benefit obligations are measured using the Projected Unit Credit method.

iv)	Use of estimates, assumptions and judgments

The preparation of these Condensed Consolidated Financial Statements requires the use of management judgement, estimates and assumptions that affect reported amounts and the application of accounting policies. Discussion of the critical accounting estimates and judgements, which include complex or subjective decisions or assessments, are covered in Note 2 of the 2014 Annual Financial Statements. Such estimates and judgements are reviewed on an ongoing basis.

v)	Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by Australian Securities and Investments Commission Class Order 98/100.

vi)	Comparatives

Certain amounts in the comparative information have been reclassified to conform with current period financial statement presentation.

vii)	New accounting standards not yet effective

The following accounting standards relevant to the Group have been issued but are not yet effective and have not been applied in these Condensed Consolidated Financial Statements:

¡	AASB 9 Financial Instruments

The AASB issued the final version of AASB 9 in December 2014. When operative, this standard will replace AASB 139 Financial Instruments: Recognition and Measurement. AASB 9 addresses recognition and measurement requirements for financial assets and financial liabilities, impairment requirements that introduce an expected credit loss impairment model and general hedge accounting requirements which more closely align with risk management activities undertaken when hedging financial and non-financial risks. AASB 9 is not mandatorily effective for the Group until 1 October 2018. The Group is in the process of assessing the impact of application of AASB 9 and is not yet able to reasonably estimate the impact on its financial statements.

¡	AASB 15 Revenue from Contracts with Customers

The AASB issued AASB 15 in December 2014. The standard is not mandatorily effective for the Group until 1 October 2017. AASB 15 contains new requirements for the recognition of revenue and additional disclosures about revenue. While it is expected that a significant proportion of the Group’s revenue will be outside the scope of AASB 15, the Group is in the process of assessing the impact of application of AASB 15 and is not yet able to reasonably estimate the impact on its financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Income

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Interest income	15,394	15,094	14,430	2%	7%

Interest expense	(8,256)	(8,062)	(7,652)	2%	8%

Net interest income	7,138	7,032	6,778	2%	5%

i) Fee and commission income

Lending fees[1]	422	383	396	10%	7%

Non-lending fees and commissions[2]	1,388	1,343	1,305	3%	6%

Total fee and commission income[2]	1,810	1,726	1,701	5%	6%

Fee and commission expense[2,3]	(502)	(471)	(451)	7%	11%

Net fee and commission income[2]	1,308	1,255	1,250	4%	5%

ii) Net funds management and insurance income

Funds management income	478	459	458	4%	4%

Investment income	3,149	1,424	1,232	large	large

Insurance premium income	718	780	534	-8%	34%

Commission income/(expense)	(239)	(241)	(230)	-1%	4%

Claims	(341)	(362)	(345)	-6%	-1%

Changes in policy liabilities[4]	(2,700)	(1,149)	(998)	large	large

Elimination of treasury share (gain)/loss	(86)	16	(40)	large	large

Total net funds management and insurance income	979	927	611	6%	60%

iii) Share of associates’ profit	314	270	247	16%	27%

iv) Other income

Net foreign exchange earnings	259	480	593	-46%	-56%

Net gains from trading securities and derivatives	94	123	15	-24%	large

Credit risk on credit intermediation trades	5	(31)	9	large	-44%

Movement on financial instruments measured at fair value through profit & loss[5]	32	221	(124)	-86%	large

Brokerage income	34	22	28	55%	21%

Loss on divestment of SSI	-	(21)	-	-100%	n/a

Dilution gain on investment in Bank of Tianjin	-	-	12	n/a	-100%

Insurance settlement	-	-	26	n/a	-100%

Gain on sale of ANZ Trustees	-	125	-	-100%	n/a

Other[2]	67	117	89	-43%	-25%

Total other income[2]	491	1,036	648	-53%	-24%

Total other operating income[6]	3,092	3,488	2,756	-11%	12%

Total income	18,486	18,582	17,186	-1%	8%

1.	Lending fees exclude fees treated as part of the effective yield calculation in interest income.

2.	Certain cards related fees that are integral to the generation of income have been reclassified within total income in the current period to better reflect the nature of the items. Comparatives have been restated. For the Sep 14 half fees of $252 million were moved from ‘non-lending fees and commissions’ and fees of $5 million were moved from ‘Other income’ and included in ‘fee and commission expenses’ (Mar 14 half: $236 million and $5 million respectively).

3.	Includes interchange fees paid.

4.	Includes policyholder tax gross up, which represents contribution tax (recovered at 15% on the super contributions made by members) debited to the policyholder account once a year in July when the statement is issued to the members at the end of the 30 June financial year.

5.	Includes fair value movements (excluding realised and accrued interest) on derivatives not designated as accounting hedges entered into to manage interest rate and foreign exchange risk on funding instruments, ineffective portions of cashflow hedges, and fair value movements in financial assets and liabilities designated at fair value through profit and loss.

6.	Total other operating income includes external dividend income of nil (Sep 14 half: $0.9 million; Mar 14 half: $0.2 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Operating expenses

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Personnel
Employee entitlements and taxes	155	147	131	5%	18%
Salaries and wages	1,852	1,750	1,745	6%	6%
Superannuation costs - defined benefit plans	3	6	4	-50%	-25%
Superannuation costs - defined contribution plans	155	152	148	2%	5%
Equity-settled share-based payments	108	105	110	3%	-2%

Other	442	398	392	11%	13%

Total personnel expenses	2,715	2,558	2,530	6%	7%
Premises
Depreciation and amortisation	97	99	99	-2%	-2%
Rent	238	224	226	6%	5%
Utilities and other outgoings	87	89	89	-2%	-2%

Other	33	34	28	-3%	18%

Total premises expenses	455	446	442	2%	3%
Technology
Data communications	50	43	61	16%	-18%
Depreciation and amortisation	332	285	265	16%	25%
Licences and outsourced services	209	204	196	2%	7%
Rentals and repairs	78	84	69	-7%	13%
Software impairment	4	14	1	-71%	large

Other	28	30	14	-7%	100%

Total technology expenses	701	660	606	6%	16%

Restructuring	10	78	35	-87%	-71%
Other
Advertising and public relations	128	153	125	-16%	2%
Audit and other fees	11	8	11	38%	0%
Non-lending losses, frauds and forgeries	35	25	27	40%	30%
Professional fees	142	137	102	4%	39%
Travel and entertainment expenses	100	100	93	0%	8%
Amortisation and impairment of other intangible assets	44	73	45	-40%	-2%
Freight, stationery, postage and telephone	127	138	135	-8%	-6%

Other	125	98	135	28%	-7%

Total other expenses	712	732	673	-3%	6%

Total operating expenses	4,593	4,474	4,286	3%	7%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Income tax expense

Reconciliation of the prima facie income tax expense on pre-tax profit with the income tax expense charged in the Income Statement

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Profit before income tax	5,143	5,587	4,721	-8%	9%
Prima facie income tax expense at 30%	1,543	1,676	1,416	-8%	9%
Tax effect of permanent differences:
Overseas tax rate differential	(55)	(37)	(59)	49%	-7%
Rebateable and non-assessable dividends	(1)	(1)	(1)	0%	0%
Profit from associates	(94)	(81)	(74)	16%	27%
Sale of ANZ Trustees and SSI	-	(11)	-	-100%	n/a
Offshore Banking Unit	-	6	(1)	-100%	-100%
Global Wealth - Policyholder income and contributions tax	194	149	21	30%	large
Tax provisions no longer required	(17)	(25)	(25)	-32%	-32%
Interest on Convertible Instruments	37	39	32	-5%	16%

Other	22	(14)	14	large	57%
	1,629	1,701	1,323	-4%	23%

Income tax under/(over) provided in previous years	-	1	-	-100%	n/a

Total income tax expense charged in the income statement	1,629	1,702	1,323	-4%	23%
Australia	1,172	1,251	885	-6%	32%

Overseas	457	451	438	1%	4%
	1,629	1,702	1,323	-4%	23%

Effective Tax Rate - Group	31.7%	30.5%	28.0%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Dividends

	Half Year			Movement

Dividend per ordinary share (cents)	Mar 15	Sep 14	Mar 14	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Interim (fully franked)	86	n/a	83	n/a	4%

Final (fully franked)	n/a	95	n/a	n/a	n/a

Total	86	95	83	-9%	4%
Ordinary share dividend ($M)[1]
Interim dividend	-	2,278	-	n/a	n/a
Final dividend	2,619	-	2,497	n/a	5%

Bonus option plan adjustment	(41)	(39)	(42)	5%	-2%

Total[2]	2,578	2,239	2,455	15%	5%

Ordinary share dividend payout ratio (%)[3]	67.9%	67.6%	67.2%

1.	Dividends paid to ordinary equity holders of the Company. Excludes dividends payable by subsidiaries of the Group to non-controlling equity holders of nil (Sep 14 half: nil, Mar 14 half: $1 million).

2.	Dividends payable are not accrued and are recorded when paid.

3.	Dividend payout ratio is calculated using proposed 2015 interim dividend of $2,379 million (not shown in the above table). The proposed 2015 interim dividend of $2,379 million is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September 2014 half and March 2014 half are calculated using actual dividend paid of $2,619 million and $2,278 million respectively. Dividend payout ratio is calculated by adjusting profit attributable to shareholders of the Company by the amount of preference share dividends paid.

Ordinary Shares

The Directors propose that an interim dividend of 86 cents be paid on each eligible fully paid ANZ ordinary share on 1 July 2015. The proposed 2015 interim dividend will be fully franked for Australian tax purposes, and New Zealand imputation credits of NZD 10 cents per ordinary share will also be attached.

ANZ has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the proposed 2015 interim dividend. For the 2015 interim dividend, ANZ intends to provide shares under the DRP and BOP through the issue of new shares. The “Acquisition Price” to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX during the ten trading days commencing on 15 May 2015 (less a 1.5% discount), and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2015 interim dividend must be received by ANZ’s Share Registrar by 5.00 pm (Australian Eastern Standard Time) on 13 May 2015.

Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling or New Zealand Dollars respectively at an exchange rate calculated on 15 May 2015.

Preference Shares

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Preference share dividend ($M)
Euro Trust Securities[1]	1	3	3	-67%	-67%
Dividend per preference share

Euro Trust Securities[1]	€ 1.88	€ 4.72	€ 4.60	-60%	-59%

1.	The Euro Trust Securities were bought back by ANZ for cash at face value and cancelled on 15 December 2014.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	Earnings per share[1]

	Half Year			Movement

	Mar 15	Sep 14	Mar 14	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Number of fully paid ordinary shares on issue (M)[2]	2,766.0	2,756.6	2,744.1	0%	1%
Basic
Profit attributable to shareholders of the Company ($M)	3,506	3,879	3,392	-10%	3%

Less Preference share dividends ($M)	(1)	(3)	(3)	-67%	-67%
Profit less preference share dividends ($M)	3,505	3,876	3,389	-10%	3%
Weighted average number of ordinary shares (M)[3]	2,737.3	2,724.2	2,715.2	0%	1%

Basic earnings per share (cents)	128.0	142.3	124.8	-10%	3%
Diluted
Profit less preference share dividends ($M)	3,505	3,876	3,389	-10%	3%
Interest on US Trust Securities ($M)[4]	-	-	7	n/a	-100%
Interest on ANZ Convertible Preference Shares ($M)[5]	67	70	85	-4%	-21%
Interest on ANZ Capital Notes ($M)[6]	60	57	24	5%	large

Interest on ANZ NZ Capital Notes ($M)[7]	-	-	-	n/a	n/a

Profit less preference share dividends and interest on US Trust Securities, ANZ Convertible Preference Shares, ANZ Capital Notes and ANZ NZ Capital Notes ($M)	3,632	4,003	3,505	-9%	4%
Weighted average number of shares on issue (M)[3]	2,737.3	2,724.2	2,715.2	0%	1%
Weighted average number of convertible options (M)	6.2	5.5	5.0	13%	24%
Weighted average number of convertible US Trust Securities (M)[4]	-	-	16.8	n/a	-100%
Weighted average number of ANZ Convertible Preference Shares (M)[5]	91.2	113.8	134.5	-20%	-32%
Weighted average number of convertible ANZ Capital Notes (M)[6]	79.3	89.2	34.5	-11%	large

Weighted average number of convertible ANZ NZ Capital Notes (M)[7]	0.1	-	-	n/a	n/a

Adjusted weighted average number of shares - diluted (M)	2,914.1	2,932.7	2,906.0	-1%	0%

Diluted earnings per share (cents)	124.6	136.5	120.6	-9%	3%

1.	The earnings per share calculation excludes the Euro Trust Securities (preference shares). The Euro Trust Securities were bought back by ANZ for cash at face value and cancelled on 15 December 2014.

2.	Number of fully paid ordinary shares on issue includes Treasury shares of 24.6 million at 31 March 2015 (Sep 14: 25.6 million; Mar 14: 26.9 million), comprised of 11.5 million in ANZEST Pty Ltd (Sep 14: 13.8 million; Mar 14: 14.3 million) and 13.1 million Treasury shares held in Global Wealth (Sep 14: 11.8 million; Mar 14: 12.6 million).

3.	Weighted average number of ordinary shares excludes 12.3 million weighted average number of ordinary Treasury shares held in ANZEST Pty Ltd (Sep 14: 14.5 million; Mar 14: 15.0 million) for the group employee share acquisition scheme and 12.7 million weighted average number of ordinary Treasury shares held in Global Wealth (Sep 14: 12.5 million; Mar 14: 12.8 million).

4.	The US Trust Securities (issued on 27 November 2003) were due to convert to ANZ ordinary shares in 2053 at the market price of ANZ ordinary shares less 5% unless redeemed or bought back prior to that date. The US Trust Securities were redeemed by ANZ for cash at face value on 16 December 2013.

5.	There are three “tranches” of convertible preference shares. The first were convertible preference shares (CPS1) issued on 30 September 2008 which were convertible to ANZ ordinary shares on 16 June 2014 (unless redeemed prior to that date) at the market price of ANZ ordinary shares less 2.5%. On 31 March 2014, 6.3 million CPS1 were cancelled and re-invested in ANZ Capital Notes 2 (CN2) issued on that date and on 16 June 2014, 4.5 million CPS1 were redeemed by ANZ for cash at face value. The second are convertible preference shares (CPS2) issued on 17 December 2009 that convert to ordinary shares on 15 December 2016 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions). The third are convertible preference shares (CPS3) issued on 28 September 2011 that convert to ordinary shares on 1 September 2019 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions).

6.	There are three “tranches” of ANZ Capital Notes. The first are ANZ Capital Notes 1 (CN1) issued on 7 August 2013 which convert to ANZ ordinary shares on 1 September 2023 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions). The second are ANZ Capital Notes 2 (CN2) issued on 31 March 2014 which convert to ANZ ordinary shares on 24 March 2024 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions). The third are ANZ Capital Notes 3 (CN3) issued on 5 March 2015 which convert to ANZ ordinary shares on 24 March 2025 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions).

7.	ANZ Bank New Zealand Limited issued ANZ NZ Capital Notes on 31 March 2015 which convert to ANZ ordinary shares on 25 May 2022 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Net loans and advances

	As at			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Australia

Overdrafts	5,998	6,199	5,756	-3%	4%

Credit card outstandings	9,134	8,791	8,852	4%	3%

Commercial bills outstanding	10,859	11,684	12,224	-7%	-11%

Term loans - housing	217,756	209,122	201,396	4%	8%

Term loans - non-housing	118,027	111,902	106,967	5%	10%

Lease receivables	1,345	1,481	1,563	-9%	-14%

Hire purchase	1,293	1,492	1,764	-13%	-27%

Other	489	56	490	large	0%

	364,901	350,727	339,012	4%	8%

Asia Pacific, Europe & America

Overdrafts	1,643	1,312	1,456	25%	13%

Credit card outstandings	1,370	1,241	1,135	10%	21%

Commercial bills outstanding	3,286	3,343	2,431	-2%	35%

Term loans - housing	7,430	6,639	6,063	12%	23%

Term loans - non-housing	74,041	66,106	65,115	12%	14%

Lease receivables	222	177	140	25%	59%

Other	31	264	121	-88%	-74%

	88,023	79,082	76,461	11%	15%

New Zealand

Overdrafts	1,147	1,118	1,221	3%	-6%

Credit card outstandings	1,609	1,408	1,430	14%	13%

Term loans - housing	63,311	55,627	57,254	14%	11%

Term loans - non-housing	40,259	35,316	35,790	14%	12%

Lease receivables	250	247	295	1%	-15%

Hire purchase	862	746	720	16%	20%

Other	123	112	117	10%	5%

	107,561	94,574	96,827	14%	11%

Subtotal	560,485	524,383	512,300	7%	9%

Unearned income	(803)	(892)	(922)	-10%	-13%

Capitalised brokerage/mortgage origination fees[1]	1,127	1,043	1,000	8%	13%

Customers’ liabilities for acceptances	1,422	1,151	1,185	24%	20%

Total gross loans and advances	562,231	525,685	513,563	7%	9%

Provision for credit impairment (refer Note 8)	(4,028)	(3,933)	(4,313)	2%	-7%

Total net loans and advances	558,203	521,752	509,250	7%	10%

1.	Capitalised brokerage/mortgage origination fees are amortised over the expected life of the loan.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Provision for credit impairment

	Half Year			Movement

Collective provision	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Balance at start of period	2,757	2,843	2,887	-3%	-5%

Charge/(release) to income statement	55	(81)	(74)	large	large

Adjustment for exchange rate fluctuations	102	(5)	30	large	large

Total collective provision[1]	2,914	2,757	2,843	6%	2%

Individual provision

Balance at start of period	1,176	1,470	1,467	-20%	-20%

New and increased provisions	806	846	966	-5%	-17%

Write-backs	(260)	(190)	(257)	37%	1%

Adjustment for exchange rate fluctuations	33	(4)	12	large	large

Discount unwind	(32)	(35)	(30)	-9%	7%

Bad debts written-off	(609)	(911)	(688)	-33%	-11%

Total individual provision	1,114	1,176	1,470	-5%	-24%

Total provision for credit impairment	4,028	3,933	4,313	2%	-7%

1.	The collective provision includes amounts for off-balance sheet credit exposures of $646 million at 31 March 2015 (Sep 14: $613 million; Mar 14: $597 million). The impact on the income statement for the half year ended 31 March 2015 was a $7 million charge (Sep 14 half: $9 million charge; Mar 14 half: $8 million release).

	Half Year			Movement

Provision movement analysis	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

New and increased provisions

Australia	587	604	688	-3%	-15%

Asia Pacific, Europe & America	116	94	152	23%	-24%

New Zealand	103	148	126	-30%	-18%

	806	846	966	-5%	-17%

Write-backs	(260)	(190)	(257)	37%	1%

	546	656	709	-17%	-23%

Recoveries of amounts previously written-off	(107)	(116)	(108)	-8%	-1%

Individual credit impairment charge	439	540	601	-19%	-27%

Collective credit impairment charge/(release)	55	(81)	(74)	large	large

Credit impairment charge	494	459	527	8%	-6%

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Individual provision balance

Australia	698	740	941	-6%	-26%

Asia Pacific, Europe & America	219	236	296	-7%	-26%

New Zealand	197	200	233	-2%	-15%

Total individual provision	1,114	1,176	1,470	-5%	-24%

Collective provision balance

Australia	1,882	1,829	1,887	3%	0%

Asia Pacific, Europe & America	582	515	492	13%	18%

New Zealand	450	413	464	9%	-3%

Total collective provision	2,914	2,757	2,843	6%	2%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Credit quality

Financial Assets maximum exposure to credit risk

For financial assets recognised on the balance sheet, the maximum exposure to credit risk is the carrying amount. In certain circumstances, there may be differences between the carrying amounts reported on the balance sheet and the amounts reported in the tables below. Principally, these differences arise in respect of financial assets that are subject to risks other than credit risk, such as equity investments which are primarily subject to market risk, or bank notes and coins. For contingent exposures, the maximum exposure to credit risk is the maximum amount the Group would have to pay if the instrument is called upon. For undrawn facilities, the maximum exposure to credit risk is the full amount of the committed facilities.

The following tables present the maximum exposure to credit risk of on-balance sheet and off-balance sheet financial assets before taking account of any collateral held or other credit enhancements.

	As at			Movement

Maximum exposure to credit risk	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Net loans and advances[1]	558,203	521,752	509,250	7%	10%

Other financial assets[2]	246,131	198,751	182,141	24%	35%

On-balance sheet sub total	804,334	720,503	691,391	12%	16%

Undrawn facilities	213,303	193,984	177,386	10%	20%

Contingent facilities	41,018	40,075	39,268	2%	4%

Off-balance sheet sub total	254,321	234,059	216,654	9%	17%

Total exposure to credit risk	1,058,655	954,562	908,045	11%	17%

1.	Includes individual and collective provisions for credit impairment held in respect of credit related commitments.

2.	Certain other financial assets totalling $38.2 billion (Sep 14 half: $35.1 billion; Mar 14 half: $34.7 billion) have been excluded. These are comprised of bank notes and coins within cash, equity instruments within available-for-sale financial assets and investments relating to the insurance business where the credit risk is passed onto the policy holder.

Distribution of financial assets by credit quality

	Net loans and advances[1]			Other financial assets			Credit related commitments[2]
	As at			As at			As at

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 $M	Sep 14 $M	Mar 14 $M
Neither past due nor impaired	543,280	508,540	494,860	246,104	198,714	182,083	253,606	233,343	215,869

Past due but not impaired	14,071	12,252	13,083	-	-	-	-	-	-

Restructured	146	67	60	-	-	-	-	-	-

Net impaired	1,385	1,552	1,918	27	37	58	36	57	114

Total	558,882	522,411	509,921	246,131	198,751	182,141	253,642	233,400	215,983

1.	Individual and collective provisions for credit impairment held in respect of credit related commitments have been reallocated to credit related commitments in this table.

2.	Comprises undrawn commitments and customer contingent liabilities net of collective and individual provisions.

Credit quality of financial assets neither past due nor impaired

The credit quality of financial assets is managed by the Group using internal customer credit ratings (CCRs) based on their current probability of default. The Group’s masterscales are mapped to external rating agency scales, to enable wider comparisons.

	Net loans and advances			Other financial assets			Credit related commitments[4]
	As at			As at			As at

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 $M	Sep 14 $M	Mar 14 $M
Strong credit profile[1]	412,909	385,487	377,153	241,170	194,190	177,817	211,380	196,558	183,807

Satisfactory risk[2]	112,049	105,625	101,346	4,574	4,097	3,935	39,773	34,425	29,851

Sub-standard but not past due or impaired[3]	18,322	17,428	16,361	360	427	331	2,453	2,360	2,211

Total	543,280	508,540	494,860	246,104	198,714	182,083	253,606	233,343	215,869

1.	Customers that have demonstrated superior stability in their operating and financial performance over the long-term, and whose debt servicing capacity is not significantly vulnerable to foreseeable events. This rating broadly corresponds to ratings “Aaa” to “Baa3” and “AAA” to “BBB-” of Moody’s and Standard & Poor’s respectively.

2.	Customers that have consistently demonstrated sound operational and financial stability over the medium to long term, even though some may be susceptible to cyclical trends or variability in earnings. This rating broadly corresponds to ratings “Ba2” to “Ba3” and “BB” to “BB-” of Moody’s and Standard & Poor’s respectively.

3.	Customers that have demonstrated some operational and financial instability, with variability and uncertainty in profitability and liquidity projected to continue over the short and possibly medium term. This rating broadly corresponds to ratings “B1” to “Caa” and “B+” to “CCC” of Moody’s and Standard & Poor’s respectively.

4.	Comprises undrawn commitments and customer contingent liabilities net of collective provisions.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Credit quality, cont’d

Ageing analysis of financial assets that are past due but not impaired

Ageing analysis of past due loans is used by the Group to measure and manage emerging credit risks. Financial assets that are past due but not impaired include those which are assessed, approved and managed on a portfolio basis within a centralised environment (for example credit cards and personal loans) that can be held on a productive basis until they are 180 days past due, as well as those which are managed on an individual basis.

A large portion of retail credit exposures, such as residential mortgages, are generally well secured. That is, the value of associated security is sufficient to cover amounts outstanding.

	As at			Movement

Ageing analysis of net loans and advances that are past due but not impaired[1]	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
1-5 days	3,323	3,082	3,345	8%	-1%

6-29 days	5,271	4,559	4,660	16%	13%

30-59 days	2,069	1,624	2,037	27%	2%

60-89 days	1,160	1,005	980	15%	18%

>90 days	2,248	1,982	2,061	13%	9%

Total	14,071	12,252	13,083	15%	8%

1.	A policy change was implemented during the half whereby the Group changed the criteria for including past due loans attributable to hardship in the ageing analysis. Comparative information has not been restated.

Financial assets that are individually impaired

ANZ regularly reviews its portfolio and monitors adherence to contractual terms. When doubt arises as to the collectability of a credit facility, ‘the financial instrument (or ‘the facility’) is classified and reported as individually impaired and an individual provision is allocated against it.

As described in the summary of significant accounting policies in the 2014 Annual Financial Statements, impairment provisions are created for financial instruments that are reported on the balance sheet at amortised cost. For instruments reported at fair value, impairment provisions are treated as part of overall change in fair value and directly reduce the reported carrying amounts.

	Impaired instruments			Individual provision balances
	As at			As at

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 $M	Sep 14 $M	Mar 14 $M
Derivative financial instruments[1]	27	37	58	-	-	-

Net loans and advances	2,466	2,682	3,314	(1,081)	(1,130)	(1,396)

Credit related commitments[2]	69	103	188	(33)	(46)	(74)

Total	2,562	2,822	3,560	(1,114)	(1,176)	(1,470)

1.	Derivative financial instruments are net of credit valuation adjustments.

2.	Comprises undrawn commitments and customer contingent liabilities.

	As at			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Less than $10 million	1,903	1,896	2,204	0%	-14%

$10 million to $100 million	607	683	897	-11%	-32%

Greater than $100 million	198	310	519	-36%	-62%

Gross impaired assets[1]	2,708	2,889	3,620	-6%	-25%

Less: Individual provision for credit impairment	(1,114)	(1,176)	(1,470)	-5%	-24%

Net impaired assets	1,594	1,713	2,150	-7%	-26%

1.	Includes $146 million restructured items (Sep 14: $67 million; Mar 14: $60 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Deposits and other borrowings

	As at			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Australia
Certificates of deposit	55,857	49,446	51,217	13%	9%

Term deposits	69,595	78,779	77,900	-12%	-11%

Other deposits bearing interest and other borrowings	151,436	142,244	132,331	6%	14%

Deposits not bearing interest	7,133	6,845	6,157	4%	16%

Deposits from banks	19,761	15,613	13,617	27%	45%

Commercial paper	11,446	6,237	8,812	84%	30%

Borrowing corporations’ debt	1	1	1	0%	0%

	315,229	299,165	290,035	5%	9%

Asia Pacific, Europe & America

Certificates of deposit	2,354	2,083	4,986	13%	-53%

Term deposits	101,087	82,956	79,586	22%	27%

Other deposits bearing interest and other borrowings	24,531	20,885	19,077	17%	29%

Deposits not bearing interest	4,684	4,211	3,990	11%	17%

Deposits from banks	27,716	22,540	22,449	23%	23%

Commercial paper	5,125	3,516	2,166	46%	large

	165,497	136,191	132,254	22%	25%

New Zealand

Certificates of deposit	1,435	1,226	1,504	17%	-5%

Term deposits	34,211	30,981	32,686	10%	5%

Other deposits bearing interest and other borrowings	36,896	30,330	29,841	22%	24%

Deposits not bearing interest	6,148	5,348	5,468	15%	12%

Deposits from banks	43	40	30	8%	43%

Commercial paper	6,157	5,399	5,063	14%	22%

Borrowing corporations’ debt	1,599	1,399	1,437	14%	11%

	86,489	74,723	76,029	16%	14%

Total Deposits and other borrowings	567,215	510,079	498,318	11%	14%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	Subordinated debt

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Additional Tier 1 Capital[1]
Convertible Preference Shares (ANZ CPS)
ANZ CPS1[2]	-	-	454	n/a	-100%
ANZ CPS2[3]	1,969	1,967	1,965	0%	0%
ANZ CPS3[4]	1,335	1,333	1,331	0%	0%
ANZ Capital Notes (ANZ CN)
ANZ CN1[5]	1,110	1,109	1,107	0%	0%
ANZ CN2[6]	1,597	1,595	1,593	0%	0%
ANZ CN3[7]	958	-	-	n/a	n/a
ANZ NZ Capital Notes[8]	484	-	-	n/a	n/a
Tier 2 Capital[9]
Perpetual subordinated notes	1,211	1,087	1,108	11%	9%
Subordinated notes	7,799	6,516	5,668	20%	38%

Total subordinated debt	16,463	13,607	13,226	21%	24%

1.	ANZ Capital Notes and the ANZ NZ Capital Notes are Basel III compliant. APRA has granted transitional capital treatment for ANZ CPS2 and CPS3 until their first conversion date.

2.	On 30 September 2008, ANZ issued convertible preference shares (CPS1). $627 million CPS1 were reinvested in ANZ Capital Notes 2 (CN2) on 31 March 2014 and the remaining $454 million CPS1 were bought back and cancelled on 16 June 2014.

3.	On 17 December 2009, ANZ issued convertible preference shares (CPS2) which will convert into ANZ ordinary shares on 15 December 2016 at a 1% discount (subject to certain conditions being satisfied).

4.	On 28 September 2011, ANZ issued convertible preference shares (CPS3) which will convert into ANZ ordinary shares on 1 September 2019 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125% then the convertible preference shares will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on and from 1 September 2017 the convertible preference shares are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

5.	On 7 August 2013, ANZ issued convertible notes (ANZ Capital Notes 1 or CN1) which will convert into ANZ ordinary shares on 1 September 2023 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 1 September 2021 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

6.	On 31 March 2014, ANZ issued convertible notes (ANZ Capital Notes 2 or CN2) which will convert into ANZ ordinary shares on 24 March 2024 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 24 March 2022 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

7.	On 5 March 2015, ANZ issued convertible notes (ANZ Capital Notes 3 or CN3) which will convert into ANZ ordinary shares on 24 March 2025 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 24 March 2023 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

[8].	On 31 March 2015, ANZ Bank New Zealand Limited (ANZ Bank NZ) issued convertible notes (ANZ NZ Capital Notes) which will convert into ANZ ordinary shares on 25 May 2022 at a 1% discount (subject to certain conditions being satisfied). If ANZ or ANZ Bank NZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, ANZ receives a notice of non-viability from APRA, ANZ Bank NZ receives a direction from RBNZ or a statutory manager is appointed to ANZ Bank NZ and makes a determination, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 25 May 2020 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ Bank NZ.

9.	The convertible subordinated notes are Basel III compliant. APRA has granted transitional capital treatment for all other outstanding subordinated notes until their first call date or, in the case of the perpetual subordinated notes the earlier of the end of the transitional period (January 2021) and the first call date when a step-up event occurs. If ANZ receives a notice of non-viability from APRA, then the convertible subordinated notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Share capital

Issued and quoted securities	Half Year
Ordinary shares	Mar 15 No.	Sep 14 No.	Mar 14 No.

Closing balance	2,765,980,222	2,756,627,771	2,744,118,670

Issued during the half year	9,352,451	12,509,101	16,352,516

Bought back during the half year	-	-	15,889,156

13.	Shareholders’ equity

	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Share capital

Balance at start of period	24,902	24,400	24,512	2%	2%

Ordinary share capital movements

Dividend reinvestment plan	257	375	476	-31%	-46%

Group employee share acquisition scheme[1]	(97)	99	(88)	large	10%

Treasury shares in Global Wealth[2]	(39)	26	(2)	large	large

Group share option scheme	-	2	2	-100%	-100%

Group share buyback	-	-	(500)	n/a	-100%

Preference share capital movements

Preference shares bought back[3]	(871)	-	-	n/a	n/a
Total share capital	24,152	24,902	24,400	-3%	-1%

Foreign currency translation reserve

Balance at start of period	(605)	(566)	(1,125)	7%	-46%

Transfer to the income statement	-	48	(11)	-100%	-100%

Currency translation adjustments net of hedges	2,174	(87)	570	large	large
Total foreign currency translation reserve	1,569	(605)	(566)	large	large

Share option reserve[4]

Balance at start of period	60	52	55	15%	9%

Share based payments/(exercises)	7	8	5	-13%	40%

Transfer of options/rights lapsed to retained earnings	(7)	-	(8)	n/a	-13%
Total share option reserve	60	60	52	0%	15%

1.	As at 31 March 2015, there were 11.5 million ANZEST Treasury shares outstanding (Sep 14: 13.8 million, Mar 14: 14.3 million). Shares in the Company which are purchased on-market by ANZEST Pty Ltd (trustee of ANZ employee share and option plans) or issued by the Company to ANZEST Pty Ltd are classified as Treasury shares (to the extent that they relate to unvested employee share-based awards).

2.	As at 31 March 2015, there were 13.1 million Global Wealth Treasury shares outstanding (Sep 14: 11.8 million, Mar 14: 12.6 million). Global Wealth purchases and holds shares in the Company to back policy liabilities. These shares are classified as Treasury shares.

3.	All 500,000 Euro Trust Securities on issue were bought back by ANZ for cash at face value (€1,000 per security) and cancelled on 15 December 2014.

4.	The share option reserve arises on the grant of share options/deferred share rights/performance rights (“options and rights”) to selected employees under the ANZ Share Option Plan. Amounts are transferred from the share option reserve to other equity accounts when the options and rights are exercised and to retained earnings when lapsed or forfeited after vesting. Forfeited options and rights due to termination prior to vesting are credited to the income statement.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Shareholders’ equity, cont’d

	Half Year			Movement
	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Available-for-sale revaluation reserve[5]

Balance at start of period	160	151	121	6%	32%

Gain /(loss) recognised	132	7	62	large	large

Transferred to income statement	(35)	2	(32)	large	9%
Total available-for-sale revaluation reserve	257	160	151	61%	70%

Cash flow hedge reserve[6]

Balance at start of period	169	62	75	large	large

Gain /(loss) recognised	164	117	-	40%	n/a

Transferred to income statement	(8)	(10)	(13)	-20%	-38%
Total hedging reserve	325	169	62	92%	large

Transactions with non-controlling interests reserve

Balance at start of period	(23)	(33)	(33)	-30%	-30%

Transfer to the income statement	-	10	-	-100%	n/a
Total transactions with non-controlling interests reserve	(23)	(23)	(33)	0%	-30%
Total reserves	2,188	(239)	(334)	large	large

Retained earnings

Balance at start of period	24,544	22,905	21,936	7%	12%

Profit attributable to shareholders of the Company	3,506	3,879	3,392	-10%	3%

Transfer of options/rights lapsed from share option reserve	7	-	8	n/a	-13%
Total available for appropriation	28,057	26,784	25,336	5%	11%

Remeasurement gain/(loss) on defined benefit plans	1	6	26	-83%	-96%

Fair value gain/(loss) attributable to changes in own credit risk of financial liabilities designated at fair value	9	(14)	(11)	large	large

Ordinary share dividend paid	(2,578)	(2,239)	(2,455)	15%	5%

Dividend income on Treasury shares held within the Group’s life insurance statutory funds	12	10	12	20%	0%

Preference share dividend paid	(1)	(3)	(3)	-67%	-67%

Foreign exchange gains on preference shares bought back[7]	116	-	-	n/a	n/a
Retained earnings at end of period	25,616	24,544	22,905	4%	12%

Share capital and reserves attributable to shareholders of the Company	51,956	49,207	46,971	6%	11%

Non-controlling interests	95	77	67	23%	42%
Total shareholders’ equity	52,051	49,284	47,038	6%	11%

5.	The available-for-sale revaluation reserve arises on the revaluation of available-for-sale financial assets. Where a revalued financial asset is sold or impaired, that portion of the reserve which relates to that financial asset is recognised in the income statement.

6.	The cash flow hedge reserve represents hedging gains and losses recognised on the effective portion of cash flow hedges. The cumulative deferred gain or loss on the hedge is recognised in the income statement when the hedged transaction impacts profit or loss.

7.	The Euro Trust Securities were bought back by ANZ for cash at face value and cancelled on 15 December 2014. The foreign exchange gain between the issue date and 15 December 2014 was recognised directly in retained earnings.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Fair Value Measurement

A significant number of financial instruments are carried on the balance sheet at fair value. The following disclosures set out the Group’s fair value measurements, the various levels within which fair value measurements are categorised, and the valuation methodologies and techniques used. The fair value disclosure does not cover those instruments that are not considered financial instruments from an accounting perspective, such as intangible assets.

(i)   Financial assets and financial liabilities not measured at fair value

The table below reflects the carrying amounts of financial instruments not measured at fair value on the Group’s balance sheet and where the carrying amount is not considered a close approximation of fair value. The table also provides comparison of the carrying amount of these financial instruments to the Group’s estimate of their fair value.

As at March 2015	Carrying amount in the balance sheet			Fair Value

	At amortised cost $M	At fair value $M	Total $M
Financial assets

Net loans and advances[1]	557,508	695	558,203	559,400
	557,508	695	558,203	559,400

Financial liabilities

Deposits and other borrowings	560,937	6,278	567,215	567,711

Debt issuances[1]	82,163	3,501	85,664	86,405

Subordinated debt[1]	16,463	-	16,463	16,657
	659,563	9,779	669,342	670,773

As at September 2014	Carrying amount in the balance sheet			Fair Value

	At amortised cost $M	At fair value $M	Total $M
Financial assets

Net loans and advances[1]	521,384	368	521,752	522,252
	521,384	368	521,752	522,252

Financial liabilities

Deposits and other borrowings	504,585	5,494	510,079	510,254

Debt issuances[1]	76,655	3,441	80,096	81,155

Subordinated debt[1]	13,607	-	13,607	13,764
	594,847	8,935	603,782	605,173

As at March 2014	Carrying amount in the balance sheet			Fair Value

	At amortised cost $M	At fair value $M	Total $M
Financial assets

Net loans and advances[1]	509,012	238	509,250	509,536
	509,012	238	509,250	509,536

Financial liabilities

Deposits and other borrowings	493,255	5,063	498,318	498,423

Debt issuances[1]	70,871	2,681	73,552	74,506

Subordinated debt[1]	13,226	-	13,226	13,424
	577,352	7,744	585,096	586,353

1.	Fair value hedging is applied to certain financial instruments within the amortised cost categories. The resulting fair value adjustments mean that the carrying value differs from the amortised cost.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(ii)	Financial assets and financial liabilities measured at fair value in the balance sheet

(a)	Valuation methodologies

ANZ has an established control framework that ensures fair value is either determined or validated by a function independent of the party that undertakes the transaction. The control framework ensures that all models are calibrated periodically to test that outputs reflect prices from observable current market transactions in the same instrument or other available observable market data.

Where quoted market prices are used, prices are independently verified from other sources. For fair values determined using a valuation model, the control framework may include, as applicable, independent development or validation of valuation models, any inputs to those models, any adjustments required outside of the valuation model and, where possible, independent validation of model outputs. In this way, continued appropriateness of the valuations is ensured.

In instances where the Group holds offsetting risk positions, the Group uses the portfolio exemption in AASB 13 to measure the fair value of such groups of financial assets and financial liabilities on the basis of the price that would be received to sell a net long position (that is, an asset) for a particular risk exposure or to transfer a net short position (that is, a liability) for a particular risk exposure.

The Group categorises its fair value measurements on the basis of inputs used in measuring fair value using the fair value hierarchy below:

¡	Level 1 – Financial instruments that have been valued by reference to unadjusted quoted prices in active markets for identical financial instruments. This category includes financial instruments valued using quoted yields where available for specific debt securities.

¡	Level 2 – Financial instruments that have been valued through valuation techniques incorporating inputs other than quoted prices within Level 1 that are observable for a similar financial asset or liability, either directly or indirectly.

¡	Level 3 – Financial instruments that have been valued using valuation techniques which incorporate significant inputs that are not based on observable market data (unobservable inputs).

(b)	Valuation techniques and inputs used

In the event that there is no quoted market price for the instrument, fair value is based on valuation techniques. The valuation models incorporate the impact of bid/ask spreads, counterparty credit spreads, funding costs and other factors that would influence the fair value determined by market participants.

The majority of valuation techniques employ only observable market data. However, for certain financial instruments the valuation technique may employ some data (valuation inputs or components) which is not readily observable in the current market. In these cases valuation inputs (or components of the overall value) are derived and extrapolated from other relevant market data and tested against historic transactions and observed market trends. To the extent that valuation is based on models or inputs that are not observable in the market, the determination of fair value can be more subjective, dependent on the significance of the unobservable input to the overall valuation.

The following valuation techniques have been applied to determine the fair values of financial instruments where there is no quoted price for the instrument:

¡	For instruments classified as Trading security assets and Securities short sold, Derivative financial assets and liabilities, Available-for-sale financial assets, and Investments backing policy liabilities, fair value measurements are derived by using modelled valuations techniques (including discounted cash flow models) that incorporate market prices/yields for securities with similar credit risk, maturity and yield characteristics; and/or current market yields for similar instruments.

¡	For Net loans and advances, Deposits and other borrowings and Debt issuances, discounted cash flow techniques are used where contractual future cash flows of the instrument are discounted using discount rates incorporating wholesale market rates or market borrowing rates of debt with similar maturities or a yield curve appropriate for the remaining term to maturity.

¡	The fair value of External unit holder liabilities (life insurance funds) represents the unit holder’s share of net assets within the fund, which are carried at fair value. The fair value of Policy liabilities being liabilities of the insurance business are directly linked to the performance and value of the assets backing the liabilities.

Further details of valuation techniques and significant unobservable inputs used in measuring fair values are described in (iii)(a) below.

There have been no substantial changes in the valuation techniques applied to different classes of financial instruments during the current half-year period.

(c)	Fair value measurements

The following table provides an analysis of financial instruments carried at fair value at reporting date categorised according to the lowest level input into a valuation model or a valuation component that is significant to the reported fair value. The significance of the input is assessed against the reported fair value of the financial instrument and considers various factors specific to the financial instrument. The fair value has been allocated in full to the category in the fair value hierarchy which most appropriately reflects the determination of the fair value.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As at March 2015	Fair value measurements
	Level 1 $M	Level 2 $M	Level 3 $M	Total $M
Financial assets

Trading securities	48,091	3,295	-	51,386

Derivative financial instruments	432	73,027	121	73,580

Available-for-sale financial assets[1]	31,502	6,514	320	38,336

Investments backing policy liabilities	19,141	16,615	739	36,495

Net loans and advances (designated at fair value)	-	695	-	695
Total	99,166	100,146	1,180	200,492

Financial liabilities

Payables and other liabilities[2]	3,905	158	-	4,063

Derivative financial instruments	688	72,397	125	73,210

Deposits and other borrowings (designated at fair value)	-	6,278	-	6,278

Debt issuances (designated at fair value)	-	3,501	-	3,501

Policy liabilities[3]	-	36,449	-	36,449

External unit holder liabilities (life insurance funds)	-	3,489	-	3,489
Total	4,593	122,272	125	126,990

As at September 2014	Fair value measurements
	Level 1 $M	Level 2 $M	Level 3 $M	Total $M
Financial assets

Trading securities	45,857	3,835	-	49,692

Derivative financial instruments	472	55,791	106	56,369

Available-for-sale financial assets	25,147	5,730	40	30,917

Investments backing policy liabilities	18,850	14,184	545	33,579

Net loans and advances (designated at fair value)	-	368	-	368
Total	90,326	79,908	691	170,925

Financial liabilities

Payables and other liabilities[2]	3,851	19	-	3,870

Derivative financial instruments	376	52,444	105	52,925

Deposits and other borrowings (designated at fair value)	-	5,494	-	5,494

Debt issuances (designated at fair value)	-	3,441	-	3,441

Policy liabilities[3]	-	34,038	-	34,038

External unit holder liabilities (life insurance funds)	-	3,181	-	3,181
Total	4,227	98,617	105	102,949

As at March 2014	Fair value measurements
	Level 1 $M	Level 2 $M	Level 3 $M	Total $M
Financial assets

Trading securities	42,467	3,703	-	46,170

Derivative financial instruments	611	43,083	135	43,829

Available-for-sale financial assets	23,099	4,195	36	27,330

Investments backing policy liabilities	19,390	13,721	86	33,197

Net loans and advances (designated at fair value)	-	238	-	238
Total	85,567	64,940	257	150,764

Financial liabilities

Payables and other liabilities[2]	3,212	76	-	3,288

Derivative financial instruments	636	45,098	142	45,876

Deposits and other borrowings (designated at fair value)	-	5,063	-	5,063

Debt issuances (designated at fair value)	-	2,681	-	2,681

Policy liabilities[3]	-	32,888	-	32,888

External unit holder liabilities (life insurance funds)	-	3,334	-	3,334
Total	3,848	89,140	142	93,130
1.	During the period $114 million of assets were transfers from Level 1 to Level 2 following a reassessment of available pricing information. During the period there were also transfers from Level 2 to Level 1 of $127 million following increased trading activity to support the quoted prices. Transfers into and out of Level 1 and Level 2 are deemed to have occurred as of the beginning of the reporting period in which the transfer occurred.

2.	Represents securities short sold.

3.	Policy liabilities relate to life investment contract liabilities only as these are designated at fair value through profit and loss.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(iii)	Details of fair value measurements that incorporate unobservable market data

(a)	Composition of Level 3 fair value measurements

The following table presents the composition of financial instruments measured at fair value with significant unobservable inputs (Level 3 fair value measurements).

As at March 2015	Financial assets			Financial liabilities

	Derivatives $M	Available-for- sale $M	Investments backing policy liabilities $M	Derivatives $M

Asset backed securities	-	1	191	-

Illiquid corporate bonds	-	289	5	-

Structured credit products	59	-	-	(77)

Managed funds (suspended)	-	-	5	-

Alternative assets	-	30	538	-

Other derivatives	62	-	-	(48)
Total	121	320	739	(125)

As at September 2014	Financial assets			Financial liabilities

	Derivatives $M	Available-for- sale $M	Investments backing policy liabilities $M	Derivatives $M

Asset backed securities	-	1	-	-

Illiquid corporate bonds	-	12	-	-

Structured credit products	58	-	-	(80)

Managed funds (suspended)	-	-	12	-

Alternative assets	-	27	533	-

Other derivatives	48	-	-	(25)
Total	106	40	545	(105)

As at March 2014	Financial assets			Financial liabilities

	Derivatives $M	Available-for- sale $M	Investments backing policy liabilities $M	Derivatives $M

Asset backed securities	-	2	2	-

Illiquid corporate bonds	-	8	-	-

Structured credit products	102	-	-	(127)

Managed funds (suspended)	-	-	23	-

Alternative assets	-	26	61	-

Other derivatives	33	-	-	(15)
Total	135	36	86	(142)
Structured credit products comprise the structured credit intermediation trades that the Group entered into from 2004 to 2007 whereby it sold protection using credit default swaps over certain structures, and mitigated risk by purchasing protection via credit default swaps from US financial guarantors over the same structures. These trades are valued using complex models with certain inputs relating to the reference assets and derivative counterparties not being observable in the market. Such unobservable inputs include credit spreads and default probabilities contributing from 13% to 33% of the valuation. The assets underlying the structured credit products are diverse instruments with a wide range of credit spreads and default probabilities relevant to the valuation.

The remaining Level 3 balances include Asset backed securities and Illiquid corporate bonds where the effect on fair value of issuer credit cannot be directly or indirectly observed in the market; Managed funds (suspended) comprising of fixed income and mortgage investments in managed funds that are illiquid and are not currently redeemable; Alternative assets that largely comprise investments in trusts which are illiquid and are not currently redeemable, as well as various investments in unlisted equity securities for which no active market exists; and Other derivatives which include reverse mortgage swaps where the mortality rate cannot be observed and long dated oil swaps where market data for the full tenor is unobservable.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(b)	Movements in Level 3 fair value measurements

The following table sets out movements in Level 3 fair value measurements. Derivatives are categorised on a portfolio basis and classified as either financial assets or financial liabilities based on whether the closing balance is an unrealised gain or loss. This could be different to the opening balance.

As at March 2015	Financial assets			Financial liabilities

	Derivatives $M	Available- for-sale $M	Investments backing policy liabilities $M	Derivatives $M

Opening balance	106	40	545	(105)

New purchases and issues	-	4	241	(1)

Disposals (sales)	(8)	(6)	(293)	-

Cash settlements	-	-	-	5

Transfers:

Transfers into Level 3 category[1]	-	267	172	-

Transfers out of Level 3 category[1]	-	-	-	1

Fair value gain/(loss) recorded in other operating income in the income statement[2]	23	4	74	(25)

Fair value gain/(loss) recognised in reserves in equity	-	11	-	-
Closing balance	121	320	739	(125)

As at September 2014	Financial assets			Financial liabilities

	Derivatives $M	Available- for-sale $M	Investments backing policy liabilities $M	Derivatives $M

Opening balance	135	36	86	(142)

New purchases	-	-	447	-

Disposals (sales)	(9)	(8)	(19)	-

Cash settlements	-	-	-	18

Transfers:

Transfers into Level 3 category	14	7	-	(13)

Transfers out of Level 3 category	(1)	-	(2)	-

Fair value gain/(loss) recorded in other operating income in the income statement[2]	(33)	-	33	32

Fair value gain/(loss) recognised in reserves in equity	-	5	-	-
Closing balance	106	40	545	(105)

As at March 2014	Financial assets			Financial liabilities

	Derivatives $M	Available- for-sale $M	Investments backing policy liabilities $M	Derivatives $M

Opening balance	200	36	105	(437)

New purchases	-	4	-	-

Disposals (sales)	-	(4)	(15)	-

Cash settlements	-	-	-	1

Transfers:

Transfers into Level 3 category	-	1	-	-

Transfers out of Level 3 category	(31)	-	-	254

Fair value gain/(loss) recorded in other operating income in the income statement[2]	(34)	-	(4)	40

Fair value gain/(loss) recognised in reserves in equity	-	(1)	-	-
Closing balance	135	36	86	(142)

1.	There have been no significant transfers out of Level 3. The transfers into Level 3 relate principally to illiquid corporate bonds and asset backed securities where market activity has reduced, resulting in pricing to no longer be considered observable. Transfers into and out of Level 3 are deemed to have occurred as of the beginning of the reporting period in which the transfer occurred.

2.	Relating to assets and liabilities that are held at the end of the period.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(c)	Sensitivity to Level 3 data inputs

Where valuation techniques use assumptions with significant data inputs not being directly observable in the market place (Level 3 inputs), changing these assumptions may change the resultant estimate of fair value. The majority of transactions in this category are ‘back-to-back’ in nature where ANZ either acts as a financial intermediary or hedges the market risks. Similarly, the valuation of Investments backing policy liabilities directly impacts the associated life investment contracts they relate to. In these circumstances, changes in the assumptions generally have minimal impact on the income statement and net assets of ANZ. An exception to this is the ‘back-to-back’ structured credit intermediation trades which create significant exposure to credit risk.

Principal inputs used in the determination of fair value of financial instruments included in the structured credit portfolio include counterparty credit spreads, market-quoted CDS prices, recovery rates, default probabilities, correlation curves and other inputs, some of which may not be directly observable in the market. The potential effect of changing prevailing unobservable inputs to reasonably possible alternative assumptions for valuing those financial instruments could result in less than a (+/- ) $5 million impact on profit. The ranges of reasonably possible alternative assumptions are established by application of professional judgement and analysis of the data available to support each assumption.

(d)	Deferred fair value gains and losses

Where the fair value of a financial instrument at initial recognition is determined using unobservable data that is significant to the valuation of the instrument, the difference between the transaction price and the amount determined based on the valuation technique (day one gain or loss) is not immediately recognised in the income statement. Subsequently, the day one gain or loss is recognised in the income statement over the life of the transaction on a straight line basis or over the period until all inputs become observable.

The table below summarises the aggregate amount of day-one gains not yet recognised in the income statement and amounts which have been subsequently recognised.

	Half Year

	Mar 15 $M	Sep 14 $M	Mar 14 $M

Opening balance	3	3	4

Deferral on new transactions	-	-	1

Amounts recognised in income statement during the period	(1)	-	(2)
Closing balance	2	3	3

The closing balance of unrecognised gains predominantly relates to derivative financial instruments.

15.	Segment analysis

(i)   Description of segments

The Group operates on a divisional structure with Australia, International and Institutional Banking (IIB), New Zealand, and Global Wealth being the major operating divisions. The IIB and Global Wealth divisions are coordinated globally. GTSO and Group Centre provide support to the operating divisions, including technology, operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre also includes Group Treasury and Shareholder Functions.

During the March 2015 half, the Merchant Services and Commercial Credit Cards businesses were transferred out of the Cards and Payments business unit in Australia Retail and split between Australia C&CB and IIB based on customer ownership. Comparative information has been restated.

There have been no other major structure changes, however certain prior period comparatives have been restated to align with current period presentation resulting from minor changes to customer segmentation and the realignment of support functions.

(ii)  Operating segments

Transactions between business units across segments within ANZ are conducted on an arms length basis.

	Half Year			Movement

Segment Revenue	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia	4,241	4,192	4,001	1%	6%

International and Institutional Banking	3,786	3,483	3,622	9%	5%

New Zealand	1,344	1,277	1,243	5%	8%

Global Wealth	850	938	807	-9%	5%

GTSO and Group Centre	(36)	20	(5)	large	large
Subtotal	10,185	9,910	9,668	3%	5%

Other[1]	45	610	(134)	-93%	large
Group total	10,230	10,520	9,534	-3%	7%

1.	In evaluating the performance of the operating segments, certain items are removed from the operating segment results where they are not considered integral to the ongoing performance of the segment and are evaluated separately. These items are set out in part (iii) of this note (refer pages 85 to 92 for further analysis).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

		Half Year			Movement

Segment Profit		Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia		1,602	1,571	1,483	2%	8%

International and Institutional Banking		1,459	1,335	1,368	9%	7%

New Zealand		566	528	550	7%	3%

Global Wealth		259	308	234	-16%	11%

GTSO and Group Centre		(210)	(140)	(120)	50%	75%
Subtotal		3,676	3,602	3,515	2%	5%

Other[1]		(170)	277	(123)	large	38%
Group total		3,506	3,879	3,392	-10%	3%

1.    In evaluating the performance of the operating segments, certain items are removed from the operating segment results where they are not considered integral to the ongoing performance of the segment and are evaluated separately. These items are set out in part (iii) of this note (refer pages 85 to 92 for further analysis).

		Half Year			Movement

Segment Assets		Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Australia		300,527	290,564	281,032	3%	7%

International and Institutional Banking		405,057	342,985	314,660	18%	29%

New Zealand		101,310	89,443	92,010	13%	10%

Global Wealth		53,920	50,469	49,803	7%	8%

GTSO and Group Centre		(470)	(1,209)	585	-61%	large

Subtotal		860,344	772,252	738,091	11%	17%

Other[2]		(257)	(160)	(276)	61%	-7%
Group total		860,087	772,092	737,815	11%	17%

2.    In evaluating the performance of the operating segments, certain items are removed from the operating segment where they are not considered integral to the ongoing performance of the segment.

(iii) Other items

The table below sets out the profit after tax impact of other items.

		Half Year			Movement

Item gains/(losses)	Related segment	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Treasury shares adjustment	Global Wealth	79	(13)	37	large	large

Revaluation of policy liabilities	Global Wealth	(67)	(23)	(3)	large	large

Economic hedging	IIB	(14)	(150)	78	-91%	large

Revenue and net investment hedges	GTSO and Group Centre	176	(119)	18	large	large

Structured credit intermediation trades	IIB	(4)	28	(7)	large	-43%
Total profit after tax		170	(277)	123	large	38%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.	Note to the Cash Flow Statement

(i) Reconciliation of profit after income tax to net cash provided by/(used in) operating activities

	Half Year
	Inflows (Outflows)	Inflows (Outflows)	Inflows (Outflows)

	Mar 15 $M	Sep 14 $M	Mar 14 $M1

Profit after income tax	3,506	3,879	3,392

Adjustments to reconcile to net cash provided by/(used in) operating activities

Provision for credit impairment	494	459	527

Depreciation and amortisation	473	429	410

(Profit)/loss on sale of businesses	-	(146)	-

(Profit)/loss on sale of premises and equipment	-	31	9

Net derivatives/foreign exchange adjustment	9,684	(1,496)	239

Equity settled share-based payments expense[2]	(89)	105	(78)

Other non-cash movements	(300)	(202)	(299)

Net (increase)/decrease in operating assets:

Trading securities	410	(3,610)	(4,990)

Collateral paid	(4,505)	875	396

Net loans and advances	(16,726)	(14,079)	(21,075)

Investments backing policy liabilities	(3,122)	(564)	(1,238)

Interest receivable	(31)	(41)	(121)

Accrued income	(44)	45	(36)

Net tax assets	(20)	292	(474)

Net increase/(decrease) in operating liabilities:

Deposits and other borrowings	30,583	9,195	27,397

Settlement balances owed by ANZ	(2,695)	1,982	(624)

Collateral received	(1,364)	1,505	(70)

Life insurance contract policy liabilities	2,760	1,127	1,020

Payables and other liabilities	432	563	347

Interest payable	(55)	565	263

Accrued expenses	(32)	-	(136)

Provisions including employee entitlements	6	(3)	(127)
Total adjustments	15,859	(2,968)	1,340
Net cash provided by/(used in) operating activities	19,365	911	4,732

1.     During the second half of 2014, Net loans and advances with Financial Institution counterparties with original maturities of less than 90 days were removed from the definition of ‘cash equivalents’ and now form part of the cash flows from net loans and advances in operating activities. The March 2014 comparatives have been adjusted to reflect this change (refer to note 48 of the 2014 ANZ Annual Financial Statements for further information).

2.     The equity settled share-based payments expense is net of on-market share purchases of $197 million (Sep 14 half: nil; Mar 14 half: $188 million) used to satisfy the obligation.

(ii) Reconciliation of cash and cash equivalents

Cash and cash equivalents at the end of the period as shown in the Cash Flow Statement are reflected in the related items in the Balance Sheet as follows:

	As at

	Mar 15 $M	Sep 14 $M	Mar 14 $M

Cash	46,004	32,559	33,651

Settlement balances owed to ANZ	19,458	15,670	12,202
	65,462	48,229	45,853
(iii) Non-cash financing and investing activities

	Half Year
	Inflows (Outflows)	Inflows (Outflows)	Inflows (Outflows)

Share capital issues	Mar 15 $M	Sep 14 $M	Mar 14 $M

Dividends satisfied by share issue	257	375	476

Dividends satisfied by bonus share issue	41	39	42
	298	414	518

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17.	Changes in composition of the Group

There were no material entities acquired or disposed of during the half year ended 31 March 2015.

18.	Investments in Associates

	Half Year			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14

Share of associates’ profit	314	270	247	16%	27%

Contributions to profit[1]	Contribution to Group profit after tax			Ownership interest held by Group
Associates	Half Year			As at

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15%	Sep 14%	Mar 14%
P.T. Bank Pan Indonesia	35	46	40	39	39	39

Bank of Tianjin[2]	80	39	56	14	14	14

AMMB Holdings Berhad	77	88	67	24	24	24

Shanghai Rural Commercial Bank	106	74	68	20	20	20

Other associates	16	23	16	n/a	n/a	n/a
Share of associates’ profit	314	270	247

1.	Contributions to profit reflect the IFRS equivalent results adjusted to align with the Group’s financial year end which may differ from the published results of these entities. Excludes gains or losses on disposal or valuation adjustments.

2.	Significant influence was established via representation on the Board of Directors.

19.	Contingent liabilities and contingent assets

There are outstanding court proceedings, claims and possible claims for and against the Group. Where relevant, expert legal advice has been obtained and, in the light of such advice, provisions and/or disclosures as deemed appropriate have been made. In some instances we have not disclosed the estimated financial impact of the individual items either because it is not practicable to do so or because such disclosure may prejudice the interests of the Group.

Refer to Note 43 of the 2014 ANZ Annual Financial Statements for a description of contingent liabilities and contingent assets as at 30 September 2014. A summary of some of those contingent liabilities and a new contingent liability that has arisen in the current reporting period is set out below.

–	Bank fees litigation

Litigation funder IMF Bentham Limited commenced a class action against ANZ in 2010, followed by a second similar class action in March 2013. Together the class actions are claimed to be on behalf of more than 40,000 ANZ customers. The customers currently involved in these class actions are only part of ANZ’s customer base for credit cards and transaction accounts.

The applicants contended that the relevant exception fees (honour, dishonour and non-payment fees on transaction accounts and late payment and overlimit fees on credit cards) were unenforceable penalties (at law and in equity) and that various of the fees were also unenforceable under statutory provisions governing unconscionable conduct, unfair contract terms and unjust transactions.

On 8 April 2015, the Full Federal Court delivered judgment in respect of appeals by both parties in the second class action. The Full Federal Court found in ANZ’s favour in respect of all fees subject to appeal (in relation to both the penalty and statutory claims). IMF Bentham Limited has indicated that it intends to seek special leave to appeal the decision to the High Court of Australia. In the meantime, the first class action is in abeyance.

In August 2014, IMF Bentham Limited commenced a separate class action against ANZ for late payment fees charged to ANZ customers in respect of commercial credit cards and other ANZ products (at this stage not specified). The action is expressed to apply to all relevant customers, rather than being limited to those who have signed up with IMF Bentham Limited. The action is at an early stage and has been put on hold.

In June 2013, litigation funder Litigation Lending Services (NZ) commenced a representative action against ANZ for certain fees charged to New Zealand customers since 2007. There is a risk that further claims could emerge in Australia, New Zealand or elsewhere.

–	ASIC review of interbank BBSW rate trading

On 19 November 2014, ANZ announced that in light of an investigation by the Australian Securities and Investments Commission (ASIC) into historic trading practices in the Australian interbank market known as the Bank Bill Swap Rate (BBSW) market, ANZ was taking the precaution of having seven staff involved in markets trading step down pending ANZ’s own internal review. Since mid-2012 ASIC has been undertaking inquiries in relation to the BBSW rate process. ASIC’s inquiries are ongoing and the range of potential outcomes from these inquiries include civil and criminal penalties and other actions under the relevant legislation.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

–	Security recovery actions

Various claims have been made or are anticipated, arising from security recovery actions taken to resolve impaired assets over recent years. ANZ will defend these claims and any future claims.

There is a risk that contingent liabilities described in Note 43 of the 2014 ANZ Annual Financial Statements and above may be larger than anticipated or that additional litigation or other contingent liabilities may arise.

20.	Related party disclosure

There have been no significant changes to the arrangements with related parties.

21.	Significant events since balance date

On 8 April 2015, the Full Federal Court delivered judgment in respect of appeals by both parties in the class action litigation brought by IMF Bentham Limited in March 2013. Refer to Note 19 for further details.

On 4 May 2015, the Group announced its intention to sell the Esanda dealer finance business (representing approximately $8.3 billion in lending assets).

Other than the matters above, there have been no significant events from 31 March 2015 to the date of signing of this report.

DIRECTORS’ DECLARATION AND RESPONSIBILITY STATEMENT

Directors’ Declaration

The Directors of Australia and New Zealand Banking Group Limited declare that:

1.	in the Directors’ opinion the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements are in accordance with the Corporations Act 2001, including:

•	section 304, that they comply with the Australian Accounting Standards and any further requirements of the Corporations Regulations 2001; and

•	section 305, that they give a true and fair view of the financial position of the Group as at 31 March 2015 and of its performance for the half year ended on that date; and

2.	in the Directors’ opinion as at the date of this declaration there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors.

/s/ David M Gonski, AC	/s/ Michael R P Smith, OBE
David M Gonski, AC Chairman	Michael R P Smith, OBE Director

4 May 2015

Responsibility statement of the Directors in accordance with the Disclosure and Transparency Rule 4.2.10(3)(b) of the United Kingdom Financial Conduct Authority

The Directors of Australia and New Zealand Banking Group Limited confirm to the best of their knowledge that:

the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements for the half year ended 31 March 2015 and Directors’ Report (including matters included by reference) and Directors’ Declaration as set out on pages 94 to 124 as well as the additional information on pages 139 to 140 includes a fair review of:

(i)	the important events that have occurred during the first six months of the financial year, and their impact on the Condensed Consolidated Financial Statements; and

(ii)	a description of the principal risks and uncertainties for the remaining six months of the financial year.

Signed in accordance with a resolution of the Directors.

/s/ David M Gonski, AC	/s/ Michael R P Smith, OBE
David M Gonski, AC Chairman	Michael R P Smith, OBE Director

4 May 2015

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

Independent auditor’s review report to the members of Australia and New Zealand Banking Group Limited

Report on the condensed consolidated financial statements

We have reviewed the accompanying half year condensed consolidated financial statements of Australia and New Zealand Banking Group Limited (the “Company”) which comprises the condensed consolidated balance sheet as at 31 March 2015, condensed consolidated income statement and condensed consolidated statement of comprehensive income, condensed consolidated statement of changes in equity and condensed consolidated cash flow statement for the half year ended on that date, notes 1 to 21 comprising a basis of preparation and other explanatory notes, and the directors’ declaration of the Group comprising the Company and the entities it controlled at the half year’s end or from time to time during the half year.

Directors’ responsibility for the half year condensed consolidated financial statements

The directors of the Company are responsible for the preparation of the half year condensed consolidated financial statements that give a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal controls as the directors determine is necessary to enable the preparation of the half year condensed consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express a conclusion on the half year condensed consolidated financial statements based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the half year condensed consolidated financial statements are not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Group’s financial position as at 31 March 2015 and its performance for the half year ended on that date; and complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As auditor of Australia and New Zealand Banking Group Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual report.

A review of a half year condensed consolidated financial statements consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Independence

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

Conclusion

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half year condensed consolidated financial statements of Australia and New Zealand Banking Group Limited is not in accordance with the Corporations Act 2001, including:

(a)	giving a true and fair view of the Group’s financial position as at 31 March 2015 and of its performance for the half year ended on that date; and

(b)	complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

/s/ KPMG	/s/ Andrew Yates
Melbourne, Australia 4 May 2015	Andrew Yates Partner

Lead Auditor’s Independence Declaration under section 307C of the Corporations Act 2001

To:  the directors of Australia and New Zealand Banking Group Limited

I declare that, to the best of my knowledge and belief, in relation to the review for the half year ended 31 March 2015, there have been:

(i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the review; and

(ii)	no contraventions of any applicable code of professional conduct in relation to the review.

/s/ KPMG	/s/ Andrew Yates
Melbourne, Australia 4 May 2015	Andrew Yates Partner

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Liability limited by a scheme approved under Professional Standards Legislation.

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

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SUPPLEMENTARY INFORMATION

CONTENTS

Section 9 – Supplementary information

Capital management

Average balance sheet and related interest

Full time equivalent staff

Exchange rates

Funds management and insurance income reconciliation

Derivative financial instruments

Summary of principal risks and uncertainties

SUPPLEMENTARY INFORMATION

Capital management

ANZ provides capital information as required under APRA’s prudential standard APS 330: Public Disclosure Attachment A. This information is located in the Regulatory Disclosures section of ANZ’s website: shareholder.anz.com/pages/regulatory-disclosure.

		As at			Movement

Qualifying Capital		Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Tier 1

Shareholders’ equity and non-controlling interests		52,051	49,284	47,038	6%	11%

Prudential adjustments to shareholders’ equity	Table 1	(519)	(1,211)	(1,071)	-57%	-52%

Gross Common Equity Tier 1 capital		51,532	48,073	45,967	7%	12%

Deductions	Table 2	(17,796)	(16,297)	(15,947)	9%	12%

Common Equity Tier 1 capital		33,736	31,776	30,020	6%	12%

Additional Tier 1 capital	Table 3	7,352	6,825	7,279	8%	1%

Tier 1 capital		41,088	38,601	37,299	6%	10%

Tier 2 capital	Table 4	7,716	7,138	6,335	8%	22%

Total qualifying capital		48,804	45,739	43,634	7%	12%

Capital adequacy ratios
Common Equity Tier 1		8.7%	8.8%	8.3%

Tier 1		10.6%	10.7%	10.3%

Tier 2		2.0%	2.0%	1.8%

Total		12.6%	12.7%	12.1%

Risk weighted assets	Table 5	386,863	361,529	360,740	7%	7%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

	As at			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Sep 14 v. Mar 14	Sep 14 v. Sep 13
Table 1: Prudential adjustments to shareholders’ equity

Treasury shares attributable to ANZ Wealth policy holders	287	249	275	15%	4%

Reclassification of preference share capital	-	(871)	(871)	-100%	-100%

Accumulated retained profits and reserves of insurance and funds management entities	(951)	(794)	(727)	20%	31%

Deferred fee revenue including fees deferred as part of loan yields	397	392	391	1%	2%

Available-for-sale reserve attributable to deconsolidated subsidiaries	(150)	(105)	(81)	43%	85%

Other	(102)	(82)	(58)	24%	76%

Total	(519)	(1,211)	(1,071)	-57%	-52%

Table 2: Deductions from Common Equity Tier 1 capital

Unamortised goodwill & other intangibles (excluding ANZ Wealth Australia and New Zealand)	(4,369)	(3,995)	(4,126)	9%	6%

Intangible component of investments in ANZ Wealth Australia and New Zealand	(2,117)	(2,096)	(2,107)	1%	0%

Capitalised software	(2,631)	(2,401)	(2,252)	10%	17%

Capitalised expenses including loan and lease origination fees	(1,197)	(1,099)	(1,058)	9%	13%

Applicable deferred net tax assets	(610)	(809)	(934)	-25%	-35%

Expected losses in excess of eligible provisions	(374)	(240)	(145)	56%	large

Investment in other insurance and funds management subsidiaries	(401)	(402)	(428)	0%	-6%

Investment in ANZ Wealth Australia and New Zealand	(990)	(979)	(984)	1%	1%

Investment in banking associates	(4,499)	(3,811)	(3,565)	18%	26%

Other deductions	(608)	(465)	(348)	31%	75%

Total	(17,796)	(16,297)	(15,947)	9%	12%

Table 3: Additional Tier 1 capital

Convertible Preference Shares

ANZ CPS1	-	-	454	n/a	-100%

ANZ CPS2	1,969	1,967	1,965	0%	0%

ANZ CPS3	1,335	1,333	1,331	0%	0%

ANZ Capital Notes 1	1,110	1,109	1,107	0%	0%

ANZ Capital Notes 2	1,597	1,595	1,593	0%	0%

ANZ Capital Notes 3	958	-	-	n/a	n/a

ANZ Bank NZ Capital Notes	484	-	-	n/a	n/a

Preference Shares	-	871	871	-100%	-100%

Regulatory adjustments and deductions	(101)	(50)	(42)	large	large

Total	7,352	6,825	7,279	8%	1%

Table 4: Tier 2 capital

General reserve for impairment of financial assets	249	228	212	9%	17%

Perpetual subordinated notes	1,211	1,087	1,108	11%	9%

Subordinated debt	7,799	6,516	5,668	20%	38%

Regulatory adjustments and deductions	(336)	(399)	(354)	-16%	-5%

Transitional adjustments	(1,207)	(294)	(299)	large	large

Total	7,716	7,138	6,335	8%	22%

SUPPLEMENTARY INFORMATION

	As at			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Table 5: Risk weighted assets

On balance sheet	241,807	221,147	217,606	9%	11%

Commitments	56,683	53,140	53,777	7%	5%

Contingents	16,212	14,658	12,903	11%	26%

Derivatives	24,995	19,940	21,042	25%	19%

Total credit risk	339,697	308,885	305,328	10%	11%

Market risk - Traded	6,042	7,048	7,104	-14%	-15%

Market risk - IRRBB	7,690	13,627	16,359	-44%	-53%

Operational risk	33,434	31,969	31,949	5%	5%

Total risk weighted assets	386,863	361,529	360,740	7%	7%

	As at			Movement

	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 v. Sep 14	Mar 15 v. Mar 14
Table 6: Credit risk weighted assets by Basel asset class

Subject to Advanced IRB approach

Corporate	140,451	129,087	123,743	9%	14%

Sovereign	5,385	4,923	4,545	9%	18%

Bank	22,078	20,329	20,269	9%	9%

Residential mortgage	53,501	50,068	50,426	7%	6%

Qualifying revolving retail (credit cards)	7,775	7,546	7,260	3%	7%

Other retail	31,664	26,858	26,416	18%	20%

Credit risk weighted assets subject to Advanced IRB approach	260,854	238,811	232,659	9%	12%

Credit risk specialised lending exposures subject to slotting criteria	31,442	29,505	28,522	7%	10%

Subject to Standardised approach

Corporate	27,033	23,121	26,255	17%	3%

Residential mortgage	2,603	2,344	1,966	11%	32%

Qualifying revolving retail (credit cards)	2,080	1,908	1,796	9%	16%

Other retail	1,191	1,081	1,073	10%	11%

Credit risk weighted assets subject to Standardised approach	32,907	28,454	31,090	16%	6%

Credit Valuation Adjustment and Qualifying Central Counterparties	9,630	7,394	8,065	30%	19%

Credit risk weighted assets relating to securitisation exposures	1,067	1,030	1,253	4%	-15%

Other assets	3,797	3,691	3,739	3%	2%

Total credit risk weighted assets	339,697	308,885	305,328	10%	11%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

	Collective Provision and Individual Provision			Regulatory Expected Loss

Table 7: Total provision for credit impairment and regulatory expected loss by division	Mar 15 $M	Sep 14 $M	Mar 14 $M	Mar 15 $M	Sep 14 $M	Mar 14 $M

Australia	1,796	1,777	1,889	2,563	2,446	2,481

International and Institutional Banking	1,681	1,618	1,770	1,456	1,329	1,570

New Zealand	536	520	594	779	718	784

Global Wealth	12	15	17	12	13	14

Other	3	3	43	-	-	-

Total provision for credit impairment and regulatory expected loss	4,028	3,933	4,313	4,810	4,506	4,849

		As at			Movement

	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
Table 8: Expected loss in excess of eligible provisions	$M	$M	$M	v. Sep 14	v. Mar 14

Basel expected loss: non-defaulted	2,735	2,486	2,476	10%	10%

Less: Qualifying collective provision				n/a	n/a

Collective provision	(2,914)	(2,757)	(2,843)	6%	2%

Non-qualifying collective provision	304	283	300	7%	1%

Standardised collective provision	249	228	212	9%	17%

Non-defaulted excess included in deduction	374	240	145	56%	large

Basel expected loss: defaulted	2,075	2,020	2,373	3%	-13%

Less: Qualifying individual provision

Individual provision	(1,114)	(1,176)	(1,470)	-5%	-24%

Additional individual provision for partial write offs[1]	(859)	(777)	(797)	11%	8%

Standardised individual provision	103	150	153	-31%	-33%

Collective provision on advanced defaulted	(271)	(256)	(275)	6%	-1%

	(66)	(39)	(16)	69%	large

Shortfall in expected loss not included in deduction	66	39	16	69%	large

Defaulted excess included in deduction	-	-	-	n/a	n/a

Gross deduction	374	240	145	56%	large

1.	Included in eligible provisions post September 2013 due to a change in RWA calculation methodology.

Table 9: APRA Basel 3 Common Equity Tier 1

Half Year
Mar 15 vs Sep 14
APRA Basel 3 Common Equity Tier 1

Cash profit after preference share dividends	+102bps($3.7B)

Risk weighted assets

Portfolio growth and mix	-39bps

Risk migration and expected losses in excess of eligible provisions	+2bps

Non-credit risk	+15bps

Capital retention in insurance businesses and associates	-12bps

Capitalised software and intangibles	-5bps

Other items	-4bps

Organic capital generation	+59bps

Ordinary share dividends (net of dividend reinvestment plan)	-64bps

Other	-2bps

Total Common Equity Tier 1 movement	-7bps

March 2015 APRA Basel 3 Common Equity Tier 1 ratio	8.7%

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1

	Half Year Mar 15			Half Year Sep 14			Half Year Mar 14

	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %

Gross loans and advances

Overdrafts and credit cards	20,901	1,060	10.2%	19,552	1,050	10.7%	19,245	1,031	10.7%

Commercial bills outstanding	14,168	137	1.9%	14,767	151	2.0%	15,468	152	2.0%

Term loans - housing	279,757	7,023	5.0%	268,209	6,799	5.1%	259,292	6,503	5.0%

Term loans - non-housing	219,047	5,243	4.8%	213,467	5,175	4.8%	196,453	4,896	5.0%

Lease financing	9,438	365	7.8%	9,107	387	8.5%	10,045	408	8.1%

Other loans and advances	2,555	45	3.5%	2,312	139	12.0%	2,101	59	5.6%

	545,866	13,873	5.1%	527,414	13,701	5.2%	502,604	13,049	5.2%

Other interest earning assets

Cash	45,498	276	1.2%	32,060	168	1.0%	37,342	237	1.3%

Settlement Balances owed to ANZ	15,268	21	0.3%	14,268	25	0.3%	13,229	22	0.3%

Collateral Paid	7,548	31	0.8%	7,556	18	0.5%	3,310	21	1.3%

Trading and available-for-sale assets	87,995	1,187	2.7%	79,015	1,144	2.9%	74,615	1,029	2.8%

Regulatory Deposits	1,183	4	0.7%	1,178	5	0.8%	1,225	5	0.8%

Other assets	11	2	n/a	24	33	n/a	75	67	n/a

	157,503	1,521	1.9%	134,101	1,393	2.1%	129,796	1,381	2.1%

Total interest earning assets	703,369	15,394	4.4%	661,515	15,094	4.6%	632,400	14,430	4.6%

Non-interest earning assets

Derivatives	65,114			42,027			42,951

Premises and equipment	2,180			2,122			2,143

Insurance assets	34,092			33,638			32,765

Other assets	29,559			28,965			28,626

Provisions for credit impairment	(3,961)			(4,219)			(4,342)

	126,984			102,533			102,143

Total average assets	830,353			764,048			734,543

Interest bearing deposits and other borrowings

Certificates of deposit	60,740	884	2.9%	57,865	843	2.9%	57,937	833	2.9%

Term deposits	196,891	2,259	2.3%	192,003	2,333	2.4%	193,718	2,393	2.5%

Other deposits bearing interest and other borrowings	200,501	2,363	2.4%	182,432	2,234	2.4%	170,617	2,016	2.4%

Deposits from banks	54,063	356	1.3%	49,134	317	1.3%	44,322	267	1.2%

Commercial paper	21,135	262	2.5%	18,791	239	2.5%	15,272	197	2.6%

Borrowing corporations’ debt	1,474	34	4.6%	1,405	32	4.5%	1,405	30	4.3%

	534,804	6,158	2.3%	501,630	5,998	2.4%	483,271	5,736	2.4%

Other interest bearing liabilities

Settlement Balances owed by ANZ	3,134	18	1.2%	2,640	14	1.1%	2,321	12	1.1%

Collateral Received	5,339	9	0.3%	5,425	9	0.3%	2,505	10	0.8%

Debt issuances & subordinated debt	95,815	1,901	4.0%	89,272	1,841	4.1%	84,466	1,702	4.0%

Other liabilities	6,606	170	5.2%	5,744	200	6.9%	5,070	192	7.6%

	110,894	2,098	3.8%	103,081	2,064	4.0%	94,362	1,916	4.1%

Total interest bearing liabilities	645,698	8,256	2.6%	604,711	8,062	2.7%	577,633	7,652	2.7%

Non-interest bearing liabilities

Deposits	17,001			15,548			15,213

Derivatives	64,382			42,667			44,722

Insurance Liabilities	34,974			33,866			32,894

External unit holder liabilities	3,181			3,334			3,510

Other liabilities	14,620			16,387			14,392

	134,158			111,802			110,731

Total average liabilities	779,856			716,513			688,364

1.	Averages used are predominantly daily averages.

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1 (cont’d)

	Half Year Mar 15			Half Year Sep 14			Half Year Mar 14

	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %

Gross loans and advances

Australia	358,774	9,480	5.3%	352,275	9,631	5.5%	332,847	9,249	5.6%

Asia Pacific, Europe & America	86,172	1,238	2.9%	78,950	1,119	2.8%	76,408	1,126	3.0%

New Zealand	100,920	3,155	6.3%	96,189	2,951	6.1%	93,349	2,674	5.7%

	545,866	13,873	5.1%	527,414	13,701	5.2%	502,604	13,049	5.2%

Trading and available-for-sale assets

Australia	50,278	725	2.9%	45,185	712	3.1%	42,539	650	3.1%

Asia Pacific, Europe & America	25,134	212	1.7%	21,375	188	1.8%	20,443	156	1.5%

New Zealand	12,583	250	4.0%	12,455	244	3.9%	11,633	223	3.8%

	87,995	1,187	2.7%	79,015	1,144	2.9%	74,615	1,029	2.8%

Total interest earning assets[2]

Australia	428,636	10,422	4.9%	407,857	10,465	5.1%	392,131	10,106	5.2%

Asia Pacific, Europe & America	157,469	1,512	1.9%	141,946	1,377	1.9%	132,073	1,356	2.1%

New Zealand	117,264	3,460	5.9%	111,712	3,252	5.8%	108,196	2,968	5.5%

	703,369	15,394	4.4%	661,515	15,094	4.6%	632,400	14,430	4.6%

Total average assets

Australia	524,435			484,250			466,487

Asia Pacific, Europe & America	176,849			158,297			149,337

New Zealand	129,069			121,501			118,719

Total average assets	830,353			764,048			734,543

% of total average assets attributable to overseas activities	36.8%			36.7%			36.4%

Interest bearing deposits and other borrowings

Australia	311,454	4,243	2.7%	296,464	4,277	2.9%	284,780	4,190	2.9%

Asia Pacific, Europe & America	146,851	488	0.7%	133,203	422	0.6%	129,887	444	0.7%

New Zealand	76,499	1,427	3.7%	71,963	1,299	3.6%	68,604	1,102	3.2%

	534,804	6,158	2.3%	501,630	5,998	2.4%	483,271	5,736	2.4%

Total interest bearing liabilities[2]

Australia	387,583	5,706	3.0%	368,332	5,769	3.1%	355,095	5,637	3.2%

Asia Pacific, Europe & America	163,031	604	0.7%	147,090	516	0.7%	138,400	501	0.7%

New Zealand	95,084	1,946	4.1%	89,289	1,777	4.0%	84,138	1,514	3.6%

	645,698	8,256	2.6%	604,711	8,062	2.7%	577,633	7,652	2.7%

Total average liabilities

Australia	491,356			454,341			439,399

Asia Pacific, Europe & America	179,210			160,829			151,984

New Zealand	109,290			101,343			96,981

	779,856			716,513			688,364

% of total average liabilities attributable to overseas activities	37.0%			36.6%			36.2%

Total average shareholder’s equity

Ordinary share capital, reserves and retained earnings[3]	50,131			46,664			45,308

Preference share capital	366			871			871

	50,497			47,535			46,179

Total average liabilities and shareholder’s equity	830,353			764,048			734,543

1.	Averages used are predominantly daily averages.

2.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.

3.	Average shareholders’ equity at 31 March 2015 includes $287 million of Global Wealth shares that are eliminated from the statutory shareholders’ equity balance (Sep 14: $247 million; Mar 14: $275 million).

SUPPLEMENTARY INFORMATION

	Half Year

	Mar 15%	Sep 14%	Mar 14%

Gross earnings rate[1]

Australia	4.98	5.22	5.26

Asia Pacific, Europe & America	1.82	1.81	1.91

New Zealand	5.92	5.81	5.50

Group	4.39	4.55	4.58

Interest spread and net interest margin may be analysed as follows:

	Half Year

	Mar 15%	Sep 14%	Mar 14%

Australia[1]

Net interest spread	2.02	2.10	2.08

Interest attributable to net non-interest bearing items	0.26	0.29	0.30

Net interest margin - Australia[2]	2.28	2.39	2.38

Asia Pacific, Europe & America[1]

Net interest spread	1.07	1.11	1.18

Interest attributable to net non-interest bearing items	0.03	0.02	0.02

Net interest margin - Asia Pacific, Europe & America[2]	1.10	1.13	1.20

New Zealand[1]

Net interest spread	1.82	1.84	1.90

Interest attributable to net non-interest bearing items	0.45	0.45	0.42

Net interest margin - New Zealand[2]	2.27	2.29	2.32

Group

Net interest spread	1.82	1.89	1.92

Interest attributable to net non-interest bearing items	0.22	0.23	0.23

Net interest margin [2]	2.04	2.12	2.15

Net interest margin (excluding Global Markets)[2]	2.51	2.54	2.55

1.	Geographic gross earnings rate, net interest spread and net interest margin are calculated gross of intra group items (Intra-group interest earning assets and associated interest income and intra-group interest bearing liabilities and associated interest expense).

2.	Statutory basis.

SUPPLEMENTARY INFORMATION

Full Time Equivalent Staff

At 31 March 2015, ANZ employed 51,243 people worldwide (Sep 14: 50,328, Mar 14: 49,850) on a full-time equivalent basis (“FTEs”).

During the March 2015 half, FTE comparatives were restated to align with the current period presentation following:

¡	the Merchant Services and Commercial Credit Cards businesses being transferred out of the Cards and Payments business unit in Australia Retail and split between Australia C&CB and IIB based on customer ownership; and

¡	the continued realignment of support functions where certain enablement functions have been transferred from the operating divisions to GTSO and Group Centre.

Division

	As at			Movement

				Mar 15	Mar 15
	Mar 15	Sep 14	Mar 14	v. Sep 14	v. Mar 14

Australia	10,586	10,245	9,907	3%	7%

International and Institutional Banking	7,802	7,768	8,145	0%	-4%

New Zealand	5,090	5,059	5,215	1%	-2%

Global Wealth	2,538	2,290	2,284	11%	11%

GTSO and Group Centre	25,227	24,966	24,299	1%	4%

Totals	51,243	50,328	49,850	2%	3%

Geography	As at			Movement

				Mar 15	Mar 15
	Mar 15	Sep 14	Mar 14	v. Sep 14	v. Mar 14

Australia	22,096	21,591	21,821	2%	1%

Asia Pacific, Europe & America	20,910	20,512	19,653	2%	6%

New Zealand	8,237	8,225	8,376	0%	-2%

Totals	51,243	50,328	49,850	2%	3%

Exchange rates

Major exchange rates used in translation of results of offshore controlled entities and branches and investments in associates were as follows:

	Balance sheet			Profit & Loss Average

	As at			Half Year

	Mar 15	Sep 14	Mar 14	Mar 15	Sep 14	Mar 14

Chinese Yuan	4.7365	5.3787	5.7480	5.0786	5.7544	5.5544

Euro	0.7057	0.6895	0.6716	0.6909	0.6885	0.6672

Great British Pound	0.5163	0.5383	0.5552	0.5295	0.5539	0.5565

Indian Rupee	47.7586	53.941	55.296	50.911	55.933	56.400

Indonesian Rupiah	9,987.2	10,659.9	10,488.7	10,271.3	10,855.2	10,719.3

Malaysian Ringgit	2.8372	2.8632	3.0169	2.8623	2.9853	2.9644

New Zealand Dollar	1.0188	1.1219	1.0668	1.0691	1.0903	1.0959

Papua New Guinea Kina	2.0439	2.1717	2.2356	2.1233	2.2651	2.2054

United States Dollar	0.7634	0.8752	0.9233	0.8200	0.9289	0.9113

SUPPLEMENTARY INFORMATION

Funds Management and Insurance Income Reconciliation

		Half Year			Movement

	Reference	Mar 15	Sep 14	Mar 14	Mar 15	Mar 15
	Page	$M	$M	$M	v. Sep 14	v. Mar 14

Net funds management and insurance income - statutory basis	90	979	927	611	6%	60%

Adjustments between cash and statutory profit

Treasury shares adjustment	90	86	(16)	40	large	large

Policyholders tax gross up	90	(277)	(213)	(29)	30%	large

Revaluation of policy liabilities	90	(97)	(32)	(5)	large	large

Net funds management and insurance income - cash basis	91	691	666	617	4%	12%

Global Wealth - Net funds management and insurance income	71	665	642	607	4%	10%

Australia - Funds management and insurance income		19	18	19	6%	0%

International and Institutional Banking - Funds management and insurance income		48	49	41	-2%	17%

New Zealand - Funds management and insurance income		42	38	36	11%	17%

Inter-segment eliminations		(83)	(81)	(86)	2%	-3%

Net funds management and insurance income - cash basis	91	691	666	617	4%	12%

SUPPLEMENTARY INFORMATION

Derivative financial instruments

Derivatives

Derivative financial instruments are contracts whose value is derived from one or more underlying variables or indices defined in the contract, require little or no initial net investment and are settled at a future date. Derivatives include contracts traded on registered exchanges and contracts agreed between counterparties. The use of derivatives and their sale to customers as risk management products is an integral part of the Group’s trading and sales activities. Derivatives are also used to manage the Group’s own exposure to fluctuations in foreign exchange and interest rates as part of its asset and liability management activities.

The following table provides an overview of the Group’s foreign exchange, interest rate, commodity and credit derivatives. They include all trading and balance sheet risk management contracts. Notional principal amounts measure the amount of the underlying physical or financial commodity and represent the volume of outstanding transactions. They are not a measure of the risk associated with a derivative. The derivative instruments become favourable (assets) or unfavourable (liabilities) as a result of fluctuations in market rates relative to the terms of the derivative. Notional amounts of the contracts are presented gross and are not recorded on the balance sheet.

	As at 31 March 2015			As at 30 September 2014

	Notional Principal amount $M	Total fair value		Notional Principal amount $M	Total fair value
		Assets $M	Liabilities $M		Assets $M	Liabilities $M

Foreign exchange contracts

Spot and forward contracts	1,074,571	11,972	(10,515)	746,023	10,264	(9,328)

Swap agreements	629,811	15,369	(19,220)	640,600	19,257	(19,043)

Options purchased	83,983	2,539	-	105,985	2,079	-

Options sold	104,981	-	(2,333)	139,062	-	(1,923)

	1,893,346	29,880	(32,068)	1,631,670	31,600	(30,294)

Commodity contracts

Derivative contracts	43,747	2,232	(1,668)	33,886	1,612	(946)

Interest rate contracts

Forward rate agreements	165,216	10	(21)	65,754	4	(11)

Swap agreements	3,595,286	39,878	(37,062)	2,837,264	22,341	(20,436)

Futures contracts	150,374	49	(255)	128,208	33	(93)

Options purchased	72,937	1,140	-	56,573	505	-

Options sold	68,070	-	(1,722)	47,827	-	(823)

	4,051,883	41,077	(39,060)	3,135,626	22,883	(21,363)

Credit default swaps

Structured credit derivatives purchased	753	59	-	1,171	58	-

Other credit derivatives purchased[1]	19,947	277	(323)	17,060	162	(224)

Total credit derivatives purchased	20,700	336	(323)	18,231	220	(224)

Structured credit derivatives sold	753	-	(77)	1,171	-	(80)

Other credit derivatives sold[1]	19,305	55	(14)	17,359	54	(18)

Total credit derivatives sold	20,058	55	(91)	18,530	54	(98)

Total credit default swaps	40,758	391	(414)	36,761	274	(322)

Total	6,029,734	73,580	(73,210)	4,837,943	56,369	(52,925)

1.	The notional amounts comprise vanilla credit default swap transactions including credit indices such as itraxx (Europe and Australia) and CDX. These credit default swap trades are transacted in conjunction with other financial instruments by reference to the traded market risk limit framework which includes VaR, name and rating specific concentration limits, sensitivity limits and stress testing limits. VaR disclosures are set out on page 63.

SUPPLEMENTARY INFORMATION

	As at 31 March 2015			As at 31 March 2014

	Notional Principal amount $M	Total fair value		Notional Principal amount $M	Total fair value
		Assets $M	Liabilities $M		Assets $M	Liabilities $M

Foreign exchange contracts

Spot and forward contracts	1,074,571	11,972	(10,515)	542,709	7,001	(7,408)

Swap agreements	629,811	15,369	(19,220)	393,063	11,159	(14,100)

Options purchased	83,983	2,539	-	92,030	2,017	-

Options sold	104,981	-	(2,333)	129,306	-	(1,812)

	1,893,346	29,880	(32,068)	1,157,108	20,177	(23,320)

Commodity contracts

Derivative contracts	43,747	2,232	(1,668)	28,670	1,277	(1,194)

Interest rate contracts

Forward rate agreements	165,216	10	(21)	75,950	2	(4)

Swap agreements	3,595,286	39,878	(37,062)	2,249,000	20,303	(19,032)

Futures contracts	150,374	49	(255)	151,466	330	(333)

Options purchased	72,937	1,140	-	43,803	1,373	-

Options sold	68,070	-	(1,722)	48,735	-	(1,590)

	4,051,883	41,077	(39,060)	2,568,954	22,008	(20,959)

Credit default swaps

Structured credit derivatives purchased	753	59	-	4,777	103	-

Other credit derivatives purchased[1]	19,947	277	(323)	15,452	189	(227)

Total credit derivatives purchased	20,700	336	(323)	20,229	292	(227)

Structured credit derivatives sold	753	-	(77)	4,777	-	(127)

Other credit derivatives sold[1]	19,305	55	(14)	14,081	75	(49)

Total credit derivatives sold	20,058	55	(91)	18,858	75	(176)

Total credit default swaps	40,758	391	(414)	39,087	367	(403)

Total	6,029,734	73,580	(73,210)	3,793,819	43,829	(45,876)

1.	The notional amounts comprise vanilla credit default swap transactions including credit indices such as itraxx (Europe and Australia) and CDX. These credit default swap trades are transacted in conjunction with other financial instruments by reference to the traded market risk limit framework which includes VaR, name and rating specific concentration limits, sensitivity limits and stress testing limits. VaR disclosures are set out on page 63.

SUPPLEMENTARY INFORMATION

Summary of principal risks and uncertainties

The success of the Group’s strategy is underpinned by sound management of its risks. As the Group progresses on its strategic path of becoming the best connected and most respected bank across the region, the risks faced by the Group will evolve in line with the strategic direction. The success of the Group’s strategy is dependent on its ability to manage the broad range of interrelated risks it is exposed to across our expanding geographic footprint.

The principal risks and uncertainties facing the Group are unchanged from those disclosed in ANZ’s 2014 Annual Report. However, the operational, legal and regulatory landscape in which ANZ operates has continued to evolve since the prior financial period.

Risk Appetite

ANZ’s risk appetite is set by the Board and integrated within ANZ’s strategic objectives. The risk appetite framework underpins fundamental principles of strong capitalisation, robust balance sheet and sound earnings, which protects ANZ’s franchise and supports the development of an enterprise-wide risk culture. The framework provides an enforceable risk statement on the amount of risk ANZ is willing to accept and it supports strategic and core business activities and customer relationships with the objective of ensuring that:

•	only permitted activities are engaged in;

•	the scale of permitted activities, and subsequent risk profile, does not lead to potential losses or earnings volatility that exceeds ANZ approved risk appetite;

•	risk is expressed quantitatively via limits and tolerances;

•	management focus is brought to bear on key and emerging risk issues and mitigating actions; and

•	risk is linked to the business by informing, guiding and empowering the business in executing strategy.

ANZ’s risk management is viewed as a core competency and to ensure that risks are identified, assessed and managed in an accurate and timely manner, ANZ has:

•	An independent risk management function, with both central and enterprise-wide functions (which typically cover such activities as risk measurement, reporting and portfolio management), together with embedded risk managers within the businesses.

•	Developed frameworks to provide structured and disciplined processes for managing key risks. These frameworks include articulation of the appetite for these risks, portfolio direction, policies, structures, limits and discretions.

Material Risks

All the Group’s activities involve, to varying degrees, the analysis, evaluation, acceptance and management of risks or combinations of risks. The material risks facing the Group and its approach to management of those risks are described below:

Capital Adequacy Risk - is the risk of loss arising from ANZ failing to maintain the level of capital required by prudential regulators and other key stakeholders (shareholders, debt investors, depositors, rating agencies) to support ANZ’s consolidated operations and risk appetite.

Losses include those arising from diminished reputation, a reduction in investor/counterparty confidence, regulatory non-compliance (e.g. fines and banking license restrictions) and an inability for ANZ to continue to do business. ANZ pursues an active approach to capital management, which is designed to protect the interests of depositors, creditors and shareholders.

Credit Risk - is the risk of financial loss resulting from a counterparty failing to fulfil its obligations, or from a decrease in credit quality of a counterparty resulting in a loss in value. ANZ has a comprehensive framework to manage credit risk. The framework is top down, being defined by credit principles and policies. The effectiveness of the credit risk management framework is assessed through various compliance and monitoring processes. These, together with portfolio selection, define and guide the credit process, organisation and staff.

ANZ’s customers could also be impacted by climate change and changes to laws or regulations, or other policies adopted by governments or regulatory authorities, including carbon pricing and climate change adaptation or mitigation policies. We factor these risks into our customer evaluations, including in the energy and extractive industries, primarily through an assessment of our customers’ capacity to deal with climate change and any change to regulatory environments.

Market Risk - Market Risk stems from ANZ’s trading and balance sheet activities and is the risk to ANZ’s earnings arising from changes in interest rates, foreign exchange rates, credit spreads, volatility, correlations or from fluctuations in bond, commodity or equity prices.

The key market risk factors include:

•	Interest rate risk: the potential loss arising from the change in the value of a financial instrument due to changes in market interest rates or their implied volatilities.

•	Currency rate risk: the potential loss arising from the decline in the value of a financial instrument due to changes in foreign exchange rates or their implied volatilities.

•	Credit spread risk: the potential loss arising from a change in value of an instrument due to a movement of its margin or spread relative to a benchmark.

•	Commodity risk: the potential loss arising from the decline in the value of a financial instrument due to changes in commodity prices, or their implied volatilities.

•	Equity risk: the potential loss arising from a decline in value of financial instruments due to changes in equity prices or indices or their implied volatilities.

Liquidity and Funding Risk - is the risk that the Group is unable to meet its payment obligations as they fall due, including repaying depositors or maturing wholesale debt, or that the Group has insufficient capacity to fund increases in assets. The Global financial crisis highlighted the importance of differentiating between stressed and normal market conditions in a name-specific crisis and the different behaviour that offshore and domestic wholesale funding markets can exhibit during market stress events. ANZ’s short term liquidity scenario modelling stresses cash flow projections against multiple ‘survival horizons’ over which the Group is required to remain cash flow positive.

SUPPLEMENTARY INFORMATION

Operational Risk - is the risk of loss resulting from inadequate or failed internal processes, people and systems, or from external events. This definition includes legal risk and the risk of reputation loss, or damage arising from inadequate or failed internal processes, people and systems, but excludes strategic risk. The objective of operational risk management is to ensure that risks are identified, assessed, measured, evaluated, treated, monitored and reported in a structured environment with appropriate governance oversight. ANZ does not expect to eliminate all operational risks, but to ensure that the residual risk exposure is managed as low as reasonably practical based on a sound risk/reward analysis in the context of an international financial institution.

Compliance Risk - is the probability and impact of an event that results in a failure to act in accordance with laws, regulations, industry standards and codes, internal policies and procedures and principles of good governance as applicable to ANZ’s businesses. ANZ’s Compliance Framework is aligned to key industry and global standards and benchmarks. It utilises the concept of a ‘risk-based’ approach to manage compliance. This allows the Compliance function to support divisions and businesses by taking a standardised approach to compliance management tasks. This enables ANZ to be consistent in proactively identifying, assessing, managing, reporting and escalating compliance-related risk exposures while respecting the specific obligations of each jurisdiction in which we operate.

Insurance Risk - is the risk of unexpected losses resulting from worse than expected claims experience (variation in timing and amount of insurance claims due to incidence or non-incidence of death, sickness, disability or general insurance claims) and includes inadequate or inappropriate underwriting, claims management, reserving, insurance concentrations, reinsurance management, product design and pricing which will expose an insurer to financial loss and the consequent inability to meet its liabilities. In the life insurance business, insurance risk arises primarily through mortality (death) and morbidity (illness and injury) and longevity risks. For general insurance business, insurance risk arises mainly through weather-related incidents and similar calamities, as well as adverse variability in home, contents, motor, travel and other insurance claim amounts. Insurance risk is managed primarily by: product design to price all applicable risks into contracts; reinsurance to reduce liability for large individual risks; underwriting to price/reserve for the level of risk associated with an individual contract; claims management to admit and pay only genuine claims; insurance experience reviews to update assumptions and portfolio management to maintain a diversity of individual risks.

Reinsurance Risk - Reinsurance is an agreement in which one insurer (‘the reinsurer’) indemnifies another insurer for all or part of the risk of a policy originally issued and assumed by that other insurer. Reinsurance is a risk transfer tool between the insurer and reinsurer. The main risk that arises with reinsurance is counterparty credit risk. This is the risk that a reinsurer fails to meet their contractual obligations, i.e. to pay reinsurance claims when due. This risk is measured by assigning a counterparty credit rating or probability of default. Reinsurance counterparty credit risk is mitigated by restricting counterparty exposures on the basis of financial strength and concentration.

Strategic Risk - Strategic Risks are risks that affect or are created by an organisation’s business strategy and strategic objectives. Where the strategy leads to an increase in other Key Material Risks (e.g. Credit Risk, Market Risk, Operational Risk) the risk management strategies associated with these risks form the primary controls. Management Board members will identify and assess potential strategic risks in the course of making decisions about the future of ANZ. This will include analysis of potential merger & acquisition activity, exit strategies and the nature of resourcing. In assessment of strategic risks, Management Board will consider impacts such as pricing and products; the systems and processes we need to deliver on the proposed strategy, and capital implications. In monitoring the potential for strategic risk to materialise, ANZ must maintain a deep understanding of the key markets and jurisdictions in which we operate. This includes analysis of the economy and outlook, globally and locally; the actions of competitors; and being agile in our response to new and emerging technology.

DEFINITIONS

AASs - Australian Accounting Standards.

AASB - Australian Accounting Standards Board. The term “AASB” is commonly used when identifying AASs issued by the AASB.

ADIs - Authorised Deposit-taking Institutions.

APRA - Australian Prudential Regulation Authority.

Cash and cash equivalents comprise coins, notes, money at call, balances held with central banks, liquid settlement balances (readily convertible to known amounts of cash which are subject to insignificant risk of changes in value) and securities purchased under agreements to resell (“reverse repos”) in less than three months.

Cash profit is a measure of profit which is prepared on a basis other than in accordance with accounting standards. Cash profit represents a measure of the result of the ongoing business activities of the Group, enabling shareholders to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes items from statutory net profit as noted below. These items are calculated consistently period on period so as not to discriminate between positive and negative adjustments.

Gains and losses are adjusted where they are significant, or have the potential to be significant in any one period, and fall into one of three categories:

1.	non-core gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the ongoing operations of the Group;

2.	treasury shares, revaluation of policy liabilities, economic hedging impacts and similar accounting items that represent timing differences that will reverse through earnings in the future; and

3.	accounting reclassifications between individual line items that do not impact reported results, such as policyholder tax gross up.

Collective provision is the provision for credit losses that are inherent in the portfolio but not able to be individually identified. A collective provision is only recognised when a loss event has occurred. Losses expected as a result of future events, no matter how likely, are not recognised.

Covered bonds are bonds issued by an ADI to external investors secured against a pool of the ADI’s assets (the cover pool) assigned to a bankruptcy remote special purpose entity. The primary assets forming the cover pool are mortgage loans. The mortgages remain on the issuer’s balance sheet. The covered bond holders have dual recourse to the issuer and the cover pool assets. The mortgages included in the cover pool cannot be otherwise pledged or disposed of but may be repurchased and substituted in order to maintain the credit quality of the pool. The Group issues covered bonds as part of its funding activities.

Customer deposits represent term deposits, other deposits bearing interest, deposits not bearing interest and borrowing corporations’ debt excluding securitisation deposits.

GLA – Gross Loans and Advances. This is made up of loans and advances, acceptances and capitalised brokerage/mortgage origination fees less unearned income.

IFRS – International Financial Reporting Standards.

Impaired loans comprise drawn facilities where the customer’s status is defined as impaired.

Impaired assets are those financial assets where doubt exists as to whether the full contractual amount will be received in a timely manner, or where concessional terms have been provided because of the financial difficulties of the customer. Financial assets are impaired if there is objective evidence of impairment as a result of a loss event that occurred prior to the reporting date, and that loss event has had an impact, which can be reliably estimated, on the expected future cash flows of the individual asset or portfolio of assets.

Individual provision is the amount of expected credit losses on financial instruments assessed for impairment on an individual basis (as opposed to on a collective basis). It takes into account expected cash flows over the lives of those financial instruments.

Net interest margin is net interest income as a percentage of average interest earning assets.

Net loans and advances represents gross loans and advances less provisions for credit impairment.

Net tangible assets equal share capital and reserves attributable to shareholders of the Group less preference share capital and unamortised intangible assets (including goodwill and software).

Operating expenses include personnel expenses, premises expense, technology expenses, restructuring expenses, and other operating expenses (excluding credit impairment charges).

Operating income includes net interest income, net fee and commission income, net funds management and insurance income, share of associates’ profit and other income.

DEFINITIONS

Regulatory deposits are mandatory reserve deposits lodged with local central banks in accordance with statutory requirements.

Restructured items comprise facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

Segment revenue includes net interest income, share of associates’ profit and other operating income before the elimination of intra group items.

Segment review description

The Group operates on a divisional structure with Australia, International and Institutional Banking (IIB), New Zealand, and Global Wealth being the major operating divisions. The IIB and Global Wealth divisions are coordinated globally. Global Technology, Services & Operations and Group Centre provide support to the operating divisions, including technology, operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre also includes Group Treasury and Shareholder Functions.

Australia

The Australia division comprises the Retail and Corporate and Commercial Banking business units.

•	Retail

Retail is responsible for delivering a full range of banking services to consumer customers, using capabilities in product management, analytics, customer research, segmentation, strategy and marketing.

-	Home Loans provides housing finance to consumers in Australia for both owner occupied and investment purposes, as well as providing housing finance for overseas investors.

-	Cards and Payments provides unsecured lending products to retail customers.

-	Deposits provides transaction banking, savings and investment products, such as term deposits and cash management accounts.

Retail delivers banking solutions to customers across multiple distribution channels including the Australian branch network, ANZ Direct, specialist sales channels and digital channels (including goMoney, Internet Banking, anz.com). The retail distribution network provides retail and wealth solutions to consumers, as well as providing small business solutions and meeting the various cash and cheque handling needs of corporate, commercial and institutional customers.

•	Corporate and Commercial Banking (C&CB)

-	Corporate Banking provides a full range of banking services including traditional relationship banking and sophisticated financial solutions, primarily to large private companies, smaller listed companies and multi-national corporation subsidiaries.

-	Regional Business Banking provides a full range of banking services to non-metropolitan commercial and Agri (including corporate) customers.

-	Business Banking provides a full range of banking services, to metropolitan based small to medium sized business clients with a turnover of A$5 million up to A$125 million.

-	Small Business Banking provides a full range of banking services to metropolitan and regional based small businesses in Australia with a turnover of up to A$5 million and lending up to A$1 million.

-	Esanda provides motor vehicle and equipment finance.

International and Institutional Banking

International and Institutional Banking (IIB) division comprises Global Products, Retail Asia Pacific and Asia Partnerships. IIB services three main customer segments: Global Banking, International Banking and Retail Asia Pacific. Global Banking serves institutional customers with multi-product, multi-geographic requirements, International Banking serves institutional customers with less complex needs and Retail Asia Pacific focuses on affluent and emerging affluent customers across 21 countries.

•	Global Products

Global Products service Global Banking and International Banking customers across three product sets:

-	Global Transaction Banking which provides working capital and liquidity solutions including documentary trade, supply chain financing, structured trade finance as well as cash management solutions, deposits, payments and clearing.

-	Global Markets provides risk management services to clients globally on foreign exchange, interest rates, credit, commodities, debt capital markets and wealth solutions. Markets provide origination, underwriting, structuring and risk management services, advice and sale of credit and derivative products. The business unit also manages the Bank’s interest rate exposure as well as its liquidity position.

-	Global Loans and Advisory which provides specialised loan structuring and execution, loan syndication, project and export finance, debt structuring and acquisition finance, structured asset finance and corporate advisory.

DEFINITIONS

Segment review description, cont’d

•	Retail Asia Pacific provides end-to-end financial solutions to individuals and small businesses including deposits, credit cards, loans, investments and insurance. Leveraging our distinctive footprint we enable client’s access to opportunities across the region and connect them to specialists for their banking needs in each location.

•	Asia Partnerships comprises of strategic partnerships and investments across Asia which provide the Bank with local business and relationship access as well as country and regulatory insights.

New Zealand

The New Zealand division comprises Retail and Commercial business units.

•	Retail

Retail provides products and services to personal customers via the branch network, mortgage specialists, the contact centre and a variety of self service channels (internet banking, phone banking, ATMs, website and mobile phone banking). Core products include current and savings accounts, unsecured lending (credit cards, personal loans and overdrafts) and home loans secured by mortgages over property. Retail distributes insurance and investment products on behalf of the Global Wealth segment.

•	Commercial

Commercial provides services to Small Business Banking, Commercial & Agri (CommAgri), and UDC customers. Small Business Banking services are offered to small enterprises (typically with annual revenues of less than NZD 5 million). CommAgri customers consist of primarily privately owned medium to large enterprises. Commercial’s relationship with these businesses ranges from simple banking requirements with revenue from deposit and transactional facilities, and cash flow lending, to more complex funding arrangements with revenue sourced from a wider range of products. UDC is principally involved in the financing and leasing of plant, vehicles and equipment, mainly for small and medium sized businesses, as well as investment products.

Global Wealth

The Global Wealth division comprises Funds Management, Insurance and Private Wealth business units which provide investment, superannuation, insurance and private banking solutions to customers across the Asia-Pacific region to make it easier for them to connect with, protect and grow their wealth.

•	Private Wealth includes global private banking business which specialises in assisting individuals and families to manage, grow and preserve their wealth.

•	Funds Management includes the Pensions and Investment business and E*TRADE.

•	Insurance includes Life Insurance, General Insurance and ANZ Lenders Mortgage Insurance.

•	Corporate and Other includes income from invested capital and profits from the Advice and Distribution business.

Global Technology, Services & Operations and Group Centre

GTSO and Group Centre provide support to the operating divisions, including technology, operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre includes Group Treasury and Shareholder Functions.

Settlement balances owed to / from ANZ represent financial assets and/or liabilities which are in the course of being settled. These may include trade dated assets and liabilities, nostro / vostro accounts and settlement accounts.

ASX APPENDIX 4D – CROSS REFERENCE INDEX

Page

Details of the reporting period (4D Item 1)	Table of Contents

Results for Announcement to the Market (4D Item 2)	After front cover

Net Tangible Assets per security (4D Item 3)	12

Details of entities over which control has been gained or lost (4D Item 4)	122

Dividends and dividend dates (4D Item 5)	After front cover

Dividend Reinvestment Plan (4D Item 6)	After front cover

Details of associates and joint venture entities (4D Item 7)	122

ALPHABETICAL INDEX

PAGE

Appendix 4D Statement	2

Appendix 4D Cross Reference Index	144

Auditor’s Review Report and Independence Declaration	125

Basis of Preparation	100

CEO Overview	17

CFO Overview	19

Changes in Composition of the Group	122

Condensed Consolidated Balance Sheet	97

Condensed Consolidated Cash Flow Statement	98

Condensed Consolidated Income Statement	95

Condensed Consolidated Statement of Comprehensive Income	96

Condensed Statement of Changes in Equity	99

Contingent Liabilities and Contingent Assets	122

Credit Quality	108

Definitions	141

Deposits and Other Borrowings	110

Directors’ Declaration	124

Directors’ Report	94

Dividends	104

Earnings Per Share	105

Fair Value Measurement	114

Geographic Review	77

Income	101

Income Tax Expense	103

Investments In Associates	122

Media Release	5

Net Loans and Advances	106

Note to the Cash Flow Statement	121

Operating Expenses	102

Profit Reconciliation	85

Provision for Credit Impairment	107

Related Party Disclosures	123

Segment Analysis	119

Segment Review	47

Share Capital	112

Shareholders’ Equity	112

Significant Events Since Balance Date	123

Snapshot	9

Subordinated Debt	111

Supplementary Information – Average Balance Sheet and Related Interest	132

Supplementary Information – Capital Management	128

Supplementary Information – Derivative Financial Instruments	137

Supplementary Information – Exchange Rates	135

Supplementary Information – Full Time Equivalent Staff	135

Supplementary Information – Funds Management and Insurance Income Reconciliation	136

Supplementary Information – Summary of Principal Risks and Uncertainties	139

ALPHABETICAL INDEX

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